UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________________________________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
_____________________________________________________________________

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

CLOUDFLARE, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Cloudflare, Inc.
101 Townsend Street
San Francisco, California 94107
April 21, 2022
NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD VIRTUALLY ON JUNE 2, 2022
Dear Stockholder:
We are pleased to invite you to attend the 2022 Annual Meeting of Stockholders, including any adjournments, continuations, or postponements thereof (the Annual Meeting), of Cloudflare, Inc. (Cloudflare) to be held virtually on Thursday, June 2, 2022 at 9:00 a.m. Pacific Time. The Annual Meeting will be held via a live interactive audio webcast on the Internet. If you held shares of our Class A common stock or Class B common stock at the close of business on April 7, 2022, you will be able to vote and submit your appropriate questions during the meeting at www.virtualshareholdermeeting.com/NET2022. We are holding the Annual Meeting for the following purposes, which are more fully described in the accompanying proxy statement:
•to elect as Class III directors the three nominees named in the proxy statement, to serve until the 2025 annual meeting of stockholders and until their successors are duly elected and qualified, subject to their earlier death, resignation, or removal;
•to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022;
•to approve, on an advisory basis, the compensation of our named executive officers;
•to approve the performance equity awards granted to our Co-Founders, Matthew Prince and Michelle Zatlyn; and
•to transact any other business that properly comes before the Annual Meeting.
We have elected to provide Internet access to our Annual Meeting materials, which include the proxy statement for our Annual Meeting (the Proxy Statement) accompanying this notice, in lieu of mailing printed copies. On or about April 21, 2022, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the Notice) containing instructions on how to access the Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2021 (2021 Annual Report). The Notice provides instructions on how to vote online or by telephone and includes instructions on how to receive a paper copy of proxy materials by mail. The Proxy Statement and our 2021 Annual Report can be accessed directly at the Internet address www.proxyvote.com using the control number located on the Notice, on your proxy card, or in the instructions that accompanied your proxy materials.
Our Board of Directors has fixed the close of business on April 7, 2022 as the record date for the Annual Meeting. Only stockholders of record at the close of business on April 7, 2022 are entitled to notice of, and to vote, during the Annual Meeting as set forth in the Proxy Statement. A list of stockholders eligible to vote at the Annual Meeting will be available for review during our regular business hours at our principal executive offices for the ten days prior to the meeting for any purpose related to the meeting, and will be available online at www.virtualshareholdermeeting.com/NET2022 during the entirety of the Annual Meeting.
Your vote is important. Whether or not you plan to virtually attend the meeting, please ensure that your shares are represented and voted during the Annual Meeting by signing and returning a proxy card or by using our Internet or telephonic voting system.
Thank you for your ongoing support of, and continued interest in, Cloudflare.
By order of the Board of Directors,

Douglas Kramer
General Counsel and Secretary

Cloudflare, Inc.
101 Townsend Street
San Francisco, California 94107
PROXY STATEMENT
FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD AT 9:00 AM PACIFIC TIME ON THURSDAY, JUNE 2, 2022

GENERAL INFORMATION
Our Board of Directors solicits your proxy on our behalf for the 2022 Annual Meeting of Stockholders, including any adjournments, continuations, or postponements thereof (the Annual Meeting), for the purposes set forth in this proxy statement for our Annual Meeting (this Proxy Statement) and the accompanying Notice of Annual Meeting. The Annual Meeting will be held via a live audio webcast on the Internet on Thursday, June 2, 2022 at 9:00 a.m. Pacific Time. The Notice of Internet Availability of Proxy Materials (the Notice) containing instructions on how to access this Proxy Statement and the Annual Report on Form 10-K for the year ended December 31, 2021 (2021 Annual Report) is first being mailed on or about April 21, 2022 to all stockholders entitled to vote at the Annual Meeting. If you held shares of our Class A common stock or Class B common stock at the close of business on April 7, 2022, you are invited to virtually attend the meeting at www.virtualshareholdermeeting.com/NET2022 and vote on the proposals described in this Proxy Statement.
In this Proxy Statement, the terms "Cloudflare," "the company," "we," "us," and "our" refer to Cloudflare, Inc. and its subsidiaries. The mailing address of our principal executive offices is 101 Townsend Street, San Francisco, California 94107.
The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this Proxy Statement. You should read this entire Proxy Statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this Proxy Statement and references to our website address in this Proxy Statement are inactive textual references only.
What matters are being voted on during the Annual Meeting?
You will be voting on the following proposals:
•the election of Mark Anderson, Mark Hawkins, and Carl Ledbetter as Class III directors, to serve until the 2025 annual meeting of stockholders or until their successors are duly elected and qualified, subject to their earlier death, resignation, or removal;
•the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022;
•to approve, on an advisory basis, the compensation of our named executive officers;
•to approve the performance equity awards granted to our Co-Founders, Matthew Prince and Michelle Zatlyn; and
•any other business as may properly come before the Annual Meeting.
As of the date of this Proxy Statement, our management and Board of Directors were not aware of any other matters to be presented at the Annual Meeting.
For a discussion of who our “named executive officers” are, see the section titled “Executive Compensation—Compensation Discussion and Analysis.”
How does the Board of Directors recommend that I vote on these proposals?
Our Board of Directors recommends that you vote your shares:
•"FOR" the election of Mark Anderson, Mark Hawkins, and Carl Ledbetter as Class III directors;

•"FOR" the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022;
•"FOR" the approval, on an advisory basis, of the compensation of our named executive officers; and
•"FOR" the approval of the performance equity awards granted to our co-founders, Matthew Prince and Michelle Zatlyn.
How many votes are needed for approval of each proposal?
Proposal One:  The election of directors requires a plurality of the voting power of the shares of our common stock present virtually or by proxy during the Annual Meeting and entitled to vote thereon to be approved. "Plurality" means that the nominees who receive the largest number of votes cast "FOR" such nominees are elected as directors. As a result, any shares not voted "FOR" a particular nominee, whether as a result of stockholder abstention or a broker non-vote (in other words, where a broker has not received voting instructions from the beneficial owner and for which the broker does not have discretionary power to vote on a particular matter), will not be counted in such nominee's favor and will have no effect on the outcome of the election. You may vote “FOR” or “WITHHOLD” on each of the nominees for election as a director.
Proposal Two:  The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022 requires the affirmative vote of a majority of the voting power of the shares of our common stock present virtually or by proxy during the Annual Meeting and entitled to vote thereon to be approved. You may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to this proposal. Abstentions are considered shares present and entitled to vote on this proposal, and thus, will have the same effect as a vote "AGAINST" this proposal. Broker non-votes will have no effect on the outcome of this proposal. Because this is a routine proposal, we do not expect any broker non-votes on this proposal.
Proposal Three: The approval, on an advisory basis, of the compensation of our named executive officers requires the affirmative vote of a majority of the voting power of the shares of our common stock present virtually or by proxy during the Annual Meeting and entitled to vote thereon to be approved. You may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to this proposal. Abstentions are considered shares present and entitled to vote on this proposal, and thus, will have the same effect as a vote “AGAINST” this proposal. Broker non-votes will have no effect on the outcome of this proposal. Because this proposal is an advisory vote, the result will not be binding on our Board of Directors or our company. Our Board of Directors and our compensation committee, however, will consider the outcome of the vote when determining named executive officer compensation.
Proposal Four: The approval of the performance equity awards granted to Matthew Prince and Michelle Zatlyn requires the affirmative vote under both of two different voting standards:
(1) the affirmative vote of a majority of the voting power of the shares of our common stock present virtually or by proxy during the Annual Meeting and entitled to vote on the performance equity awards (the Bylaws Standard); and
(2) the affirmative vote of a majority of the voting power of all issued and outstanding shares of Class A common stock and Class B common stock entitled to vote on the performance equity awards, as of the Record Date (defined below) and voting as a single class, excluding those shares of our common stock held of record or beneficially, directly or indirectly, by: (a) members of the Excluded Group and (b) members of the Non-Founder Award Group (together the shares represented by (a) - (b), the Excluded Shares) (the Majority of the Minority Standard).
The "Excluded Group" means either Matthew Prince or Michelle Zatlyn or any of their respective Permitted Entities or Family Members, or any “group” that includes any of Matthew Prince or Michelle Zatlyn or their Permitted Entities or Family Members. "Non-Founder Award Group" means each named executive officer and other employee that was awarded a performance-based option grant under the 2019 Plan effective as of February 14, 2022, or any of their respective Permitted Entities or Family Members. Each of "Family Members" and "Permitted Entities" have the meanings ascribed to them in the Amended and Restated Certificate of Incorporation of the company, effective as of September 17, 2019.
The Excluded Shares will not be included in the numerator or denominator for purposes of determining whether the Majority of the Minority Standard has been obtained. You may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to this proposal. Abstentions and broker non-votes are considered shares present and entitled to vote on this proposal, and thus, will have the same effect as a vote “AGAINST” this proposal.

Who is entitled to vote?
Holders of either our Class A common stock or Class B common stock as of the close of business on April 7, 2022, which is the record date for the Annual Meeting (the Record Date), may vote during the Annual Meeting. As of the Record Date, there were 280,915,609 shares of our Class A common stock and 45,127,746 shares of our Class B common stock outstanding. Our Class A common stock and Class B common stock will vote as a single class on all matters described in this Proxy Statement for which your vote is being solicited. Stockholders are not permitted to cumulate votes with respect to the election of directors. Each share of Class A common stock is entitled to one vote on each proposal and each share of Class B common stock is entitled to 10 votes on each proposal. Our Class A common stock and Class B common stock are collectively referred to in this Proxy Statement as our "common stock."
A list of stockholders eligible to vote at the Annual Meeting will be available for review during our regular business hours at our principal executive offices for the ten days prior to the Annual Meeting for any purpose related to the Annual Meeting. If you would like to view the list, please contact our corporate secretary to schedule an appointment by writing to him at Cloudflare, Inc., 101 Townsend Street, San Francisco, California 94107, Attention: Secretary. The list of stockholders eligible to vote at the Annual Meeting will be available online at www.virtualshareholdermeeting.com/NET2022 during the entirety of the Annual Meeting.
Registered Stockholders. If your shares of our common stock are registered directly in your name with our transfer agent, Computershare Trust Company, N.A. (Computershare), then you are considered the stockholder of record with respect to those shares, and the Notice was provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote live during the Annual Meeting. Throughout this Proxy Statement, we refer to these registered stockholders as "stockholders of record."
Street Name Stockholders. If your shares of our common stock are held on your behalf in a brokerage account or by a bank or other nominee, then you are considered to be the beneficial owner of shares that are held in "street name," and the Notice was forwarded to you by your broker, bank, or other nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank, or other nominee as to how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. However, since a beneficial owner is not the stockholder of record, you may not vote your shares of our common stock live during the Annual Meeting unless you follow your broker's procedures for obtaining a legal proxy. If you request a printed copy of our proxy materials by mail, your broker, bank, or other nominee will provide a voting instruction form for you to use. Throughout this Proxy Statement, we refer to stockholders who hold their shares through a broker, bank, or other nominee as "street name stockholders."
What is the quorum requirement?
A quorum is the minimum number of shares required to be present or represented by proxy during the Annual Meeting to properly hold an annual meeting of stockholders and conduct business under our amended and restated bylaws and Delaware law. The presence, whether virtually or by proxy, of a majority of the voting power of all issued and outstanding shares of our common stock entitled to vote on the Record Date will constitute a quorum for the Annual Meeting. The shares subject to a proxy that are not being voted on a particular matter because of either stockholder withholding or broker non-vote will count for purposes of determining the presence of a quorum. Abstentions are also counted in the determination of a quorum. If there is no quorum, the chairperson of the meeting may adjourn the meeting to another time or place.
How do I vote and what are the voting deadlines?
If you are a stockholder of record, there are four ways to vote:
(1) by Internet at www.proxyvote.com, 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on June 1, 2022 (have your Notice or proxy card in hand when you visit the website);
(2) by toll-free telephone at 1-800-690-6903, 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on June 1, 2022 (have your Notice or proxy card in hand when you call);
(3) by completing, signing, and mailing your proxy card (if you received printed proxy materials) to be received prior to the scheduled start of the Annual Meeting; or
(4) by Internet during the Annual Meeting. Instructions on how to virtually attend and vote during the Annual Meeting are described at www.virtualshareholdermeeting.com/NET2022 (have your Notice or proxy card in hand when you visit the website).

If you are a street name stockholder, you will receive voting instructions from your broker, bank, or other nominee. You must follow the voting instructions provided by your broker, bank, or other nominee in order to direct your broker, bank, or other nominee on how to vote your shares. Street name stockholders should generally be able to vote by returning a voting instruction form and may be able to vote by telephone or on the Internet, depending on the voting process of your broker, bank, or other nominee. As discussed above, if you are a street name stockholder, you may not vote your shares live at the virtual Annual Meeting unless you obtain a legal proxy from your broker, bank, or other nominee.
Can I change my vote or revoke my proxy?
Yes. If you are a stockholder of record, you can change your vote or revoke your proxy any time before the Annual Meeting by:
•notifying our Secretary, in writing, at Cloudflare, Inc., 101 Townsend Street, San Francisco, California 94107 before the vote is counted;
•voting again using the telephone or Internet before 11:59 p.m. Eastern Time on June 1, 2022 (your latest telephone or Internet proxy is the one that will be counted);
•by completing and mailing a later-dated proxy card (which must be received prior to the scheduled start of the Annual Meeting); or
•attending and voting during the Annual Meeting. Simply logging into the Annual Meeting will not, by itself, revoke your proxy.
If you are a street name stockholder, you may revoke any prior voting instructions by contacting your broker, bank, or nominee.
What is the effect of giving a proxy?
Proxies are solicited by and on behalf of our Board of Directors. Douglas Kramer and Thomas Seifert have been designated as proxy holders by our Board of Directors. When proxies are properly dated, executed, and returned, the shares represented by such proxies will be voted during the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our Board of Directors as described above. If any matters not described in this Proxy Statement are properly presented during the Annual Meeting, the proxy holders will use their own judgment to determine how to vote the shares. If the Annual Meeting is adjourned or postponed, the proxy holders can vote the shares on the new Annual Meeting date as well, unless you have properly revoked your proxy instructions, as described above.
What is the effect of abstentions and broker non-votes?

Votes withheld from any nominee, abstentions, and broker non-votes are counted as present for purposes of determining the presence of a quorum. Shares voting “WITHHOLD” on Proposal One will have no impact on the outcome of Proposal One. Abstentions will have the same effect as a vote "AGAINST" on Proposals Two, Three, and Four.
Brokerage firms and other intermediaries holding shares of our common stock in street name for their customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker, bank, or other nominee will have discretion to vote your shares on our sole "routine" matter, which is the proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022. Absent direction from you, your broker, bank, or other nominee will not have discretion to vote on Proposals One, Three, or Four, which are "non-routine" matters. In the event that your broker, bank, or other nominee votes your shares on our sole routine matter, but is not able to vote your shares on the non-routine matters, then those shares will be treated as broker non-votes with respect to the non-routine proposals. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your shares are counted on each of the proposals.
How are proxies solicited for the Annual Meeting and who is paying for such solicitation?
We have retained Innisfree M&A Incorporated (Innisfree), a proxy solicitation firm, who may solicit proxies on behalf of our Board of Directors. In addition, our directors, officers, and other employees may also solicit proxies in person, by mail, telephone, email, or by other means of communication.
We will pay Innisfree a fee of approximately $50,000, plus an additional fee of $50,000 in the event that the Disinterested Stockholders approve Proposal Four, plus an agreed upon fee per call made or received from certain retail investors and reasonable out-of-pocket fees and expenses for soliciting proxies. In addition, Innisfree and certain related persons will be indemnified against certain liabilities arising out of or in connection with the engagement. All expenses associated with this solicitation will be borne by us, including the preparation, assembly, printing, mailing, and distribution of these proxy materials. In addition, we will reimburse brokers, banks, and other nominees for reasonable expenses that they incur in sending our proxy materials to you if a broker, bank, or other nominee holds shares of our common stock on your behalf. Our directors, officers, and other employees will not be paid any additional compensation for soliciting proxies.
Where can I find the voting results of the Annual Meeting?
We will announce preliminary voting results during the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the U.S. Securities and Exchange Commission (SEC) within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we will provide preliminary voting results in the Current Report on Form 8-K and will provide the final results in an amendment to the Current Report on Form 8-K as soon as they become available.
Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?
In accordance with the rules of the SEC, we have elected to furnish our proxy materials, including this Proxy Statement and our 2021 Annual Report, primarily via the Internet. As a result, we are mailing our stockholders the Notice instead of a paper copy of the proxy materials. The Notice containing instructions on how to access our proxy materials is first being mailed on or about April 21, 2022 to all stockholders entitled to vote during the Annual Meeting. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of our proxy materials on the Internet to help reduce the environmental impact and cost of our annual meetings of stockholders.
What does it mean if I receive more than one Notice or more than one set of printed proxy materials?
If you receive more than one Notice or more than one set of printed proxy materials, then your shares may be registered in more than one name and/or are registered in different accounts. Please follow the voting instructions on each Notice or each set of printed proxy materials, as applicable, to ensure that all of your shares are voted.
I share an address with another stockholder, and we received only one paper copy of the Notice or proxy materials. How may I obtain an additional copy of the Notice or proxy materials?
We have adopted a procedure called "householding," which is permitted by SEC rules. Under this procedure, we deliver a single copy of the Notice and, if applicable, our proxy materials, to multiple stockholders who share the same address, unless we have received contrary instructions from one or more of such stockholders. This procedure reduces our printing costs, mailing costs, and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice and, if applicable, our proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these materials. To receive a separate copy, or, if a stockholder is receiving multiple copies, to request that we only send a single copy of next year's Notice and, if applicable, our proxy materials, such stockholder may contact us at:

Cloudflare, Inc.
Attention: Investor Relations
101 Townsend Street
San Francisco, California 94107
Street name stockholders may contact their broker, bank, or other nominee to request information about householding.
What is the deadline to propose actions for consideration at next year's annual meeting of stockholders or to nominate individuals to serve as directors?
Stockholder Proposals
As provided in Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the Exchange Act), stockholders may present proper proposals for inclusion in our proxy statement and for consideration at next year's annual meeting of stockholders by submitting their proposals in writing to our Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for the 2023 annual meeting of stockholders, our Secretary must receive the written proposal at our principal executive offices not later than December 22, 2022. In addition, stockholder proposals must comply with the other requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to:

Cloudflare, Inc.
Attention: Secretary
101 Townsend Street
San Francisco, California 94107
Our amended and restated bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our amended and restated bylaws provide that the only business that may be conducted at an annual meeting of stockholders is business that is (i) specified in our proxy materials with respect to such annual meeting, (ii) otherwise properly brought before such annual meeting by or at the direction of our Board of Directors, or (iii) properly brought before such meeting by a stockholder of record entitled to vote at such annual meeting who has delivered timely written notice to our Secretary, which notice must contain the information specified in our amended and restated bylaws. To be timely for the 2023 annual meeting of stockholders, our Secretary must receive the written notice at the address set forth above:
•not earlier than the close of business on February 5, 2023; and
•not later than the close of business on March 7, 2023.
In the event that we hold the 2023 annual meeting of stockholders more than 30 days before, or more than 60 days after, the one-year anniversary of the Annual Meeting, then, for notice by the stockholder to be timely, it must be received by our Secretary not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the tenth day following the day on which public announcement of the date of such annual meeting is first made.
Pursuant to Rule 14a-8, if a stockholder has notified us of his, her, or its intention to electronically present a proposal at an annual meeting of stockholders but does not appear to electronically present his, her, or its proposal at such annual meeting, then we are not required to present the proposal for a vote at such annual meeting.
Nomination of Director Candidates
Holders of our common stock may propose director candidates for consideration by our nominating and corporate governance committee. Any such recommendations should include the nominee's name and qualifications for membership on our Board of Directors and should be directed to our Secretary at the address set forth above. For additional information regarding stockholder recommendations for director candidates, see the section titled "Board of Directors and Corporate Governance—Stockholder Recommendations and Nominations to the Board of Directors."
In addition, our amended and restated bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our amended and restated bylaws. In addition, the stockholder must give timely notice to our Secretary in accordance with our amended and restated bylaws, which, in general, require that the notice be received by our Secretary within the time periods described above under "Stockholder Proposals" for stockholder proposals that are not intended to be included in our proxy statement.
Availability of Bylaws
A copy of our amended and restated bylaws is available via the SEC's website at http://www.sec.gov. You may also contact our Secretary at the address set forth above for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.
What do I need to be able to attend the Annual Meeting online?
We will be hosting our Annual Meeting via live webcast only. You are entitled to participate in the Annual Meeting only if you were a stockholder as of the close of business on April 7, 2022, or if you hold a valid proxy for the Annual Meeting. Any such stockholder can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/NET2022. In order to be able to attend the Annual Meeting, you will need the 16-digit control number, which is located on your Notice, on your proxy card, or in the instructions accompanying your proxy materials. Instructions on how to participate in the Annual Meeting are also posted online at www.proxyvote.com. If you do not have a control number, you will be able to listen to the meeting only and you will not be able to vote or submit your appropriate questions during the meeting.

The Annual Meeting webcast will begin promptly at 9:00 a.m. Pacific Time on Thursday, June 2, 2022. We encourage you to access the meeting prior to the start time. Online check-in will begin at 8:45 a.m. Pacific Time, and you should allow ample time for the check-in procedures.
Why is this Annual Meeting being held virtually?
We are continuously exploring technologies and services that will best permit our stockholders to engage with us from any location around the world and exercise their vote. As was the case for last year's annual meeting of stockholders, we have decided to conduct the Annual Meeting on a virtual basis because we believe it will be more beneficial than holding a live meeting. The virtual meeting technology that we use provides ease of access and real-time communication, while reducing the environmental impact and costs associated with an in-person meeting. We believe that by hosting our Annual Meeting virtually, our stockholders will be provided comparable rights and opportunities to participate as they would at an in-person meeting, while offering a greater level of flexibility for many of our stockholders who may not be able to attend an annual meeting of stockholders in person.
Stockholders of record and street name stockholders with a legal proxy from their broker, bank, or other nominee will be able to attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/NET2022, which will allow such stockholders to submit appropriate questions and vote shares electronically during the Annual Meeting. We believe our stockholders’ increased opportunity to participate in the Annual Meeting virtually should alleviate any concerns about disenfranchisement of our stockholder base as a result of our decision not to hold the Annual Meeting in person.
How can I submit a question before or during the Annual Meeting?
If you want to submit a question during the Annual Meeting, log into www.virtualshareholdermeeting.com/NET2022, type your question into the “Ask a Question” field, and click “Submit.” Stockholders are permitted to submit appropriate questions before and during the Annual Meeting via www.proxyvote.com and the virtual meeting website, respectively, that are in compliance with the meeting rules of conduct that will be available on the virtual meeting website and with a limit of one question per stockholder. We will answer as many questions submitted in accordance with the meeting rules of conduct as possible in the time allotted for the meeting. Only questions that are relevant to an agenda item to be voted on by stockholders will be answered. Our virtual meeting website will also contain instructions for accessing technical support to assist in the event a stockholder encounters any difficulties accessing the virtual meeting. The questions received during the meeting that are in compliance with the meeting rules of conduct and our answers to such questions will be available as soon as practicable after the Annual Meeting on https://cloudflare.NET. The questions and answers will remain available on https://cloudflare.NET for one week after posting.
What if I have technical difficulties or trouble accessing the Annual Meeting?
If you encounter any difficulties accessing the Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the login page at www.virtualshareholdermeeting.com/NET2022. Technical support will be available starting at 8:45 a.m. Pacific Time on Thursday, June 2, 2022 and will remain available until the Annual Meeting has ended.
Who will count the votes?
Votes will be counted by the inspector of election appointed for the Annual Meeting by our Board of Directors.
How can I contact the company’s transfer agent?
You may contact our transfer agent, Computershare, by telephone at 1-800-736-3001 or by regular mail to Computershare P.O. Box 505000, Louisville, Kentucky 40233-5000 or by overnight delivery to 462 South 4th Street, Suite 1600, Louisville, Kentucky 40202. You may also access instructions with respect to certain stockholder matters (e.g., change of address) via the Internet at www.computershare.com/investor.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Our business and affairs are managed under the direction of our Board of Directors, which is elected by our stockholders. Our Board of Directors consists of eight directors, all of whom, other than Mr. Prince and Ms. Zatlyn, qualify as "independent" under the listing standards of the New York Stock Exchange (the NYSE). Our Board of Directors is divided into three classes with staggered three-year terms. At each annual meeting of stockholders, one class of directors will be elected for a three-year term to succeed the class whose term is then expiring.
The following table sets forth information regarding our directors and director nominees, including their ages and current committee assignments, as of March 31, 2022:

	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term For Which Nominated
Employee Directors:
Matthew Prince	II	47	Chief Executive Officer and Chair of the Board of Directors	2009	2024	—
Michelle Zatlyn	I	42	President, Chief Operating Officer, and Director	2009	2023	—
Non-Employee Directors:						—
Mark Anderson(2)(3)	III	59	Director	2019	2022	2025
Maria Eitel(2)	II	59	Director	2018	2024	—
Carl Ledbetter(1)(2)(3)	III	72	Director	2009	2022	2025
Stanley Meresman(1)(4)	III	75	Director	2018	2022	—
Scott Sandell(2)	I	57	Lead Independent Director	2010	2023	—
Katrin Suder(1)	II	50	Director	2019	2024	—
New Director Nominees:
Mark Hawkins(5)	III	62	Director Nominee	—	—	2025
_______________________
(1)Member of the audit committee.
(2)Member of the compensation committee.
(3)Member of the nominating and corporate governance committee.
(4)Mr. Meresman's current term will expire at the Annual Meeting. Our Board of Directors thanks Mr. Meresman for his distinguished service as a director and as Chair of the audit committee.
(5)In March 2022, our Board of Directors, at the recommendation of the nominating and corporate governance committee, nominated Mr. Hawkins to be elected as a member of our Board of Directors at the Annual Meeting. Contingent and effective upon his election to our Board of Directors, Mr. Hawkins will be appointed to serve as a member and Chair of the audit committee.

Our Board of Directors believes that directors who provide a significant breadth of experience, knowledge, education, and abilities in areas relevant to our business, while also representing a diversity of race, ethnicity, LGBTQ status, gender, age, geography, and other individual qualities and attributes contribute to a well-balanced and effective board. The metrics of our Board of Directors anticipated following the Annual Meeting are highlighted in the following graphic.

Information Concerning Director Nominees
Mark Anderson. Mr. Anderson has served as a member of our Board of Directors and our nominating and corporate governance committee since August 2019 and as a member of our compensation committee since January 2021. Mr. Anderson has served as the CEO of Alteryx, Inc., a software company, since October 2020. He served as a consultant for Anaplan, Inc., a software company, from February 2020 until October 2020 and as Chief Growth Officer at Anaplan, Inc. from August 2019 until February 2020. Mr. Anderson was previously with Palo Alto Networks, Inc., a cybersecurity company, where he served as President from August 2016 to October 2018, Executive Vice President, Worldwide Field Operations from May 2016 to August 2016, and Senior Vice President, Worldwide Field Operations from June 2012 to May 2016. From October 2004 to May 2012, Mr. Anderson was with F5 Networks, Inc., an IT infrastructure company, where he served in several management roles, including as Executive Vice President of Worldwide Sales. Mr. Anderson currently serves on the board of directors of Alteryx, Inc. He holds a B.A. in Business and Economics from York University.
Mr. Anderson was selected to serve on our Board of Directors due to his experience as an officer and director of publicly traded companies, his background in networking and cybersecurity, and his extensive experience as a sales executive in the technology industry.
Mark Hawkins.    Mr. Hawkins served as President and CFO Emeritus Advisor for Salesforce.com, Inc., a software company, from February 2021 to November 2021. Prior to that, he served as President and Chief Financial Officer and Principal Financial Officer of Salesforce.com, Inc. from August 2017 to January 2021, and as the Chief Financial Officer, Principal Financial Officer and Executive Vice President from August 2014 to August 2017. From April 2009 to July 2014, Mr. Hawkins served as Executive Vice President, Chief Financial Officer, and Principal Financial Officer of Autodesk, Inc., a design software and services company. Mr. Hawkins previously served as Chief Financial Officer and Senior Vice President of Finance and Information Technology at Logitech International S.A., a global hardware company, from April 2006 to April 2009. Mr. Hawkins currently serves on the board of directors and audit committees of Toast, Inc., a software company, and SecureWorks Corp., a global cybersecurity company. He holds a B.A. in Operations Management from Michigan State University and an M.B.A from University of Colorado. He also completed the Advanced Management Program at Harvard Business School.
Mr. Hawkins is being nominated to serve on our Board of Directors due to his experience as an officer and director of publicly traded software and technology companies and his financial expertise in the technology industry.
Carl Ledbetter. Dr. Ledbetter has served as a member of our Board of Directors since November 2009, as a member of our audit committee since December 2018, as Chair of our nominating and corporate governance committee since August 2019, and as a member of our compensation committee since March 2021. Dr. Ledbetter has served as the Chairman and CTO of SimpleRose, Inc., a software company, since July 2018 and as CEO since August 2019. He served as a Managing Director of Pelion Venture Partners, a venture capital firm, from June 2003 through June 2018 and as a Special Advisor from June 2018 until December 2019. Dr. Ledbetter has served on the boards of directors of four other public companies and more than thirty privately-held companies during his career. Dr. Ledbetter holds a B.S. in Mathematics from the University of Redlands, an M.S. in Mathematics from Brandeis University, and a Ph.D. in Mathematics from Clark University.
Dr. Ledbetter was selected to serve on our Board of Directors because of his understanding of networking technology and his experience as a director of several technology companies.
Information Concerning Directors Not Standing for Election at the Annual Meeting
Continuing Directors
Maria Eitel. Ms. Eitel has served on our Board of Directors since December 2018 and as Chair of our compensation committee since February 2019. From September 2015 until May 2021, Ms. Eitel served as the Co-Chair of the Nike Foundation, a non-profit organization funded by NIKE, Inc., and Chair of Girl Effect, an independent non-profit organization she founded with the goal of transforming the lives of adolescent girls. She served as the Founder, CEO, and President of the Nike Foundation from March 2005 to September 2015. From January 1998 to March 2005, Ms. Eitel was the first Vice President, Corporate Responsibility of NIKE, a designer, developer, and seller of athletic footwear, apparel, equipment, accessories, and services. Ms. Eitel holds a B.A. in Humanistic Studies from McGill University, an M.S. in Foreign Service from Georgetown University, and an Honorary Doctorate of Humane Letters from Babson College.
Ms. Eitel was selected to serve on our Board of Directors because of the perspective and experience she brings from her role as an executive of a publicly traded company and from her background in corporate social responsibility.

Matthew Prince. Mr. Prince is one of our Co-Founders and has served as our Chief Executive Officer and Chair of our Board of Directors since July 2009. He also co-founded Unspam Technologies, Inc., a software and services company, and has served as its chair since December 2001. Mr. Prince holds a B.A. in English and a minor in Computer Science from Trinity College-Hartford, a J.D. from the University of Chicago Law School, and an M.B.A. from Harvard Business School.
Mr. Prince was selected to serve on our Board of Directors because of the perspective and experience he brings as our Chief Executive Officer and as one of our Co-Founders.
Scott Sandell. Mr. Sandell has served as a member of our Board of Directors since November 2010, as a member of our compensation committee since February 2019, and as our Lead Independent Director since September 2019. He has served as Managing General Partner of New Enterprise Associates, Inc. (NEA), a venture capital firm, since April 2017, Co-Managing General Partner from March 2015 to April 2017, and as a General Partner since September 2000. Mr. Sandell joined NEA in January 1996 and served as head of the firm’s technology investing practice for 10 years. He currently serves on the boards of directors of Bloom Energy Corporation, a provider of solid-oxide fuel cell systems, Coursera, Inc., an online learning platform, Robinhood Markets, Inc., a financial technology company, Tuya, Inc., an IoT development platform service provider, and several privately-held companies. Mr. Sandell previously served on the board of directors of Fusion-io, Inc., a computer hardware and software systems company acquired by SanDisk Corporation, Tableau Software, Inc., a software company, Workday, Inc., a provider of on-demand financial management and human capital management software, and Spreadtrum Communications, Inc., a semiconductor company acquired by Tsinghua Unigroup. Mr. Sandell holds an A.B. in Engineering from Dartmouth College and an M.B.A. from Stanford University.
Mr. Sandell was selected to serve on our Board of Directors because of his leadership experience and experience as a director of both publicly and privately held technology companies.
Katrin Suder. Dr. Suder has served as a member of our Board of Directors and as a member of our audit committee since August 2019. Dr. Suder has served as Chairperson of the Advisory Council on Digitalization to the German Federal Government since August 2018. She has also been an industrial advisor to EQT, a private equity firm, since October 2018, and a partner at Macro Advisory Partners, a strategic advisory firm, since January 2019. From August 2014 until April 2018, Dr. Suder served as State Secretary for the German Federal Ministry of Defense. From October 2000 to July 2014, she was with McKinsey & Company, a management consulting company, where she managed the German Public Sector Practice from 2010 to 2014. Dr. Suder currently serves on the supervisory boards of several private European companies. Dr. Suder holds a B.A. in German Literature and Theater and a Ph.D. in Computational Neuroscience from Ruhr University Bochum.
Dr. Suder was selected to serve on our Board of Directors because of her experience at the intersection of technology, business, and policy.
Michelle Zatlyn. Ms. Zatlyn is one of our Co-Founders and serves as our President and Chief Operating Officer. She served as our Head of User Experience from 2009 until she was appointed as our Chief Operating Officer in 2016 and President in 2020. Ms. Zatlyn has served as a member of our Board of Directors since November 2009. Ms. Zatlyn currently serves on the board of directors and the audit committee of Atlassian Corporation, Plc. She holds a B.Sc. in Chemistry and Business from McGill University and an M.B.A. from Harvard Business School.
Ms. Zatlyn was selected to serve on our Board of Directors because of the perspective and experience she brings as our President and Chief Operating Officer and as one of our Co-Founders.
Non-Continuing Director
Stanley Meresman. Mr. Meresman has served on our Board of Directors since December 2018 and as Chair of our audit committee since December 2018. During the last 10 years, he has served on the boards of directors of various public and private companies, including service as chair of the audit committee for certain of these companies. Mr. Meresman previously served as a Venture Partner with Technology Crossover Ventures, a private equity firm, from January 2004 through December 2004, and as its General Partner and Chief Operating Officer from November 2001 to December 2003. He currently serves on the boards of directors, and as chair of the audit committees, of DoorDash, Inc., a technology-enabled logistics company, Guardant Health, Inc., a precision oncology company, and Snap Inc., a technology and camera company, and previously served as a member of the boards of directors, and chair of the audit committees, of Medallia, Inc., a customer experience management company, LinkedIn Corporation, a career-focused social networking site, Palo Alto Networks, Inc., a cybersecurity company, and Zynga Inc., a social gaming company. Mr. Meresman holds a B.S. in Industrial Engineering and Operations Research from the University of California, Berkeley and an M.B.A. from the Stanford Graduate School of Business.

Mr. Meresman was selected to serve as a member of our Board of Directors because of his experience with networking technologies, financial expertise, and years of strategic and management experience in the technology industry.
Director Independence
Our Class A common stock is listed on the NYSE. Under the listing standards of the NYSE, independent directors must comprise a majority of a listed company's board of directors. In addition, the listing standards of the NYSE require that, subject to specified exceptions, each member of a listed company's audit, compensation, and nominating and corporate governance committees be independent. Under the listing standards of the NYSE, a director will only qualify as an "independent director" if the listed company’s board of directors affirmatively determines that the director does not have a material relationship with the company (either directly or as a partner, shareholder, or officer of an organization that has a relationship with the company). As noted in the commentary to the listing standards, the concern underlying these listing standards is independence from management.
Audit committee members must also satisfy the additional independence criteria set forth in Rule 10A-3 under the Exchange Act and the listing standards of the NYSE. Compensation committee members must also satisfy the additional independence criteria set forth in Rule 10C-1 under the Exchange Act and the listing standards of the NYSE.
Our Board of Directors has undertaken a review of the independence of each director and director nominee. Based on information provided by each director and director nominee concerning his or her background, employment, and affiliations, our Board of Directors has affirmatively determined that each of our directors, other than Mr. Prince and Ms. Zatlyn, and each new director nominee does not have any material relationship with our company and that each of these directors and director nominee is "independent" as that term is defined under the listing standards of the NYSE and the applicable rules and regulations of the SEC. In making these affirmative determinations, our Board of Directors considered the current and prior relationships that each non-employee director and director nominee has with our company and all other facts and circumstances our Board of Directors deemed relevant in determining the independence of the non-employee directors and director nominee, including the beneficial ownership of our capital stock by each non-employee director and director nominee, and the transactions involving them described in the section titled "Certain Relationships and Related Party Transactions."
There are no family relationships among any of our directors, director nominees, or executive officers.
Board Leadership Structure
Matthew Prince, our Co-Founder and Chief Executive Officer, serves as Chair of our Board of Directors, presides over meetings of our Board of Directors, and holds such other powers and carries out such other duties as are customarily carried out by the Chair of our Board of Directors. Our independent directors bring experience, oversight, and expertise from outside of our company, while Mr. Prince and Ms. Zatlyn each bring current company-specific experience, leadership, and insight as our Co-Founders and as Chief Executive Officer and President and Chief Operating Officer, respectively.
Our Board of Directors has adopted corporate governance guidelines that provide that one of our independent directors should serve as our Lead Independent Director if the Chair is not independent. Our Board of Directors has appointed Scott Sandell to serve as our Lead Independent Director. As Lead Independent Director, Mr. Sandell presides over periodic meetings of our independent directors, serves as a liaison between our Chair and our independent directors, and performs such additional duties as our Board of Directors may otherwise determine and delegate. The Board of Directors believes that our structure is appropriate and provides independent leadership and engagement from the Lead Independent Director, while providing the benefit of having our Chief Executive Officer, the individual with primary responsibility for managing the company’s day-to-day operations, chair regular Board of Directors meetings as key business and strategic issues are discussed.

Board Meetings and Committees
During our fiscal year ended December 31, 2021, our Board of Directors held six meetings (including regularly scheduled and special meetings), and each director attended at least 75% of the aggregate of (i) the total number of meetings of our Board of Directors held during the period for which he or she had been a director and (ii) the total number of meetings held by all committees of our Board of Directors on which he or she served during the periods that he or she served, except Mr. Sandell whose attendance was below 75% due to a family emergency.
Although our corporate governance guidelines do not have a formal policy regarding attendance by members of our Board of Directors at annual meetings of stockholders, we encourage, but do not require, our directors to attend. All of our directors who then served on our Board of Directors virtually attended our 2021 annual meeting of our stockholders.
Our Board of Directors has established an audit committee, a compensation committee, and a nominating and corporate governance committee. The composition and responsibilities of each of the committees of our Board of Directors is described below. Members serve on these committees until their resignation or until otherwise determined by our Board of Directors.
Audit Committee
Our audit committee consists of Dr. Ledbetter, Mr. Meresman, and Dr. Suder, with Mr. Meresman serving as Chair. Mr. Meresman will continue to serve as Chair of the audit committee until his current term expires at the Annual Meeting. Contingent and effective upon the election of Mr. Hawkins to our Board of Directors, Mr. Hawkins has been appointed by our Board of Directors as a member and Chair of the audit committee. Each member of our audit committee, including our director nominee Mr. Hawkins, meets the requirements for independence under the listing standards of the NYSE and SEC rules and regulations. Each member of our audit committee, including our director nominee Mr. Hawkins, also meets the financial literacy and sophistication requirements of the listing standards of the NYSE. In addition, our Board of Directors has determined that each of Dr. Ledbetter, Mr. Hawkins, and Mr. Meresman is an "audit committee financial expert" within the meaning of Item 407(d) of Regulation S-K under the Securities Act of 1933, as amended (the Securities Act). Our audit committee is responsible for, among other things:
•selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;
•helping to ensure the independence and overseeing performance of the independent registered public accounting firm;
•reviewing and discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent registered public accounting firm, our interim and year-end operating results;
•reviewing our financial statements and our critical accounting policies and estimates;
•reviewing the adequacy and effectiveness of our internal controls;
•developing procedures for employees to submit concerns anonymously about questionable accounting, internal accounting controls, or audit matters;
•overseeing our policies on risk assessment and risk management;
•overseeing compliance with our code of business conduct and ethics;
•reviewing related party transactions;
•pre-approving all audit and all permissible non-audit services to be performed by the independent registered public accounting firm; and
•overseeing the adoption of new accounting standards.
No member of our audit committee may serve on the audit committee of more than three public companies, including Cloudflare, unless the Board of Directors determines that such simultaneous service would not impair the ability of such member to effectively serve on the audit committee and discloses such determination in accordance with the requirements of the NYSE. Our Board of Directors considered Mr. Meresman’s simultaneous service on the audit committees of Cloudflare and three other public companies and determined that such simultaneous service did not impair his ability to effectively serve as a member and Chair of our audit committee.

Our audit committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of the NYSE. A copy of the charter of our audit committee is available on our website at https://cloudflare.NET.
Our audit committee held nine meetings during the fiscal year ended December 31, 2021.
Compensation Committee
Our compensation committee consists of Mr. Anderson, Ms. Eitel, Dr. Ledbetter, and Mr. Sandell, with Ms. Eitel serving as Chair. Each member of our compensation committee meets the requirements for independence under the listing standards of the NYSE and SEC rules and regulations. Each member of our compensation committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act. Our compensation committee is responsible for, among other things:
•making recommendations to our Board of Directors regarding the compensation of our executive officers, including our Chief Executive Officer and our President and Chief Operating Officer;
•administering our equity compensation plans;
•reviewing, approving, and administering incentive compensation and equity compensation plans;
•reviewing and approving our overall compensation philosophy; and
•making recommendations regarding non-employee director compensation to our full Board of Directors.
Our compensation committee has engaged an independent consultant, Compensia, Inc. (Compensia), to advise the compensation committee on an as-needed basis with respect to executive and non-employee director compensation matters, including the compensation committee’s review and consideration of the performance equity awards granted to our Co-Founders, Mr. Prince and Ms. Zatlyn. Compensia reports directly to the compensation committee and does not provide services to company management. For more information on the processes and procedures followed by the compensation committee for the consideration and determination of executive compensation, see the section titled “Compensation Discussion and Analysis.”
In addition, in connection with the compensation committee’s review and consideration of the performance equity awards granted to our Co-Founders, Mr. Prince and Ms. Zatlyn, the compensation committee engaged as its independent counsel, Potter Anderson & Corroon LLP (Potter Anderson), to advise the compensation committee with respect to such matters. For more information on the processes and procedures followed by the compensation committee related to the consideration and determination of executive compensation, see the section titled “Proposal Four: Approval of the Performance Awards to Our Co-Founders.”
Our compensation committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of the NYSE. A copy of the charter of our compensation committee is available on our website at https://cloudflare.NET.
Our compensation committee held 22 meetings during the fiscal year ended December 31, 2021.
Nominating and Corporate Governance Committee
Our nominating and corporate governance committee consists of Mr. Anderson and Dr. Ledbetter, with Dr. Ledbetter serving as Chair. Each member of our nominating and corporate governance committee meets the requirements for independence under the listing standards of the NYSE and SEC rules and regulations. Our nominating and corporate governance committee is responsible for, among other things:
•identifying, evaluating, and selecting, or making recommendations to our Board of Directors regarding, nominees for election to our Board of Directors and its committees;
•overseeing the evaluation of the performance of our Board of Directors and of individual directors;
•considering and making recommendations to our Board of Directors regarding the composition of our Board of Directors and its committees;
•overseeing our corporate governance practices;
•contributing to succession planning; and

•developing and making recommendations to our Board of Directors regarding corporate governance guidelines and matters.
Our nominating and corporate governance committee operates under a written charter that satisfies the applicable listing standards of the NYSE. A copy of the charter of our nominating and corporate governance committee is available on our website at https://cloudflare.NET.
Our nominating and corporate governance committee held three meetings during the fiscal year ended December 31, 2021.
Compensation Committee Interlocks and Insider Participation
During 2021, Mr. Anderson, Ms. Eitel, Dr. Ledbetter, and Mr. Sandell served as members of our compensation committee. None of the members of our compensation committee is or has been an officer or employee of our company. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board or compensation committee (or other board committee performing equivalent functions) of any entity that has one or more of its executive officers serving on our Board of Directors or compensation committee. See the section titled "Certain Relationships and Related Party Transactions" for information about related party transactions involving members of our compensation committee or their affiliates.
Executive Sessions of Non-Employee Directors
To encourage and enhance communication among non-employee directors, and as required under applicable NYSE rules, our corporate governance guidelines provide that the non-employee directors will meet in executive sessions without management directors or management present on a periodic basis but no less than twice per year. Such executive sessions will be led by independent directors. In addition, if any of our non-employee directors are not independent directors, then our independent directors will also meet in executive session on a periodic basis but not less than twice per year.

Considerations in Evaluating Director Nominees
Identifying and Evaluating Director Nominees
Our Board of Directors has delegated to the nominating and corporate governance committee the responsibility of identifying suitable candidates for nomination to the Board of Directors (including candidates to fill any vacancies that may occur) and assessing their qualifications in light of the policies and principles in our corporate governance guidelines and the committee's charter. The nominating and corporate governance committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks, or any other means that the nominating and corporate governance committee deems to be appropriate in the evaluation process. The nominating and corporate governance committee then meets to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the Board of Directors based on feedback collected through annual performance self-evaluations and skills assessments completed by our directors. Based on the results of the evaluation process, the nominating and corporate governance committee recommends candidates to the Board of Directors for its approval as director nominees for election to the Board of Directors.
Director Qualifications
Our nominating and corporate governance committee uses a variety of methods for identifying and evaluating potential director nominees and will consider all facts and circumstances that it deems appropriate or advisable. In its identification and evaluation of director candidates, including current directors eligible for re-election, our nominating and corporate governance committee will consider the current size and composition of our Board of Directors and the needs of our Board of Directors and the respective committees of our Board of Directors. Some of the qualifications that our nominating and corporate governance committee considers include, without limitation, issues of character, ethics, integrity, judgment, diversity of experience, independence, skills, education, expertise, business acumen, length of service, understanding of our business and industry, potential conflicts of interest, and other commitments, including service on other public company boards of directors and related committees. Nominees must also have proven achievement and competence in their field, the ability to offer advice and guidance to our management team, the ability to make significant contributions to our success, and an understanding of the fiduciary responsibilities that are required of a director. Director candidates must have sufficient time available in the judgment of our nominating and corporate governance committee to perform all board and committee responsibilities. Members of our Board of Directors are expected to prepare for, attend, and participate in all Board of Directors and applicable committee meetings. Other than the foregoing, there are no stated minimum criteria for director nominees, although our nominating and corporate governance committee may also consider such other factors as it may deem, from time to time, are in our and our stockholders' best interests.
Although our Board of Directors does not maintain a specific policy with respect to board diversity, our Board of Directors believes that our Board of Directors should be a diverse body. In evaluating director candidates, including members of our Board of Directors eligible for re-election, our nominating and corporate governance committee considers factors including, without limitation, issues of character, integrity, judgment, independence, length of service, potential conflicts of interest, other commitments and diversity, and with respect to diversity, such factors as gender, race, ethnicity, LGBTQ status, age, professional background, experience, perspective and area of expertise as well as other individual qualities and attributes that contribute to the total diversity of viewpoints and experience represented on our Board of Directors. Nominees must also have the highest personal and professional ethics and integrity and the ability to assist and support our management team based on proven achievement and leadership in the companies or institutions with which they are affiliated. Director candidates must understand the fiduciary responsibilities that are required of a member of our Board of Directors and have sufficient time available in the judgment of our nominating and corporate governance committee to diligently perform all Board of Directors and committee responsibilities.
Our nominating and corporate governance committee also considers these and other factors as it oversees the annual board and committee evaluations. After completing its review and evaluation of director candidates, our nominating and corporate governance committee recommends to our full Board of Directors the director nominees for selection.
The foregoing considerations were all applied by the nominating and corporate governance committee during a thorough process to recruit a suitable candidate to stand for election to our Board of Directors. As a result of that process, the nominating and corporate governance committee recommended, and our Board of Directors decided to nominate, Mr. Hawkins as a candidate for election and each of Mr. Anderson and Dr. Ledbetter as candidates for re-election at the upcoming Annual Meeting.

Stockholder Recommendations and Nominations to the Board of Directors
Our nominating and corporate governance committee will consider director candidates recommended by stockholders holding at least one percent (1%) of our fully diluted capitalization continuously for at least 12 months prior to the date of the submission of the recommendation, so long as such recommendations comply with our amended and restated certificate of incorporation, amended and restated bylaws, and applicable laws, rules and regulations, including those promulgated by the SEC. Our nominating and corporate governance committee will evaluate such recommendations in accordance with its charter, our amended and restated bylaws, and our policies and procedures for director candidates, as well as the regular director nominee criteria described above. This process is designed to ensure that our Board of Directors includes members with diverse backgrounds, skills, and experience, including appropriate financial and other expertise relevant to our business. Eligible stockholders wishing to recommend a candidate for nomination should contact our Secretary in writing. Such recommendations must include information about the candidate, information regarding any relationships between the candidate and Cloudflare, a statement of support by the recommending stockholder, evidence of the recommending stockholder’s ownership of our capital stock, a signed letter from the candidate confirming willingness to serve on our Board of Directors, and any additional information required by our amended and restated bylaws. Our nominating and corporate governance committee has discretion to decide which individuals to recommend for nomination as directors.
Under our amended and restated bylaws, stockholders may also directly nominate persons for our Board of Directors. Any nomination must comply with the requirements set forth in our amended and restated bylaws and should be sent in writing to our Secretary at Cloudflare, Inc., 101 Townsend Street, San Francisco, California 94107. To be timely for the 2023 annual meeting of stockholders, nominations must be received by our Secretary observing the same deadlines for stockholder proposals discussed above under “General Information—What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?”
Communications with Our Board of Directors
Interested parties wishing to communicate with non-management members of our Board of Directors may do so by writing and mailing the correspondence to our Secretary at Cloudflare, Inc., 101 Townsend Street, San Francisco, California 94107. Each communication should set forth (i) the name and address of the sender and (ii) the class and number of shares of our common stock, if any, that are owned of record or beneficially owned by the sender.
Our Secretary or legal department, in consultation with appropriate members of our Board of Directors as necessary, will review all incoming stockholder communications and, if appropriate, such communications will be forwarded to the appropriate member or members of our Board of Directors, or if none is specified, to the Lead Independent Director.
Corporate Governance Guidelines and Code of Business Conduct and Ethics
Our Board of Directors has adopted corporate governance guidelines that address items such as the qualifications and responsibilities of our directors and director candidates and corporate governance policies and standards applicable to us in general. In addition, our Board of Directors has adopted a code of business conduct and ethics that applies to all of our employees, officers, and directors, including our Chief Executive Officer, President and Chief Operating Officer, Chief Financial Officer, and other executive and senior financial officers. The full text of our corporate governance guidelines and our code of business conduct and ethics is posted on our website at https://cloudflare.NET. We intend to disclose any amendments to our code of business conduct and ethics, or waivers of its requirements, on our website, or in filings under the Exchange Act.
Role of Board in Risk Oversight
Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, cybersecurity, legal and compliance, and reputational. We have designed and implemented processes to manage these risks. Management is responsible for the day-to-day oversight and management of risks our company faces, while our Board of Directors, as a whole and assisted by its committees, has responsibility for the oversight of risk management. In its risk oversight role, our Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are appropriate and functioning as designed.
Our Board of Directors believes that open communication between management and our Board of Directors is essential for effective risk management and oversight. Consistent with this approach, our Board of Directors, with the assistance of its committees, regularly reviews our strategic and operational risks in the context of discussions with management, question and answer sessions, and reports from the management team at each of its regular meetings. Directors also have access to management outside of its regular meetings and are free to ask any questions and receive all information necessary to perform their duties as a director. Our Board of Directors also receives regular reports on all significant committee activities at each of its regular meetings, and evaluates the risks inherent in significant transactions.
While our Board of Directors ultimately is responsible for risk oversight, the committees of our Board of Directors assist it in fulfilling its oversight responsibilities in certain areas of risk. For example, our audit committee assists our Board of Directors in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting and disclosure controls and procedures, legal and regulatory compliance, and cybersecurity, and discusses with management, our internal audit function, and the independent auditor guidelines and policies with respect to risk assessment and risk management. Our audit committee also reviews our major financial risk exposures and the steps management has taken to monitor and control these exposures. Our nominating and corporate governance committee assists our Board of Directors in fulfilling its oversight responsibilities with respect to the management of risk associated with board and committee organization, director independence, conflicts of interest, corporate social responsibility and sustainability programs, and corporate governance. Our compensation committee assesses risks created by the incentives inherent in our compensation policies by reviewing, in consultation with management and Compensia, our compensation committee's independent compensation consultant, our compensation plans, policies, and practices for named executive officers and other employees. These committees provide regular reports on our risk management efforts to the full Board of Directors.

Non-Employee Director Compensation
We have adopted a compensation policy for our non-employee directors. Under this director compensation policy, each non-employee director receives the cash and equity compensation for his or her board services described below. We also reimburse our non-employee directors for reasonable, customary, and documented travel expenses to board and committee meetings. This policy was developed with input from Compensia regarding practices and compensation levels at comparable companies. We considered and discussed these recommendations and data, and considered the specific duties and committee responsibilities of particular directors. After careful consideration of this information and the scope of the duties and responsibilities of our non-employee directors, our Board of Directors adopted and our stockholders approved the director compensation policy. We review the director compensation policy annually, and we continue to believe this policy provides reasonable compensation to our non-employee directors that is commensurate with their contributions and appropriately aligned with our peers.
The policy includes a maximum annual limit of $750,000 of cash compensation and equity awards that may be paid, issued, or granted to a non-employee director in any fiscal year. For purposes of this limitation, the value of equity awards is based on the grant date fair value (determined in accordance with U.S. Generally Accepted Accounting Principles (GAAP)). Any cash compensation paid or equity awards granted to a person for his or her services as an employee, or for his or her services as a consultant (other than as a non-employee director), will not count for purposes of the limitation. The maximum limit does not reflect the intended size of any potential compensation or equity awards to our non-employee directors.
Cash Compensation
Under the director compensation policy, each non-employee director is paid an annual cash retainer of $30,000. In addition, non-employee directors are entitled to receive the following cash compensation for annual service in the following positions:

Chair of the audit committee	$20,000
Member of the audit committee (other than Chair)	$10,000
Chair of the compensation committee	$12,000
Member of the compensation committee (other than Chair)	$6,000
Chair of the nominating and corporate governance committee	$7,500
Member of the nominating and corporate governance committee (other than Chair)	$4,000
Each non-employee director who serves as a committee chair will receive only the additional annual cash fee as the chair of the committee, and not the additional annual fee as a member of the committee. All cash payments to non-employee directors are paid quarterly in arrears on a prorated basis.
Equity Compensation
Initial Award
Each person who first becomes a non-employee director will receive, on the first trading date on or after the date on which the person first becomes a non-employee director, an initial award of restricted stock units (RSUs) covering a number of shares of our Class A common stock having a grant date fair value (determined in accordance with GAAP) equal to $400,000, rounded down to the nearest whole share. This initial award will vest in equal annual installments on each of the first three anniversaries of the date of becoming a non-employee director, subject to continuing to provide services to us through each applicable vesting date. If the person was a member of our Board of Directors and also an employee, becoming a non-employee director due to termination of employment will not entitle the person to an initial award.
Annual Award
Each non-employee director who has completed at least six months of continuous service as a non-employee director automatically will receive, on the date of each annual meeting of our stockholders, an annual award of RSUs covering a number of shares of our Class A common stock having a grant date fair value (determined in accordance with GAAP) equal to $200,000, rounded down to the nearest whole share. Each annual award will vest on the earlier of (i) the one-year anniversary of the date the annual award is granted or (ii) the day prior to the date of the annual meeting of our stockholders that next follows the grant date of the annual award, subject to continuing to provide service to us through the applicable vesting date.

Change in Control
In the event of a “change in control” (as defined in our 2019 Equity Incentive Plan (the 2019 Plan)), each non-employee director will fully vest in his or her outstanding company equity awards, provided that the non-employee director continues to be a non-employee director through the date of the change in control.
Non-Employee Director Compensation Table
The following table provides information regarding the total compensation that was earned by or paid to each of our non-employee directors for the year ended December 31, 2021. Directors who also serve as employees receive no additional compensation for their service as directors. During the fiscal year ended December 31, 2021, Mr. Prince, our Chief Executive Officer, and Ms. Zatlyn, our President and Chief Operating Officer, were each a member of our Board of Directors, as well as an employee, and thus received no additional compensation for his or her services as a director. See the section titled “Executive Compensation” for additional information regarding their compensation.

Name	Fees Earned or Paid in Cash($)	Stock Awards($)(1)(2)	Total($)
Mark Anderson(3)	39,667	199,967	239,634
Maria Eitel(4)	42,000	199,967	241,967
Carl Ledbetter	52,267	199,967	252,234
Stanley Meresman(5)	50,000	199,967	249,967
Scott Sandell	36,000	199,967	235,967
Katrin Suder(6)	40,000	199,967	239,967
_______________________
(1)The amounts reported represent the aggregate grant date fair value of the RSUs awarded under our 2019 Plan to our non-employee directors in accordance with the director compensation policy, calculated on the basis of the fair market value of the underlying shares of common stock on the grant date in accordance with FASB ASC Topic 718. Such grant date fair value does not take into account any estimated forfeitures related to service-vesting conditions. The assumptions used in calculating the grant date fair value of the RSUs reported in this column are set forth in the Notes to our Consolidated Financial Statements included in our 2021 Annual Report. These amounts do not necessarily correspond to the actual value recognized or that may be recognized by the directors.
(2)As of December 31, 2021, each non-employee director held 2,441 RSUs in connection with the annual award of RSUs granted to them on the date of our 2021 annual meeting of stockholders in accordance with our director compensation policy (the 2021 annual award). 100% of the shares of Class A common stock underlying these RSUs vest on the earlier of (i) June 3, 2022 or (ii) the day prior to the date of the Annual Meeting, subject to the director's continued service to us through the applicable vesting date.
(3)As of December 31, 2021, in addition to the 2021 annual award Mr. Anderson received, Mr. Anderson held 49,875 RSUs for shares of our Class B common stock in connection with his appointment to our Board of Directors in August 2019. The shares of Class B common stock underlying these RSUs vest in 16 quarterly installments following August 15, 2019.
(4)As of December 31, 2021, in addition to the 2021 annual award Ms. Eitel received, Ms. Eitel held 6,250 RSUs for shares of our Class B common stock that were granted in connection with her agreement to chair our compensation committee in July 2019. The shares of Class B common stock underlying these RSUs vest in 16 quarterly installments following February 15, 2019. In addition, Ms. Eitel was granted an option to purchase 110,000 shares of our Class B common stock in connection with her appointment to our Board of Directors in December 2018. The shares subject to the option are immediately exercisable and vest in 16 equal quarterly installments beginning on December 12, 2018. On March 18, 2019, Ms. Eitel early exercised the stock option in full. As of December 31, 2021, 27,500 of the shares received as a result of early exercising such option remained subject to our right of repurchase.
(5)As of December 31, 2021, in addition to the 2021 annual award Mr. Meresman received, Mr. Meresman held 56,000 shares of Class B common stock subject to options exercisable, of which 12,000 shares had fully vested, that was granted in connection with his appointment to our Board of Directors in December 2018. The shares subject to the option are immediately exercisable and vest in 16 equal quarterly installments beginning on December 12, 2018. Our

Board of Directors has approved the vesting acceleration of 33,000 shares of Class B common stock underlying the option (the remaining unvested shares as of June 1, 2022), effective immediately prior to the Annual Meeting.
(6)As of December 31, 2021, in addition to the 2021 annual award Dr. Suder received, Dr. Suder held 52,500 RSUs for shares of our Class B common stock in connection with her appointment to our Board of Directors in August 2019. The shares of Class B common stock underlying these RSUs vest in 16 quarterly installments following August 15, 2019.

PROPOSAL ONE:
ELECTION OF DIRECTORS
Number of Directors; Board Structure
Our Board of Directors is comprised of eight members. In accordance with our amended and restated certificate of incorporation, our Board of Directors is divided into three staggered classes of directors. One class is elected each year during the annual meeting of stockholders for a term of three years. The term of the Class III directors expires at the Annual Meeting, the term of the Class I directors expires at the 2023 annual meeting of stockholders, and the term of the Class II directors expires at the 2024 annual meeting of stockholders. After their initial terms expire, directors are expected to be elected to hold office for three-year terms and until their successors have been duly elected and qualified, subject to their earlier death, resignation, or removal.
Nominees
Our Class III directors, whose terms will expire at the Annual Meeting, are Mark Anderson, Carl Ledbetter, and Stan Meresman. Our nominating and corporate governance committee has recommended, and our Board of Directors has approved, Mark Anderson, Mark Hawkins, and Carl Ledbetter as nominees for election as Class III directors in the Annual Meeting. If elected, each of Mr. Anderson, Mr. Hawkins, and Dr. Ledbetter will serve as Class III directors until the 2025 annual meeting of stockholders and until their successors are duly elected and qualified, subject to their earlier death, resignation, or removal. Each of Mr. Anderson and Dr. Ledbetter is a current Class III director and member of our Board of Directors. Mr. Meresman's current term will expire at the Annual Meeting. Our Board of Directors thanks Mr. Meresman for his distinguished service as a director and Chair of the audit committee. For information concerning the nominees, please see “Board of Directors and Corporate Governance.”
If you are a stockholder of record and you sign your proxy card or vote by telephone or over the Internet but do not give instructions with respect to the voting of directors, your shares will be voted “FOR” the election of Mr. Anderson, Mr. Hawkins, and Dr. Ledbetter. We expect that each of Mr. Anderson, Mr. Hawkins, and Dr. Ledbetter will accept such nomination; however, in the event that a director nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by our Board of Directors to fill such vacancy. If you are a street name stockholder and you do not give voting instructions to your broker, bank, or other nominee, your broker, bank, or other nominee will leave your shares unvoted on this matter.
Vote Required
The election of directors requires a plurality of the voting power of the shares of our common stock present virtually or by proxy during the Annual Meeting and entitled to vote thereon to be approved. Any shares not voted “FOR” a particular nominee (whether as a result of stockholder abstention or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on this proposal.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES NAMED ABOVE.

PROPOSAL TWO:
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our audit committee has appointed KPMG LLP (KPMG) as our independent registered public accounting firm to perform the audit of our consolidated financial statements for the fiscal year ending December 31, 2022, and we are asking you and our other stockholders to ratify this appointment. KPMG has served as our independent registered public accounting firm since 2014.
Our Board of Directors is submitting the appointment of KPMG to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Notwithstanding the appointment of KPMG, and even if our stockholders ratify the appointment, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if our audit committee believes that such a change would be in the best interests of our company and our stockholders. If our stockholders do not ratify the appointment of KPMG, our audit committee may reconsider the appointment. Representatives of KPMG will be present during the Annual Meeting, and they will have an opportunity to make a statement and will be available to respond to appropriate questions from our stockholders.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
We have adopted a policy under which our audit committee must pre-approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm. As part of its review, our audit committee also considers whether the categories of pre-approved services are consistent with the rules on accountant independence of the SEC and the PCAOB. Our audit committee has pre-approved all services performed by KPMG during fiscal year 2021 in accordance with the pre-approval policy.
Fees Paid to the Independent Registered Public Accounting Firm
The following table presents fees for professional audit services and other services rendered to our company by KPMG for our fiscal years ended December 31, 2021 and 2020.

Fee Category	Fiscal 2021	Fiscal 2020
Audit Fees(1)	$3,301,838	$2,968,782
Audit-Related Fees(2)	$70,614	$80,000
Tax Fees(3)	$304,774	$307,163
All Other Fees	—	—
Total Fees	$3,677,226	$3,355,945
_______________________
(1)Audit Fees consist of fees for professional services provided in connection with the audit of our consolidated financial statements, reviews of our quarterly condensed consolidated financial statements, related accounting consultations, and statutory audits of our international subsidiaries.
(2)Audit-Related Fees consist primarily of fees for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and not reported under “Audit Fees.”
(3)Tax Fees consist of fees for professional services for tax compliance, tax advice, and tax planning. These services include consultation on tax matters and assistance regarding federal, state, and international tax compliance.

Auditor Independence
In our fiscal year ended December 31, 2021, there were no other professional services provided by KPMG, other than those listed above, that would have required our audit committee to consider their compatibility with maintaining the independence of KPMG.
Vote Required
The ratification of the appointment of KPMG as our independent registered public accounting firm for our fiscal year ending December 31, 2022 requires the affirmative vote of a majority of the voting power of the shares of our common stock present virtually or by proxy during the Annual Meeting and entitled to vote thereon. Abstentions will have the effect of a vote against this proposal, and broker non-votes will have no effect.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The audit committee is a committee of our Board of Directors comprised solely of independent directors as required by the listing standards of the NYSE and rules and regulations of the SEC. The audit committee operates under a written charter approved by our Board of Directors, which is available on our website at https://cloudflare.NET. The composition of the audit committee, the attributes of its members, and the responsibilities of the audit committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The audit committee reviews and assesses the adequacy of its charter and the audit committee's performance on an annual basis.
With respect to our financial reporting process, our management is responsible for (1) establishing and maintaining internal controls and (2) preparing our consolidated financial statements. Our independent registered public accounting firm, KPMG, is responsible for performing an independent audit of our consolidated financial statements. It is the responsibility of the audit committee to oversee these activities. It is not the responsibility of the audit committee to prepare our financial statements. These are the fundamental responsibilities of management. In the performance of its oversight function, the audit committee has:
•reviewed and discussed the audited financial statements with management and KPMG;
•discussed with KPMG the matters required to be discussed by the applicable requirements of the PCAOB and the SEC; and
•received the written disclosures and the letter from KPMG required by applicable requirements of the PCAOB regarding the independent accountant's communications with the audit committee concerning independence, and has discussed with KPMG its independence.
Based on the audit committee's review and discussions with management and KPMG, the audit committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2021 for filing with the SEC.
Respectfully submitted by the members of the audit committee of our Board of Directors:

Stanley Meresman (Chair)
Carl Ledbetter
Katrin Suder
This report of the audit committee is required by the SEC and, in accordance with the SEC's rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and this report and the information contained therein will not otherwise be deemed "soliciting material" or "filed" under either the Securities Act or the Exchange Act or be subject to Regulation 14A or Regulation 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Exchange Act.

PROPOSAL THREE:
ADVISORY VOTE TO APPROVE THE
COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the Dodd-Frank Act) and SEC rules, we are providing our stockholders with the opportunity to vote to approve, on an advisory and non-binding basis, the compensation of our named executive officers as disclosed in this Proxy Statement. This proposal, commonly known as a “Say-on-Pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation as a whole. This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our named executive officers and the philosophy, policies, and practices described in this Proxy Statement. For a discussion of who our “named executive officers” are, see the section titled “Executive Compensation—Compensation Discussion and Analysis.”

The Say-on-Pay vote is advisory, and therefore is not binding on us, our compensation committee, or our Board of Directors. The Say-on-Pay vote will, however, provide information to us regarding investor sentiment about our executive compensation philosophy, policies, and practices, which our compensation committee will be able to consider when determining executive compensation for the remainder of the current fiscal year and beyond. Our Board of Directors and our compensation committee value the opinions of our stockholders. To the extent there is any significant vote against the compensation of our named executive officers as disclosed in this Proxy Statement, we will endeavor to communicate with stockholders to better understand the concerns that influenced the vote and consider our stockholders’ concerns, and our compensation committee will evaluate whether any actions are necessary to address those concerns.
You are encouraged to review the section titled “Executive Compensation” and, in particular, the section titled “Executive Compensation—Compensation Discussion and Analysis” in this Proxy Statement, which provide a comprehensive review of our executive compensation program and its elements, objectives, and rationale. We believe that the information provided in the section titled “Executive Compensation,” and in particular the information discussed in the section titled “Executive Compensation—Executive Compensation Philosophy and Objectives,” demonstrates that our executive compensation program was designed appropriately and is working to ensure management’s interests are aligned with our stockholders’ interests to support long-term value creation. Accordingly, we ask our stockholders to vote “FOR” the following non-binding resolution at the Annual Meeting:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation paid to our named executive officers, as disclosed in the Proxy Statement for the Annual Meeting pursuant to the compensation disclosure rules of the SEC, including the compensation discussion and analysis, compensation tables and narrative discussion, and other related disclosure.”
Vote Required
The approval, on an advisory basis, of the compensation of our named executive officers, requires the affirmative vote of a majority of the voting power of the shares of our common stock present virtually or by proxy at the Annual Meeting and entitled to vote thereon to be approved. Abstentions will have the effect of a vote against this proposal, and broker non-votes will have no effect on the outcome of this proposal.

As an advisory vote, the result of this proposal is non-binding. Although the vote is non-binding, our Board of Directors and our compensation committee value the opinions of our stockholders and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL FOUR:
APPROVAL OF THE PERFORMANCE AWARDS TO OUR CO-FOUNDERS
On December 22, 2021 (the Grant Date), the compensation committee of our Board of Directors (the compensation committee) granted to each of Matthew Prince, our Chief Executive Officer (CEO) and Michelle Zatlyn, our President and Chief Operating Officer (each, a Co-Founder), a 10-year performance-based stock option to purchase shares of our Class A common stock that vests and becomes exercisable only if we achieve certain stock price milestones and the Co-Founder continues to remain in a primary leadership position with us (the Performance Awards). The Performance Awards are designed to provide to the Co-Founders incentives linked to significant long-term stockholder value creation.
The compensation committee’s primary objective in designing the Performance Awards is to help us continue to grow our business, improve our financial and operating performance, and pursue our mission to help build a better Internet, all of which would facilitate the creation of extraordinary stockholder value. There are a variety of key reasons why the Board of Directors recommends that stockholders (including our Disinterested Stockholders (as defined herein)) approve the Performance Awards, including to:
1.Strengthen each Co-Founder’s incentives to achieve extraordinary stock price performance and further align each Co-Founder’s interests with those of our Disinterested Stockholders.
2.Encourage our Co-Founders’ continuation in primary leadership positions with us, and provide them with challenging incentives to keep them fully focused and engaged on the continued growth of our business for the long-term.
3.Promote continued inspiration for innovation over the long-term and serve as a catalyst for the achievement of our long-term strategic and financial objectives, including to grow our company into one of the world’s key technology companies, with our stock price performance acting as the key indicator of such achievement.
Our Disinterested Stockholders are being asked to approve the Performance Awards at the Annual Meeting. The Performance Awards will be immediately and automatically forfeited following the Annual Meeting if the Disinterested Stockholders vote on the Performance Awards, but a majority of the voting power held by the Disinterested Stockholders do not approve them. If the Performance Awards are not submitted to a vote of the Disinterested Stockholders at the Annual Meeting, the Performance Awards would be immediately and automatically forfeited if a majority of voting power of the Disinterested Stockholders do not approve the Performance Awards by December 22, 2022, the one-year anniversary of the Grant Date.
If the Performance Awards are not approved by a majority of the voting power held by the Disinterested Stockholders and are forfeited, we will not have the benefit of the strong incentives that the Performance Awards are intended to provide to the Co-Founders to achieve extraordinary stock price performance, and we may need to consider alternative compensation structures for the Co-Founders to achieve the objectives for which the Performance Awards were designed.
The Performance Awards were granted under the 2019 Plan from its existing share reserve, and the compensation committee approved stock option agreements to make the Performance Awards (the Performance Award Agreement). The full text of the form of Performance Award Agreement is included as Exhibit 10.1 to our Form 8-K that was filed with the SEC on December 27, 2021, and such Exhibit 10.1 is incorporated by reference hereto. However, the requirements related to the approval of the Performance Awards has been modified to apply as described in this Proposal.
In addition, effective as of February 14, 2022, our other named executive officers and certain other key employees were awarded performance-based option grants under the 2019 Plan on substantially similar terms to the Performance Awards, except as described below (such awards, the Non-Founder Performance Awards). We are not seeking stockholder approval of the Non-Founder Performance Awards, and they will remain outstanding in accordance with their terms regardless of whether the Performance Awards to the Co-Founders are approved as described in this Proposal.
We are not asking our stockholders to approve an increase to the share reserve under the 2019 Plan at the Annual Meeting and have no current plans to seek stockholder approval of an increase to the share reserve under the 2019 Plan in the near future.
Executive Summary
We are a mission-driven company. Simply put, we are focused on helping to build a better Internet. We are a global cloud services provider that delivers a broad range of services to businesses of all sizes and in all geographies — dedicated to making them more secure, enhancing the performance of their business-critical applications, and eliminating the cost and complexity of managing individual network hardware. We created a global network architecture that is flexible, scalable, and becomes more and more efficient as it expands. Our suite of products helps our clients ensure that external-facing infrastructure (such as websites, applications, and APIs) that is exposed to the Internet is safe from attack and is fast and reliable. Since our initial public offering in 2019, the strength of our business model and our products and global network has resulted in dramatic growth in our business with annual revenue growth of over 125% from 2019 through 2021 and the creation of significant value for our stockholders, with our closing share price having increased over 600% from our IPO through March 31, 2022. And yet, the compensation committee recognizes that we are only beginning our journey to build a better Internet, and with the proper vision, leadership, and execution, we can become one of the world’s key technology companies.
With that goal in mind, in late October 2020, the compensation committee, comprised entirely of independent and disinterested members of our Board of Directors, began preliminary discussions about how to continue to incentivize Mr. Prince and Ms. Zatlyn to lead us through the next phase of our development. Through more than 13 months of work by the compensation committee, the Performance Awards were developed. The compensation committee worked with its independent compensation consultant Compensia, as well as Infinite Equity, Inc. (Infinite Equity), and the law firms of Potter Anderson (independent Delaware counsel to the compensation committee) and Wilson Sonsini Goodrich & Rosati, P.C. (Wilson Sonsini) (corporate counsel to the company), in designing, modeling, and documenting the Performance Awards. After a thorough analysis and review and extensive consultation with its independent compensation consultant, advisors and independent legal counsel, the compensation committee granted the Performance Awards to the Co-Founders. The Performance Awards are designed to incentivize the Co-Founders’ continued leadership of our company over the long-term, and to motivate them with equity that rewards them for providing substantial, and in some cases exponential, increases in stockholder value over a 10-year period. The compensation committee believes the Performance Awards are fully aligned with our long-term ambitions and the interests of our Disinterested Stockholders.
Each Performance Award consists of a 10-year option to purchase an aggregate of 3,960,000 shares of our Class A common stock, which was equal to approximately 1.22% of our outstanding shares of Class A common stock and Class B common stock combined (the Outstanding Shares) on the day prior to the Grant Date. As of April 7, 2022, each Performance Award equals approximately 1.21% of our Outstanding Shares. The exercise price per share subject to the Performance Awards is $136.81, which was the closing sales price of our Class A common stock on December 22, 2021, the Grant Date.
Each Performance Award is comprised of eight separate tranches of shares that become eligible to vest only if certain pre-established stock price targets are achieved and certain time-based vesting requirements are satisfied. Vesting of a Performance Award generally requires that the Co-Founder remain in a primary leadership position with us, specifically in what is referred to as “continued eligible service” (as described further below), through the date the applicable stock price target is determined to have been achieved and through the satisfaction of the time-based vesting requirements.
For the first tranche of shares to become eligible to vest, our stock price must equal at least $156.00 per share (based on a volume weighted average closing price over a rolling 90 calendar days). For the remaining tranches of shares to become eligible to vest, our stock price must increase by approximately 30% for each tranche, with the final tranche of shares becoming eligible to vest only if our per share volume weighted average closing price over a rolling 90 calendar days reaches $979.00, which represents an approximately 616% increase from the closing price of our Class A common stock on December 22, 2021, the Grant Date and an approximately 771% increase from the closing price of our Class A common stock on April 7, 2022.
The compensation committee began contemplating the Performance Awards when our stock price was at or about $54.00 per share and began to coalesce around the stock price targets at a time when the stock price was approximately $120.00 per share. Although our stock price increased to $136.81 per share as of the closing of the market on the Grant Date, the compensation committee believed it was in our best interests and the best interests of our Disinterested Stockholders to set the stock price targets based on an assumed $120.00 per share stock price, with the first stock price target representing a 30% increase from $120.00, to ensure that the compensation committee took the time it deemed appropriate to fully evaluate and determine the terms of the Performance Awards while still rewarding the Co-Founders for the incremental stockholder value created in the interim. The closing price of our Class A common stock on April 7, 2022 was $112.36, and as of the same date, no tranches under the Performance Awards have become eligible to vest.
The number of shares applicable to the tranches is back weighted, as shown in the table further below, so that each Co-Founder receives meaningful rewards for significant stock price performance and even greater rewards for excellent stock price performance. The compensation committee considers the stock price targets to be challenging hurdles, and particularly at the later tranches, the achievement of these goals would result in the creation of extraordinary stockholder value.
In addition to achievement of the stock price targets, the Performance Awards are subject to additional, time-based vesting requirements, under which 1/6th of the total shares subject to the Performance Award vest and become exercisable (assuming achievement of the applicable stock price targets) on each anniversary of the Grant Date, subject to the Co-Founder’s continued

eligible service. The time-based vesting requirements apply in the same order as the tranches, so that Tranche Number 1 will be the first, and Tranche Number 8 will be the last, to satisfy these vesting requirements. The time-based vesting, but not the stock price target, requirements are waived upon our change in control.
For purposes of the Performance Awards, “continued eligible service” means that, during the first four years following the Grant Date, for Mr. Prince, he must remain the full-time CEO or serve as co-CEO, and, for Ms. Zatlyn, she must remain the full-time President and Chief Operating Officer or serve as CEO or co-CEO, and after the four-year anniversary of the Grant Date, for each Co-Founder, he or she must either continue to serve full-time in one of the applicable roles or serve full-time as our Executive Chair or in another C-Suite position in the company group if a change in position is approved, and the new role’s status as a “C-Suite” position is confirmed, by the then-current compensation committee or the independent members of the Board of Directors. The compensation committee considered the continued eligible service requirements to be an important part of the Performance Award structure, as these requirements help encourage our Co-Founders’ active leadership of our company over the long-term, which the compensation committee believes will be central to fulfilling our potential to become one of the world’s key technology companies and create and sustain extraordinary stockholder value. The continued eligible service definition incorporates some flexibility for the Co-Founders to shift their roles within the organization to different full-time positions that are still integral to the success of the company. Although there is no current intention for any shift in their roles to occur, this provides flexibility as we continue to grow to potentially allow the Co-Founders to focus more of their attention where we deem it will best serve our long-term vision, growth, and profitability.
Please also see the “Additional Background Regarding Performance Awards” section of this Proposal Four for a summary of certain key meetings and events that led to the grant of the Performance Awards.
Summary of the Performance Awards
The following description is only a summary of the material provisions of each Performance Award. Each Performance Award is subject to the same terms and conditions, except for the definition of “continued eligible service” as noted below. This description does not purport to summarize all of the terms of, and is qualified in its entirety by, the full text of the Performance Award Agreement, which is included as Exhibit 10.1 to our Form 8-K that was filed with the SEC on December 27, 2021.

Award Terms	Details
Date of Grant	December 22, 2021

Performance Award Size / Value
Total size of each Performance Award: 3,960,000 shares of our Class A common stock, which represents approximately 1.22% of total outstanding common stock (both our Class A common stock and Class B common stock) as of December 21, 2021, the day prior to the Grant Date.
Number of Vesting Tranches: Eight tranches of shares, with the number of shares per tranche back-weighted, in accordance with “Performance-Based Vesting / Targets” below, to create strong ties between levels of reward and stock price performance.
The number of shares applicable to the various tranches is back-weighted. This provides for meaningful rewards for significant stock price performance and even greater rewards for excellent stock price performance.

Equity Type	Performance-based nonstatutory stock options. Each Performance Award was granted under our 2019 Plan from its existing share reserve.

Exercise Price
$136.81* per share, which was the Fair Market Value (FMV) of our Class A common stock on the Grant Date, December 22, 2021.
*The exercise price per share is subject to adjustment pursuant to the terms of the 2019 Plan. For example, in the event of a forward or reverse stock-split, option exercise price per share would be appropriately adjusted to reflect the impact of the split.

Expiration Date
December 21, 2031, which is one day prior to the ten-year anniversary of the Grant Date, but each Performance Award can expire earlier in the event of a change in control.
Accordingly, each Co-Founder will have until December 21, 2031 (or earlier expiration in connection with a change in control) to exercise any portion of the Performance Award that has vested on or prior to such date.

Vesting in General
Each Co-Founder will vest in the Performance Award only to the extent that we achieve the applicable performance milestones, and the Co-Founders meet the time-based vesting requirements.
Each of the eight share tranches of each Performance Award will vest upon the later of (x) certification by the Administrator (as defined below) that the stock price target for such tranche (described below) has been achieved on or before the expiration of the Performance Award on December 21, 2031 and (y) the satisfaction of the time-based vesting requirements applicable to the Performance Award, subject to the applicable Co-Founder’s continued eligible service through the applicable date (except as described below with respect to a change in control and the termination of the Co-Founder’s continued eligible service due to his or her death or disability).

Performance-Based Vesting / Targets
The Performance Awards shall become eligible to vest in eight share tranches based on our achievement of the following stock price targets:

*The number of tranche shares and stock price targets are subject to adjustment pursuant to the terms of the 2019 Plan and/or the terms of the Performance Award Agreement. For example, in the event of a forward or reverse stock-split, the number of tranche shares and stock price targets would be appropriately adjusted to reflect the impact of the split.
**This represents an approximately 616% increase from the closing price of our Class A common stock on the December 22, 2021 Grant Date.
If none of the eight stock price targets are achieved, no shares subject to the Performance Awards will vest. To satisfy a stock price target, the volume weighted average closing price over a rolling 90 calendar day period (following the Grant Date) must equal or exceed the stock price target and will thus require sustained stock price appreciation to be met. The exception is that in the event we experience a change in control, achievement of a stock price target instead will be measured against the change in control price per share of the Class A common stock as described in greater detail below. Except in the event of a change in control, the stock price target must be achieved in full in order for the shares subject to the applicable tranche to become eligible to vest, with no linear interpolation of achievement of stock price targets.
The period during which the stock price targets may be achieved begins with the Grant Date and ends on the expiration date of the Performance Awards (subject to earlier expiration on a change in control). Therefore, no credit is given for performance of our stock price prior to the Grant Date.
For a tranche of the Performance Award to become eligible to vest, the Co-Founder must have remained in “continued eligible service” (as described further below) through the date the achievement of the applicable stock price target is certified. If a Co-Founder’s continued eligible service ends due to death or disability, his or her Performance Award will remain outstanding and eligible to vest based on the achievement of stock price targets for up to 18 months following the termination date of that Co-Founder’s continued eligible service.

Time-Based Vesting Requirements
1/6th of the total shares subject to the Performance Award meet the time-based vesting requirements (and therefore, if the applicable stock price targets have been achieved, vest and become exercisable) on each anniversary of the Grant Date, subject to the Co-Founder’s continued eligible service. These time-based vesting requirements are in addition to achievement of the stock price targets.
The time-based vesting requirements apply in the same order as the tranches, so that Tranche Number 1 will be the first, and Tranche Number 8 will be the last, to satisfy these vesting requirements.
The time-based vesting requirements are waived if we experience a change in control.

Continued Eligible Service Requirement
“Continued eligible service” means that, during the first four years following the Grant Date, Mr. Prince must remain the full-time CEO or serve as co-CEO, and Ms. Zatlyn must remain the full-time President and Chief Operating Officer or serve as CEO or co-CEO, and after the four-year anniversary of the Grant Date, each Co-Founder must either continue to serve full-time in one of those applicable roles or serve full-time as our Executive Chair or in another C-Suite position in our company group if a change in position is approved, and the new role’s status as a “C-Suite” position is confirmed, by the then-current compensation committee or the independent members of the Board of Directors.

Post-Termination of Service Exercise Period	Each Performance Award will remain exercisable, to the extent vested, for the remainder of the 10-year term (subject to earlier termination in connection with our change in control).

Post-Exercise Holding Period
Each Co-Founder must hold shares that he or she acquires upon exercise of the Performance Award until the earlier of the six-year anniversary of the Grant Date and the two-year anniversary of the vesting of such shares (the holding period).
Exceptions are permitted to satisfy the exercise price of the option and any applicable tax withholding obligations arising in connection with the exercise, and shares may be transferred by a Co-Founder during the holding period to the Co-Founder’s “immediate family” (as defined in the Performance Award Agreement), for estate planning purposes (to certain permitted entities), or in connection with charitable or philanthropic activities undertaken by the Co-Founder. In addition, the holding period expires upon the Co-Founder’s death or disability.
These transfer restrictions were implemented to further align our Co-Founders’ interests with our stockholders’ interests. These restrictions complement the requirements for sustained increases to our stock price performance in order to meet the applicable performance-based goals under the Performance Awards and helps to ensure that the Co-Founders will remain focused on sustaining our success both before, and even after, performance achievement and time-based vesting under the Performance Awards.

Termination of Continued Eligible Service
There is no vesting acceleration upon termination of continued eligible service, death, or disability. In other words, except with respect to a Co-Founder’s death or disability (as described below), cessation of a Co-Founder’s continued eligible service with us will preclude that Co-Founder’s ability to earn any then-unvested portion of the Performance Award following the date of his or her cessation of continued eligible service. However, the time-based vesting requirements are waived in connection with a change in control of our company as described in greater detail below. In addition, see below regarding continued ability to vest for a limited period following termination due to death or disability.
The Performance Awards are not subject to any acceleration of vesting terms (or other provisions) of our Change in Control and Severance Policy or the Co-Founder’s participation agreement under that policy.

Termination due to Death or Disability
If a Co-Founder’s continued eligible service ends due to death or disability, his or her Performance Award will remain outstanding and eligible to vest based on the achievement of stock price targets for up to 18 months following the termination date of the Co-Founder’s continued eligible service.
However, the achievement of time-based vesting requirements remains measured as of the date of the Co-Founder’s termination of continued eligible service.*
*Solely by way of example, assume a Co-Founder’s continued eligible service terminated due to disability at a point where he or she had time-based vested in 1/6th of the shares subject to the option (660,000 shares), the stock price targets had not been met as to any tranches as of that date, and, within 18 months following such termination, the stock price targets for Tranche Numbers 1, 2 and 3 were achieved (Tranche Numbers 1, 2 and 3 cover a total of 792,000 shares), then the Co-Founder would vest in 660,000 shares on the date the Administrator certified the achievement of the applicable stock price targets.

Change in Control of Cloudflare
There is no automatic acceleration of vesting upon a change in control (as defined in the 2019 Plan) of the company. Instead, in order to fully align the Co-Founders’ interests with the interests of our stockholders, in a change in control situation, the stock price performance period ends early and the achievement of the stock price targets will be measured based on the change in control price per share of Class A common stock, and the rolling 90 calendar-day volume weighted averages of our stock price is disregarded. In the event of a change in control, achievement of the stock price targets will be determined by applying linear interpolation between the change in control price and the relevant stock price targets, as described further below.
All time-based vesting requirements are automatically waived in the event of a change in control, such that, subject to the Co-Founder’s continued eligible service through immediately prior to the change in control, all shares that have become eligible to vest as a result of achievement of the stock price targets will vest immediately prior to the change in control.
The provisions of the 2019 Plan that provide for full acceleration of vesting in certain instances where the successor does not assume or substitute for awards in a merger or change in control will not apply to the Performance Awards. Instead, any shares subject to a Performance Award that have not vested as of immediately prior to the change in control (after giving effect to the achievement of stock price targets in connection with the change in control and waiver of time-based vesting requirements, as described above) will be forfeited as of immediately prior to the transaction.
The treatment of the Performance Awards upon a change in control is intended to align the Co-Founder’s interests with our other stockholders with respect to evaluating potential change in control transactions.

Linear Interpolation in the Event of a Change in Control
In the event of a change in control, achievement of the stock price targets will be determined by applying linear interpolation between the change in control price and the relevant stock price target amounts.*
The compensation committee believed it was appropriate to award the Co-Founders for partial achievement of a stock price target in connection with a change in control, thereby providing incentives to our Co-Founders to maximize the change in control price.
*Solely by way of example, assume a change in control occurred during the performance period (and while the Co-Founders remained in continued eligible service, and the transaction had a change in control price of $600.00 per share). Further assume for purposes of this example that the stock price targets for Tranches Numbers 1 through 3 (but not Tranches Numbers 4 through 8) had previously been achieved and certified. Under this example, upon certification by the Administrator, the stock price targets for Tranche Numbers 4 through 6 would be achieved (1,584,000 shares), and the stock price target for Tranche Number 7 would be partially achieved, with the result that, per the linear interpolation, 95,586 shares subject to Tranche Number 7 would be achieved.

Change in Control Price
The change in control price is the amount of cash and the value of any securities or other property paid to holders of shares of Class A common stock (and, in the case of a change in control that is in the form of a sale of substantial portion of our assets as described in the 2019 Plan, any additional consideration paid to the company but not to the holders of Class A common stock, on a per share basis, treating such additional consideration as if such amounts instead had been paid to the holders of shares), in each case, as reasonably determined in good faith by the Administrator.

Performance Assessment “Pause” in the Lead-Up to a Change in Control
During the period between the public announcement of a change in control and the consummation or termination without completion or withdrawal of that transaction, there is a “pause” in measurement of the stock price targets. During that time, a stock price target may not be deemed (newly) achieved based on the rolling 90-day volume weighted average price of our Class A common stock.
If the proposed change in control occurs, the performance period ends and is measured based on the change in control price, as described above. However, if the proposed change in control terminates without completion or is otherwise withdrawn, the measurement of performance based on the rolling 90-day volume weighted average price of our Class A common stock will re-commence beginning with the first day following the change in control termination or withdrawal date, with no credit given for stock price performance during the “pause” period.
The compensation committee included this “pause” period after acknowledging that our stock price might artificially move in the period between the public announcement of a change in control and the consummation or termination without completion or withdrawal of that transaction, and the intent of the Performance Awards is not to reward such artificial and potentially temporary performance.
If, during the “pause” period, the Co-Founder had been in the 18-month period following termination due to death or disability during which the Performance Awards remained eligible to vest based on stock price target achievement, that 18-month period will be extended by the length of the “pause” period, so that the Performance Awards receive the intended full 18-month period in which to achieve performance.

Clawback
The Performance Awards (including any proceeds, gains, or other economic benefit received by the Co-Founder from any subsequent sale of shares resulting from the exercise of the Performance Award) will be subject to a clawback as may be required under any current clawback policy or any future clawback policy that we are required to adopt pursuant to the listing standards of any national securities exchange or association on which our securities are listed or as is otherwise required by applicable laws.

No Repricings Permitted without Disinterested Stockholder Approval
The exercise price of the Performance Awards may not be reduced, repriced, or otherwise included in an exchange program as defined under our 2019 Plan without approval by the majority of the voting power held by the Disinterested Stockholders.

Administration and Certification of Performance
The Performance Awards will be administered by the compensation committee as the “Administrator” of the 2019 Plan. The Board of Directors or an authorized committee of the Board of Directors also may act as the Administrator of the 2019 Plan and awards thereunder, including the Performance Awards.
The compensation committee (or other body acting as the Administrator) will periodically certify in writing whether we have achieved any of the stock price targets, and if so, the date of the achievement and the number of shares that become eligible to vest (or have vested) as a result. Each Co-Founder may, from time to time (but not more than twice per fiscal year), request that the Administrator complete a certification.

Forfeiture if Disinterested Stockholder Approval is Not Obtained
100% of each Performance Award will be immediately forfeited on the date it is voted on by our stockholders if a majority of the voting power held by our Disinterested Stockholders do not approve the Performance Awards.
Our Disinterested Stockholders are being asked to approve the Performance Awards at the Annual Meeting. If, for some reason, a vote is not taken at the Annual Meeting, then 100% of each Performance Award will be immediately forfeited on December 22, 2022 if a majority of the voting power held by our Disinterested Stockholders have not approved the Performance Awards by that date.

Other Details Regarding the Performance Awards
Administration. The 2019 Plan is administered by the compensation committee, or any committee of members of the Board of Directors or other individuals appointed by the Board of Directors and satisfying applicable laws (the Administrator). Under the terms of the 2019 Plan, the Administrator has the power and authority to, in good faith, interpret the awards granted under the 2019 Plan and adopt rules for the administration, interpretation, and application of the 2019 Plan and awards thereunder. All good faith decisions or interpretations of the Administrator regarding the 2019 Plan and awards under the 2019 Plan are binding, conclusive, and final, and no member of the Administrator will be personally liable for any such decisions or interpretations.
Leaves of Absence. The Performance Awards will remain eligible to satisfy the stock price targets during any Administrator-approved leave of absence, subject to the applicable Co-Founder remaining in continued eligible service during the leave of absence. However, the ability to satisfy the time-based vesting requirements will be tolled during such leave in accordance with the stock-option related provisions of any company leave of absence policy then in effect.
Calculation of Volume Weighted Average Closing Price. In order for a stock price target to be achieved, the 90 calendar-day volume weighted average closing price of our Class A common stock must equal or exceed the stock price target amount. Specifically, this volume weighted average closing price is determined as the quotient of the (a) the sum of the “daily total dollar volume” for the number of trading days in the 90-calendar day period divided by (b) the sum of the total share trading volume of our Class A common stock for the number of trading days in the 90-calendar day period. The “daily total dollar volume” is the product of (a) the closing price of a share of our Class A common stock on a given trading day multiplied by (b) the corresponding trading day’s trading volume of our Class A common stock.
Certain Other Termination Provisions. In all cases, in the event that a majority of the voting power held by the Disinterested Stockholders does not approve the Performance Awards within 12 months after their Grant Date or, if at any meeting of our stockholders at which the Performance Awards are presented to the Disinterested Stockholders for a vote, the Disinterested Stockholders do not approve the Performance Awards by the requisite vote, the Performance Awards will automatically be forfeited and the Co-Founders will have no rights to the Performance Awards or the shares underlying it. Upon a change in control of our company, any unvested portion of the Performance Awards will automatically terminate at the effective time of the change in control event and any vested portion of the Performance Awards will be treated in accordance with the terms of the 2019 Plan.
Certain Other Adjustments Upon Certain Transactions. If any extraordinary dividend or other extraordinary distribution (whether in cash, shares of Class A common stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares of Class A common stock, or other securities of ours, issuance of warrants or other rights to acquire securities of ours, other change in our corporate structure affecting the shares of Class A common stock, or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any of its successors) affecting the shares of Class A common stock, occurs (including, without limitation, a change in control), the Administrator, to prevent diminution or enlargement of the benefits or potential benefits intended to be provided under the Performance Awards, will adjust the number, class, and price of shares covered by each outstanding Performance Award in such a manner as it deems equitable and will make appropriate adjustments to the stock price targets (to the extent such goals have not yet been achieved). Notwithstanding the foregoing, the conversion of any convertible securities of ours and ordinary course repurchases of shares or other securities of ours will not be treated as an event that will require adjustment of these items.
Rights as a Stockholder; No Exercise Until Stockholder Approval. Each Co-Founder’s rights as a stockholder (including the right to vote and to receive dividends and distributions) with respect to shares subject to the Performance Awards will not begin until shares have been issued and recorded on our records or the records of our transfer agents or registrars. In addition, unless and until the Disinterested Stockholders approve the Performance Awards, no portion of either Performance Award may be exercised, regardless of whether any portion of the Performance Awards may have vested before such stockholder approval.
Exercise Methods. Each Co-Founder may exercise any vested options under his or her Performance Award in any of the following ways: (i) cash, check or wire transfer, (ii) a formal cashless exercise program adopted by the company (for example, under a program in which the stock option is exercised and the shares are simultaneously sold by a broker or by us to pay for the exercise price), (iii) a net exercise, under which shares having a fair market value equal to the exercise price are withheld by us from otherwise deliverable shares, (iv) surrender of other shares held by the Co-Founder having a fair market value equal to the exercise price, or (v) any other form of legal consideration acceptable to the Administrator.
Tax Withholdings. Each Co-Founder must make satisfactory arrangements for the payment of applicable tax withholdings, and if a Co-Founder fails to do so at the time of an attempted exercise of a Performance Award, we may refuse to honor the exercise and refuse to deliver the shares. We have the right, but not the obligation, to satisfy any tax withholding obligations by withholding from proceeds of a sale of shares acquired upon the exercise of option that is arranged by us, or by reducing the number of shares otherwise deliverable to the Co-Founder upon exercise. Unless we determine otherwise, and subject to applicable laws, withholding through the reduction of otherwise deliverable shares will be the method by which such tax withholding obligations are satisfied.
Non-transferability. The Performance Awards may not be transferred in any manner other than by will or the laws of descent or distribution and may be exercised during the Co-Founder’s lifetime only by such Co-Founder. Shares issued to a Co-Founder upon exercise of a Performance Award are subject to the holding period described further above.
Other Terms. Except as described herein and as set forth in the Performance Award Agreement, each Performance Award is subject to the terms of the 2019 Plan.

Related Non-Founder Performance Awards to Key Leadership Team
After granting the Performance Awards to the Co-Founders, the compensation committee discussed with management and with Compensia the possibility of awarding the Non-Founder Performance Awards to our other named executive officers and certain other key employees.
The compensation committee determined that granting the Non-Founder Performance Awards and granting them in the form of performance-based options to these employees with the same performance goals as the Performance Awards would provide strong retention for key talent over the long-term and strong incentives for this key leadership group to grow long-term value for our stockholders and align the incentives of the Co-Founders and these other named executive officers and key employees.
As a result, effective as of February 14, 2022, our Board of Directors granted to our named executive officers (other than the Co-Founders) and the compensation committee granted to certain other key employees, the Non-Founder Performance Awards covering an aggregate of 4,915,000 shares of our Class A common stock (representing approximately 1.5% of our outstanding shares of Class A common stock and Class B common stock combined as of February 14, 2022), including a grant covering 555,000 shares of our Class A common stock to Thomas Seifert, our Chief Financial Officer, and 330,000 shares of our Class A common stock to Douglas Kramer, our General Counsel and Secretary. These grants of the Non-Founder Performance Awards were made under our 2019 Plan from its existing share reserve.
These Non-Founder Performance Awards contain substantially similar terms as the Performance Awards, including that the same stock price targets must be achieved for the applicable share tranche to become eligible to vest. However, these Non-Founder Performance Awards differ from the Performance Awards in six key ways:
1.The Non-Founder Performance Awards have an exercise price per share of $105.56, which was the closing price of our Class A common stock on February 14, 2022, the grant date of such awards.
2.Instead of containing the “continued eligible service” definition applicable to the Performance Awards, the holders of the Non-Founder Performance Awards are required to remain a “Service Provider” (as defined in our 2019 Plan) through the date the achievement of the applicable performance stock price target is certified, and through the applicable time-based vesting date (except as described below).
3.The time-based vesting requirement under the Non-Founder Performance Awards is different than under the Performance Awards as our retention needs for these leaders are different than for the Co-Founders. For the Non-Founder Performance Awards, this requirement is satisfied as to 1/6th of the shares subject to the applicable share tranche on each company quarterly vesting date (February 15, May 15, August 15, or November 15) occurring on or after the date of certification of achievement of the stock price target for such tranche. Similar to the Performance Awards, the time-based vesting requirement is waived in the event of a change in control.
4.If the holder of a Non-Founder Performance Award status as a “Service Provider” ends with us as a result of death or disability, then, instead of his or her Non-Founder Performance Award remaining outstanding and eligible to vest based on the achievement of stock price targets for up to 18 months following the termination date of the holder, the unvested portion of the Non-Founder Performance Award will remain outstanding for thirty days following the date the holder terminates as a “Service Provider.”
5.There are no holding periods applicable to shares purchased under the Non-Founder Performance Awards. The compensation committee believes that, as with the Performance Awards to our Co-Founders, awarding our other key leaders with stock options that provide significant rewards for providing substantial, and in some cases exponential, increases in stockholder value over the long-term will motivate these leaders, and will orient the team toward the same goals and fully align them with the long-term interests of our stockholders, including our Disinterested Stockholders.
6.We are not seeking stockholder approval of these Non-Founder Performance Awards. In the event that the Performance Awards to the Co-Founders are not approved by a majority of the voting power held by the Disinterested Stockholders in the manner required under the Performance Award Agreement (as described above), the Non-Founder Performance Awards will remain in effect in accordance with their terms and the forfeiture of the Performance Awards to the Co-Founders will not impact the status of the Non-Founder Performance Awards.
Potential Value that Could be Realized under the Performance Awards
The table below depicts the maximum theoretical value that could be realized by each Co-Founder under the Performance Award over various vesting scenarios. The table below assumes that a Co-Founder does not exercise any portion of the Co-Founder’s Performance Award until immediately prior to the end of the 10-year term, which results in a significantly larger value being attributed to the Co-Founder than would be the case if the Co-Founder exercised the Co-Founder’s Performance Award as each tranche vests. If both Co-Founders exercised their Performance Awards immediately prior to the 10-year term, the aggregate value realized by both Co-Founders would be 200% of the amount in the first column (“Co-Founder Value Realized Under the Performance Award ($ in millions)”) and the aggregate value to our stockholders set forth in second column below (“Stockholder Value Realized ($ in millions)”) would proportionally decrease.
This table does not take into account any future dilutive events over the next ten years even though such events will occur. Importantly, this table also does not take into account any exercises of Non-Founder Performance Awards, which are eligible to become earned on substantially the same performance terms as the Performance Awards granted to our Co-Founders, as described in further detail above. Accordingly, this table should only be used for illustration purposes, recognizing that future dilutive events, exercises of the Non-Founder Performance Awards, or earlier exercises of the Performance Awards by either of the Co-Founders would significantly decrease the ultimate value the Co-Founder would realize from the Performance Award over the various vesting scenarios.

Total Tranches Earned	Co-Founder Value Realized Under the Performance Award ($ in millions)(1)	Stockholder Value Realized ($ in millions)(2)
0 Tranches	—	—
1 Tranche	3.8	6,253.0
2 Tranches	26.2	21,554.6
3 Tranches	99.9	41,043.5
4 Tranches	245.0	66,981.9
5 Tranches	489.8	100,319.6
6 Tranches	1,050.6	143,122.5
7 Tranches	1,952.1	198,952.6
8 Tranches	3,335.1	271,255.4
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(1)Values are calculated as of December 22, 2021, the Grant Date of the Performance Awards, and assume a current stock price of $136.81 per share, which was the closing price of a share of our Class A common stock on the Grant Date.
(2)For purposes of this calculation, we have assumed the total number of our outstanding shares of common stock is 326,043,355 and that our estimated total market capitalization is $44,606 million, which represents the total number of our outstanding shares of common stock as of April 7, 2022 multiplied by a stock price of $136.81 per share, which was the closing stock price of a share of our Class A common stock on the Grant Date. The total number of outstanding shares of our common stock includes shares outstanding and held by the Co-Founders as of April 7, 2022.
Potential Ownership of Securities As a Result of the Performance Awards
As of March 31, 2022, Mr. Prince beneficially owned 33,770,052 shares of the company’s Class B common stock, including (i) 17,649,579 shares of Class B common stock held of record by The Matthew Prince Revocable Trust dated October 29, 2015, for which Mr. Prince serves as a trustee, and of which 1,500,000 may be repurchased by us at the original exercise price; (ii) 491,031 shares of Class B common stock held of record by The Matthew Prince 2020 Annuity Trust dated May 20, 2020, for which Mr. Prince serves as co-trustee and investment advisor; (iii) 4,000,000 shares of Class B common stock held of record by The Matthew Prince 2021 Grantor Retained Annuity Trust #1 dated May 25, 2021, for which Mr. Prince serves as co-trustee and investment advisor; (iv) 4,000,000 shares of Class B common stock held of record by The Matthew Prince 2021 Grantor Retained Annuity Trust #2 dated August 13, 2021, for which Mr. Prince serves as co-trustee and investment advisor; (v) 6,569,442 shares of Class B common stock held of record by The Prince Family Nonexempt Irrevocable Trust dated March 29, 2016, for which Mr. Prince serves as an investment advisor; and (vi) 1,060,000 shares of Class B common stock held of record by The Prince Family Exempt Irrevocable Trust dated March 29, 2016, for which Mr. Prince serves as an investment advisor.
As of March 31, 2022, Ms. Zatlyn beneficially owned 11,586,772 shares of the company’s Class B common stock, including (i) 3,716,213 shares of Class B common stock held of record by The Sutherland/Zatlyn Revocable Trust dated November 17, 2016, for which Ms. Zatlyn serves as co-trustee; (ii) 1,576,284 shares of Class B common stock held of record by The SZ 2021 Irrevocable Trust dated November 6, 2021, for which Ms. Zatlyn serves as appointer; (iii) 294,275 shares of Class B common stock held of record by The SZ 2020 Irrevocable Trust dated November 25, 2020, for which Ms. Zatlyn serves as an investment advisor; (iv) 2,000,000 shares of Class B common stock held of record by The Sutherland/Zatlyn 2021 Annuity Trust dated May 22, 2021, for which Ms. Zatlyn serves as co-trustee; and (v) 4,000,000 shares of Class B common stock subject to options exercisable within 60 days of March 31, 2022, of which 2,500,000 shares are fully vested as of March 31, 2022.
For illustrative purposes only, if (i) all 3,960,000 shares of Class A common stock subject to each Co-Founder’s Performance Award were to become fully vested, outstanding and held by the applicable Co-Founder; and (ii) there were no other dilutive events of any kind, Mr. Prince and Ms. Zatlyn would beneficially own 11.5% and 4.7%, respectively, of the outstanding shares of our common stock as of March 31, 2022.
However, this calculation does not account for any future dilutive events over the next ten years, such as the issuance of additional equity as compensation to employees, as consideration for mergers and acquisitions, or for capital-raising activities, which would have the effect of diluting each Co-Founder’s ownership of our common stock, nor does it account for any sales of our stock that each Co-Founder will likely have to make in order to pay the exercise price and required taxes upon the exercise of stock options. Therefore, it is impossible to provide the exact or true percentage of each Co-Founder’s future total ownership of our common stock upon the vesting of one or more tranches of the Performance Award. Given that some amount of dilution and/or stock sales to cover required tax payments will occur, we believe that our Co-Founders’ future potential ownership of our common stock will be significantly less than 11.5% and 4.7%, respectively, if 100% of the Performance Awards were to vest.
Accounting and Tax Considerations of the Performance Awards
Accounting Consequences. We follow Financial Accounting Standards Board (FASB) Accounting Standards Codification Topic 718, Compensation—Stock Compensation (ASC Topic 718) for our stock-based compensation awards. ASC Topic 718 requires companies to measure the compensation expense for all stock-based compensation awards made to employees and directors based on the grant date “fair value” of these awards. Pursuant to ASC Topic 718, the fair value of the Performance Awards granted to Matthew Prince and Michelle Zatlyn will be determined using a Monte Carlo simulation; however, this calculation cannot be performed prior to the date on which it is approved by a majority of the voting power of the Disinterested Stockholders, as there is no “grant date” under ASC Topic 718 until such time. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based compensation awards in their income statements over the period that an executive officer is required to render service in exchange for the option or other award. Accordingly, the Performance Awards would result in the recognition of additional stock-based compensation expense over the requisite service period pursuant to ASC Topic 718.
For illustrative purposes only, the fair value of the Performance Awards has been estimated assuming an accounting grant date of June 2, 2022 (the date of the Annual Meeting at which the Performance Awards will be voted on by the Disinterested Stockholders), while, solely for the convenience of running an illustrative calculation, we have used $101.80, the year-to-date average closing market price of our Class A common stock through March 14, 2022, as if that were the closing price on June 2, 2022. The actual closing price that will be used in calculating the grant date fair value of the Performance Awards will be the closing market price of our Class A common stock on the date the Performance Awards are approved by the Disinterested Stockholders, as noted above. Recognition of expense of all of the tranches will commence on the date the Performance Awards are approved by the Disinterested Stockholders. Pursuant to ASC Topic 718, the stock price targets are considered “market conditions” and therefore the probability of meeting the eight stock price targets is not considered in determining the timing of expense recognition. This expense will be recognized ratably over the longer of the vesting period and the derived service period of each respective tranche, which is a weighted average of approximately 4.37 years, and the estimated expense to be recognized for fiscal year 2022, using the illustrative assumptions noted, is $35.2 million in the aggregate for each Performance Award. As a result, based on these assumptions, the company expects that the aggregate grant date fair value of each Performance Award (across all eight tranches) would be $222.1 million. The foregoing discussion contains estimates solely for illustrative purposes and, because the grant date of the Performance Awards for accounting purposes will be the date of the approval by the Disinterested Stockholders of the Performance Awards, the actual grant date fair value of the Performance Awards and related compensation expense will not be determined unless and until the Performance Awards are approved by a majority of the voting power of the Disinterested Stockholders, and the actual amounts may ultimately differ significantly from the foregoing illustration.
Federal Income Tax Consequences. The following discussion is a brief summary of the principal United States federal income tax consequences of the Performance Awards under the Code, as in effect on the date of this Proxy Statement. The following summary assumes that each Co-Founder remains a U.S. taxpayer. The Code and its regulations are subject to change. This summary is not intended to be exhaustive and does not describe, among other things, state, local or non-U.S. income and other tax consequences. The specific tax consequences to each Co-Founder will depend upon their future individual circumstances.

Tax Effects for the Co-Founders. The Co-Founders did not have taxable income from the grant of the Performance Awards nor will they have taxable income if our Disinterested Stockholders approve the Performance Awards nor will they have taxable income if the Performance Awards are forfeited as a result of our Disinterested Stockholders not approving them. If and when a Co-Founder exercises any portion of a Performance Award, the Co-Founder will recognize ordinary income with respect to each purchased share in an amount equal to the excess of the fair market value (on the exercise date) of a share of our Class A common stock purchased over the exercise price per share of the option. Any taxable income recognized in connection with the exercise of the Performance Award by a Co-Founder will be subject to tax withholding by us. Any additional gain or loss recognized upon any later disposition of the shares of Class A common stock will be capital gain or loss to the Co-Founder.
Tax Effects for the Company. Generally, Section 162(m) of the Code limits the amount we may deduct from our federal income taxes for compensation paid to our CEO and certain other current or former executive officers who are “covered employees” within the meaning of Section 162(m) of the Code, which includes Ms. Zatlyn, to $1 million per year, per individual, subject to certain exceptions. The regulations promulgated under Section 162(m) of the Code contain a transition rule that applies to companies, such as ours, that become subject to Section 162(m) of the Code by reason of becoming publicly held prior to December 20, 2019. Under this rule, certain compensation granted during a transition period currently is not counted toward the deduction limitation of Section 162(m) of the Code if the compensation is paid under a compensation arrangement that was in existence before the effective date of the initial public offering and certain other requirements are met. While certain of our equity awards may be eligible to be excluded from the deductibility limitation of Section 162(m) of the Code under this transition rule, the compensation committee has not adopted a policy that all equity or other compensation must be deductible. We currently expect our transition period to expire at our annual meeting of stockholders to be held in 2023, although it could expire earlier in certain circumstances. As a result, we currently expect that we will be allowed a tax deduction related to each Performance Award in an amount equal to the ordinary income realized by the applicable Co-Founder when he or she exercises the Performance Award and recognizes such income. However, the rules related to these deductions are complex and may change, and it is possible that we will not be able to deduct some or all of such amounts.
Performance Awards Benefits
The following table sets forth the aggregate number of shares of our Class A common stock subject to the Performance Awards and the Non-Founder Performance Awards, to all of our current executive officers, as a group, to all directors who are not executive officers, as a group, and to all employees who are not also executive officers, as a group.

Name of Individual or Group and Position	Number of Shares Subject to Options
Matthew Prince	3,960,000
Director, Chief Executive Officer
Michelle Zatlyn	3,960,000
Director, President and Chief Operating Officer
Thomas Seifert	555,000
Chief Financial Officer
Douglas Kramer	330,000
General Counsel and Secretary
All current executive officers, as a group (4 persons)	8,805,000
All current directors who are not executive officers, as a group (6 persons)	—
All employees who are not executive officers, as a group	4,030,000

Vote Required
Approval of the Performance Awards requires the affirmative vote under both of two different voting standards:
(1) the affirmative vote of a majority of the voting power of the shares of our common stock present virtually or by proxy during the Annual Meeting and entitled to vote on the performance equity awards (the Bylaws Standard); and
(2) the affirmative vote of a majority of the voting power of all issued and outstanding shares of the Class A common stock and the Class B common stock entitled to vote on the Performance Awards, as of the Record Date and voting as a single class, excluding those shares of Class A common stock and Class B common stock owned of record or beneficially, directly or indirectly, by: (a) members of the Excluded Group and (b) members of the Non-Founder Award Group (together the shares represented by (a) - (b), the Excluded Shares) (the Majority of the Minority Standard).
The “Excluded Group” means either Matthew Prince or Michelle Zatlyn or any of their respective Permitted Entities or Family Members, or any “group” that includes any of Matthew Prince or Michelle Zatlyn or their Permitted Entities or Family Members. "Non-Founder Award Group" means each named executive officer and other employee that was awarded a performance-based option grant under the 2019 Plan effective as of February 14, 2022, or any of their respective Permitted Entities or Family Members. Each of “Family Members” and “Permitted Entities” have the meanings ascribed to them in the Amended and Restated Certificate of Incorporation of the company, effective as of September 17, 2019.
The Excluded Shares will not be included in the numerator or denominator for purposes of determining whether the Majority of the Minority Standard has been obtained. We refer to the holders of shares of our Class A common stock and Class B common stock other than those listed in (a)-(b) above as the "Disinterested Stockholders." For purposes of this Proposal Four, any abstentions and broker non-votes will have the same effect as a vote against this proposal.
Supporting Statement and Recommendation of the Compensation Committee and the Board of Directors
We are asking the Disinterested Stockholders to vote their shares “FOR” the Performance Awards.
In October 2020, the compensation committee began preliminary discussions about potential performance award grants to our Co-Founders due in part to their view that the equity compensation incentives of the Co-Founders might not be sufficient to appropriately incentivize their long-term performance and fully-engaged leadership of the company. The members of the compensation committee, each of whom is an independent and disinterested member of the Board of Directors, spent over a year considering and designing a compensation award that would incentivize each Co-Founder to maximize value for the Disinterested Stockholders. As part of this process, the compensation committee and the Board of Directors sought to balance a variety of important objectives, including:
•Motivating the Co-Founders to help us continue to grow and pursue our mission to help build a better Internet by linking each Co-Founder’s compensation to our stock price performance, and thereby incentivizing the continued and long-term alignment of each Co-Founder’s interests with our interests and those of our other stockholders, including the Disinterested Stockholders;
•Incentivizing each Co-Founder to remain in a primary leadership role within our company over the long-term, which the compensation committee believes is critical to our company’s long-term growth and stock price performance;
•Motivating each Co-Founder to help us achieve stock price milestones that would generate extraordinary value for our stockholders, including the Disinterested Stockholders;
•Providing each Co-Founder with challenging performance goals to incentivize their continued attention and involvement as active leaders in the company over the long-term;
•Providing the Co-Founders with continued inspiration for innovation over the long-term and as a catalyst for the achievement of our long-term strategic and financial objectives, including growing the company into one of world’s key technology companies, with stock price performance acting as the key indicator of such achievement; and
•Providing incentives that are linked to stock price performance, as the Performance Awards will not vest (and therefore not be of any value to the Co-Founders) unless all of our stockholders benefit from significant value creation.
The Board of Directors and the compensation committee believe that we are only beginning our journey to helping build a better Internet, and have the potential, with proper vision, leadership, and execution, to become one of the world’s key technology companies.

The Board of Directors and the compensation committee recommend that the Disinterested Stockholders approve the Performance Awards for the following reasons:
1.Strengthening Incentives and Further Aligning of Stockholder, Company and Co-Founder Interests
The Board of Directors and the compensation committee believe in rewarding our Co-Founders in a way that is consistent with other comparable growth companies and provides compensation to them if, and only if, all other stockholders realize significant value.
Each Co-Founder’s receipt of any benefit from his or her Performance Award will be dependent on the Co-Founder leading us to achieve challenging milestones, requiring our stock price to reach $156.00 (based on a volume weighted average closing price over a rolling 90 calendar days) (for reference, the closing price of a share of Class A common stock was $112.36 on April 7, 2022) and then to continue to increase its stock price performance in 30% increments thereafter, up to $979.00 per share. Under the Performance Awards, if these challenging stock price targets are achieved, all of our stockholders (including the Disinterested Stockholders) will benefit, with the value of our equity growing meaningfully with each stock price target achievement. Moreover, in contrast to the Co-Founders’ rights under the Performance Awards, which, outside of the change in control scenario, require each stock price target to be met in full in order for the Co-Founder to receive any vesting of the corresponding tranche, our stockholders will realize the real-time benefit of any increases in the company’s stock price that result from increases that fall short of the specific stock price target for a specific tranche. Finally, the Performance Awards create even more stockholder alignment by incorporating features such as the “continued eligible service” requirements that motivate the Co-Founders to remain in primary leadership roles, and the holding period requirements that encourage the Co-Founders’ continuing alignment with our interests for several years after the grants of the Performance Awards.
As such, the Board of Directors and the compensation committee believe this award is a “pay-for-performance” compensation program that directly aligns each Co-Founder’s interests with the interests of our stockholders, including our Disinterested Stockholders.
2.Encouraging Co-Founder Retention
The Board of Directors and the compensation committee believe that having the Co-Founders remain meaningfully engaged and active with us is central to our achievement of our long-term vision and continued growth of our business and our share price. The Board of Directors and the compensation committee fully recognize that we have many valuable employees who have been an important part of our success. However, the Board of Directors and the compensation committee believe that our Co-Founders’ leadership has been instrumental in our successes to this point, including annual growth of over 125% from 2019 through 2021, five straight years of 50% or greater compounded revenue growth through 2021, and substantial improvements in our key business metrics since our IPO. These accomplishments have led to significant value creation for our stockholders, with our closing share price having increased over 600% from our IPO through March 31, 2022.
The Board of Directors and the compensation committee believe that this is just the start of a long and successful journey for us. We potentially are at an inflection point in our trajectory, however, and the Board of Directors and the compensation committee believe that our Co-Founders’ continued leadership will be a key to taking us to the next level and beyond. The Board of Directors and the compensation committee think that maintaining the continued focus and leadership of these Co-Founders can propel us to fulfill our most ambitious, visionary goals as a company.
As Co-Founders, both Mr. Prince and Ms. Zatlyn have significant holdings in our company that, by most standards, would more than allow them to retire to pursue other interests. Leaders of this caliber often do their best work, and are at their most energized and engaged, when they have ongoing, reach-for-the-stars goals. In light of those realities, the compensation committee carefully structured the Performance Awards to keep the Co-Founders motivated over the long‑term to continue to devote their valuable time, intellect and energy to us. By providing the Co-Founders with the Performance Awards, which provide significant rewards for creating meaningful value for our stockholders, the compensation committee believes that the Co-Founders will remain fully engaged and motivated over the long-term. In the compensation committee’s discussions with the Co-Founders, they have indicated that this is the case, and that the Performance Awards leave them energized and looking forward to meeting the challenges presented.
Additionally, to further tie the Co-Founders’ compensation under the Performance Awards to their continued full engagement with us over the long-term, each Co-Founder generally must remain in primary leadership positions with us both at the time the achievement of an applicable stock price target has been certified, and through the date the applicable time-based vesting requirements are satisfied. This encourages the Co-Founders to continue to lead the management and growth of our company, while providing flexibility as we grow for alterations in their roles if the compensation committee or the independent members of the Board of Directors believe that such shift is in the best interests of our company and stockholders and maintains the appropriate depth of involvement being sought from them.
3.Promoting the Achievement of the Company’s Current and Future Strategic and Financial Objectives
The Board of Directors and the compensation committee believe that the presence of a challenging and rewarding performance reward is instrumental in motivating the Co-Founders to lead us to meaningful stock price growth, to a 90-day volume weighted average closing price of $156.00 per share as the first step, and potentially to a volume weighted average closing price of $979.00 over time. In designing the Performance Awards, the compensation committee considered the fact that, in order to reach the stock price targets, we will have to continue and expand our growth, and continue to excel in pursuing our mission of helping build a better Internet. By tying the vesting of the Performance Awards to specific increases in our stock price, the Board of Directors and the compensation committee believe that the Co-Founders are fully incentivized to achieve extraordinary value for our stockholders, continue to fulfill our mission, and become one of the world’s most important technology companies.
THE COMPENSATION COMMITTEE AND BOARD OF DIRECTORS UNANIMOUSLY RECOMMEND THAT THE DISINTERESTED STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE PERFORMANCE AWARDS.

Additional Background Regarding Performance Awards
The chronology included in this section of this Proposal Four summarizes certain key meetings and events that led to the grant of the Performance Awards. The chronology does not purport to catalog every action by, or conversation among, the Board of Directors, the compensation committee, the Co-Founders or the representatives of the company, the compensation committee, the Co-Founders, their respective advisors, or any other persons.
On October 13, 2020, at the request of the Co-Founders, a telephone call was held between the Co-Founders and a representative of Compensia. During this telephone call, the Co-Founders noted that, in light of the success achieved by the Company to date and the corresponding wealth creation for the Co-Founders from the Company stock they currently own, executive compensation at market-based levels (based on the Company’s peer group) would not provide the Co-Founders with a meaningful source of motivation. The Co-Founders asked Compensia to report on what compensation arrangements are typical for founders in similar situations. The Compensia representative discussed the typical founder compensation arrangements generally aligned with peer group compensation levels, as well as the use of special performance grants as a way to link founders’ incentives to long-term stock price success and stockholder value creation. Thereafter, the representative of Compensia contacted the Chair of the compensation committee to suggest a discussion of Co-Founder compensation at or following the October 27, 2020 compensation committee meeting.
On October 27, 2020, the compensation committee held a regularly scheduled quarterly meeting with, as is the customary practice of the compensation committee for its regular quarterly meetings, the Co-Founders and representatives of Wilson Sonsini and Compensia in attendance at the invitation of the compensation committee. The agenda for this meeting included the compensation committee’s general review of executive compensation at the company. During the closed session portion of the meeting without the Co-Founders present, the compensation committee determined that they would schedule a follow up meeting later that day with a representative of Compensia to discuss executive compensation generally.
Later on October 27, 2020, the compensation committee held a meeting with representatives of Wilson Sonsini and a representative of Compensia in attendance at the invitation of the compensation committee. At the meeting, the representative of Compensia recounted his October 13 discussion with the Co-Founders, and discussed the possibility of considering special, performance-based equity grants to the Company’s founder executives and the related particular incentive considerations for founder executives. The compensation committee considered the appropriate structure of such an equity award that would maintain alignment between the Co-Founders’ interests and the interests of the company’s other stockholders, and the company’s desire to retain the Co-Founders as the primary leaders of the company. A representative of Compensia introduced the possibility of large, multi-year equity grants as a method of providing ongoing incentives for the Co-Founders. The compensation committee requested that Compensia prepare a presentation on compensation packages, including with respect to long-term equity incentives provided to high level executives and founders of other companies. The compensation committee requested that Wilson Sonsini lead the compensation committee through a discussion of governance and fiduciary responsibilities and considerations and process decisions.
On October 28, 2020, the Board of Directors held a meeting with a representative of Wilson Sonsini in attendance at the invitation of the Board of Directors. At the meeting, the chair of the compensation committee noted that the compensation committee would be commencing a process to review and evaluate the executive compensation of the Co‑Founders, which could include the potential grant of equity awards to the Co-Founders.
On November 11, 2020, the compensation committee held a meeting with representatives of Wilson Sonsini and a representative of Compensia in attendance at the invitation of the compensation committee. Representatives of Wilson Sonsini provided a presentation and led a discussion regarding the governance and fiduciary responsibilities of the compensation committee and the process the compensation committee should undertake in considering whether to grant equity awards to the Co-Founders. A representative of Compensia then provided a presentation on the advantages and disadvantages of an equity award for the Co-Founders and various equity award structures, an overview of market data regarding similar equity awards granted by other companies, and potential next steps for the compensation committee. Following Compensia’s presentation, the compensation committee requested that Compensia present at a future meeting on various potential designs of special equity awards for the compensation committee to consider. Compensia’s work in connection with this meeting and all other meetings of the compensation committee relating to the Potential Equity Awards (as defined below) was provided based on Compensia’s standard hourly rates.
In January 2021, the Board of Directors evaluated the composition of the compensation committee and determined it would be beneficial to expand its membership to provide additional resources and viewpoints. Given his qualifications and experience as the chief executive officer of a publicly-traded software company, on January 21, 2021, the Board of Directors appointed Mr. Anderson to the compensation committee.

On January 27, 2021, the chair of the compensation committee had a discussion with representatives of Wilson Sonsini regarding the possible appointment of Carl Ledbetter as a member of the compensation committee based on Dr. Ledbetter’s extensive business, executive compensation, and board of directors experience. The participants also discussed a delegation by the Board of Directors to the compensation committee of the full power and authority of the Board of Directors to evaluate and consider potential equity awards to the Co-Founders (the Potential Equity Awards).
On January 28, 2021, the compensation committee held a meeting with Dr. Ledbetter, who was invited for the reasons noted above and in light of his expected future addition to the compensation committee, and representatives of Wilson Sonsini and Compensia in attendance at the invitation of the compensation committee. Members of the company’s in-house legal team, including the company’s General Counsel, were present for a portion of the meeting. At the meeting, the compensation committee discussed the importance of a thorough process, the possibility of engaging independent Delaware counsel to the compensation committee and other independent advisors to the compensation committee, the potential delegation of authority by the Board of Directors to the compensation committee with respect to the Potential Equity Awards, and related process matters. Following the departure of the members of the company’s in-house legal team from the meeting, representatives of Compensia provided a presentation and led a discussion regarding market data of executive compensation packages, including with respect to long-term equity incentives, in other companies and potential alternative equity compensation structures for the Co-Founders.
On February 1, 2021, on behalf of the compensation committee, the chair of the compensation committee interviewed a representative of Potter Anderson to serve as the compensation committee’s independent Delaware counsel.
On February 2, 2021, the compensation committee held a regularly scheduled quarterly meeting, which at the invitation of the compensation committee, was attended by representatives of Wilson Sonsini and Compensia and, for a portion of the meeting, the Co-Founders. During this meeting, the compensation committee met in closed session with representatives of Wilson Sonsini and Compensia. The compensation committee and representatives of Wilson Sonsini discussed the potential delegation of authority by the Board of Directors to the compensation committee with respect to the Potential Equity Awards. In addition, the chair of the compensation committee reported on the matters discussed during the interview of Potter Anderson. Following discussion, the compensation committee determined to engage Potter Anderson as independent Delaware counsel to the compensation committee based upon, among other things, Potter Anderson’s qualifications and lack of any actual or potential conflicts of interest with respect to the Potential Equity Awards and with respect to a potential engagement, along with Potter Anderson’s experience and expertise with transactions involving potential conflicts of interest, special and other independent committees of boards of directors, and corporate governance matters under Delaware law.
On February 3, 2021, the Board of Directors held a regularly scheduled quarterly meeting, with the Co-Founders recusing themselves from a portion of the meeting. Representatives of Wilson Sonsini attended the meeting at the invitation of the Board of Directors. At the meeting, while the Co-Founders were not in attendance, the Board of Directors adopted resolutions, which included, among other things: (a) a determination by the Board of Directors that each member of the compensation committee, then-consisting of Mark Anderson, Maria Eitel and Scott Sandell, is independent and disinterested in all material respects, including in connection with the Potential Equity Awards; (b) a delegation of the full power and authority of the Board of Directors to the compensation committee to, among other things, (1) review and evaluate the advisability of the Potential Equity Awards, (2) identify, review, and evaluate alternatives to the Potential Equity Awards, (3) if the compensation committee considers it advisable or appropriate, negotiate, determine the structure, size, form, terms, and conditions of the Potential Equity Awards and the form, terms, and conditions of any definitive agreements in connection therewith, including, but not limited to, the size of the Potential Equity Awards, the type of equity award to be granted, whether the Potential Equity Awards will be granted under the company’s existing equity incentive plan or a separate plan and/or agreement, any performance metrics and other additional vesting conditions applicable to the Potential Equity Awards, the impact of each recipient’s separation from service and/or of a company change in control on the Potential Equity Awards, the mechanism for applicable tax withholding related to the Potential Equity Awards, any contingent requirements to the Potential Equity Awards, and any and all other terms and conditions of the Potential Equity Awards as the compensation committee deems advisable or appropriate, (4) determine whether the Potential Equity Awards are fair to, and in the best interests of, the stockholders of the company that are not affiliated with the Co-Founders, (5) establish any necessary or desirable conditions relating to the Potential Equity Awards, and (6) approve any Potential Equity Awards and any new equity incentive plan and/or forms of equity award agreement related thereto; and (c) a resolution that the Board of Directors would not approve the Potential Equity Awards without the prior recommendation of the compensation committee.
On February 24, 2021, the compensation committee held a meeting with representatives of Potter Anderson and Wilson Sonsini in attendance at the invitation of the compensation committee. During the meeting, the representatives of Potter Anderson discussed the role of the compensation committee in considering and negotiating the Potential Equity Awards and the appropriate process and timeline for the compensation committee’s deliberations. Representatives of Potter Anderson also discussed the benefits of the company utilizing an independent and disinterested committee, such as the compensation committee, and pursuing a fully informed and uncoerced approval of the majority of the voting power held by the disinterested stockholders with respect to the Potential Equity Awards (such approval, Minority Stockholder Approval). The compensation committee also discussed the composition of the compensation committee and determined that it would be appropriate to add Dr. Ledbetter as an additional member to the compensation committee, which would result in a four-member committee. A representative of Potter Anderson discussed with the compensation committee Dr. Ledbetter’s prior compensation committee experience and their view that Dr. Ledbetter would, like the other members of the compensation committee, qualify as an independent and disinterested member, including with respect to the Potential Equity Awards. In addition, the compensation committee and representatives of Potter Anderson and Wilson Sonsini discussed the company’s rationale in contemplating the Potential Equity Awards, including the company’s potential for significant economic growth in the coming years, the company’s desire to align the Co-Founders’ compensation with executive compensation at comparable growth companies and the overall need to appropriately motivate, retain, and compensate the Co-Founders in light of their criticality to the company and its future growth.
On March 16, 2021, the Board of Directors appointed Dr. Ledbetter to the compensation committee.
On March 30, 2021, the compensation committee held a meeting with representatives of Potter Anderson, Wilson Sonsini, and Compensia in attendance at the invitation of the compensation committee. During the meeting, the compensation committee and representatives of Potter Anderson and Wilson Sonsini discussed the various considerations entailed in determining whether to seek Minority Stockholder Approval. The compensation committee discussed the importance of taking the requisite time to engage in a thoughtful and deliberate process with respect to the Potential Equity Awards. Representatives of Compensia reviewed select precedent special equity compensation awards which were granted to executives who were controlling stockholders at the time of the grant. The compensation committee next discussed the past success of the company, the timeframe and potential for significant future company growth, that the future success of the company is strongly expected to be materially influenced and driven by the continued leadership of the Co-Founders, the Co-Founders’ unique roles at the company and how central they are to the full realization and expansion of the company’s mission and growth, the company’s desire to align the Co-Founders’ compensation with executive compensation at comparable growth companies, how to structure and allocate any Potential Equity Awards between the Co-Founders, the likelihood that the Co-Founders would remain at the company including the potential for the Co-Founders to be recruited to other companies or projects, and the need to so retain them and further motivate them given their critical role in furthering the company’s future growth. The compensation committee and the advisors also discussed the advantages and disadvantages associated with longer- or shorter-term equity compensation performance and vesting requirements.
On April 26, 2021, the compensation committee held a regularly scheduled quarterly meeting, which at the invitation of the compensation committee, was attended by representatives of Wilson Sonsini and Compensia and, for a portion of the meeting, the Co-Founders. The compensation committee provided the Co-Founders with a high-level update on the status of the compensation committee’s activities regarding the Potential Equity Awards, the anticipated timing for the compensation committee’s initial discussion with the Co-Founders regarding the substance and the general parameters of the Potential Equity Awards, and the appropriateness of an in-depth process related to the Potential Equity Awards. During this meeting, the compensation committee also met in closed session with representatives of Wilson Sonsini and Compensia, and further discussed the Potential Equity Awards, including potential timing considerations around such equity grants, potential performance goals, the potential broader impacts to company stockholders and other stakeholders, as well as the potential societal benefits of encouraging company growth and the creation of long-term stockholder value. Representatives of Compensia also highlighted for the compensation committee additional examples and data points regarding equity grants to founders of other public and private companies.
On May 21, 2021, the compensation committee held a meeting with representatives of Potter Anderson, Wilson Sonsini, and Compensia in attendance at the invitation of the compensation committee. During the meeting, representatives of Compensia reviewed compensation data for several comparable companies and the average annualized fair value (for accounting purposes) of executive equity compensation awards of similar companies. In connection with its analysis, Compensia presented data to the compensation committee on 45 special equity grants made between 2012 and 2021 by companies of various sizes and values and across various industries to their chief executive officers and/or other executives.1 Representatives of Compensia then led the compensation committee in a discussion regarding the possible value of the Potential Equity Awards, including the range of values of similar companies’ executive equity compensation awards, and structuring of the Potential Equity Awards. In addition, the compensation committee and representatives of Compensia, Wilson Sonsini, and Potter Anderson discussed the vehicle for the Potential Equity Awards, including the advantages and considerations of several potential grant vehicles, including with respect to the vesting, dilutive characteristics, tax and accounting implications, and possible impact on the incentives of the Co-Founders. The compensation committee preliminarily determined to focus on restricted stock as the equity grant vehicle for the Potential Equity Awards in evaluating other possible terms for such awards. The compensation committee and representatives of Potter Anderson and Wilson Sonsini then discussed the issuance of voting or non-voting stock in connection with the Potential Equity Awards, including the advantages and considerations of each approach. A representative of Potter Anderson noted that under Delaware law, it is advisable that, prior to the start of negotiations with respect to any proposal submitted by the compensation committee, the compensation committee clearly express to the Co-Founders that such proposal is conditioned on Minority Stockholder Approval.
On May 27, 2021, the compensation committee held a meeting with representatives of Potter Anderson, Wilson Sonsini, and Compensia in attendance at the invitation of the compensation committee. Representatives of Compensia provided an analysis of the possible size, structure, length, method of vesting, and value of the Potential Equity Awards, including the preliminary modeling of the Potential Equity Awards based on different annual compound annual growth rate (CAGR) targets (with the understanding that such targets would later be replaced with the applicable stock price targets). The compensation committee discussed considerations relevant to the Potential Equity Awards, including the Co-Founders’ current equity ownership in the company, the compensation committee’s view that the Potential Equity Awards would maintain alignment between the interests of the Co-Founders and the interests of the company’s other stockholders, and the compensation committee’s strong belief that the company will likely experience greater success with the Co-Founders serving as executives of the company. The compensation committee and representatives of Potter Anderson and Wilson Sonsini discussed the benefits of pursuing Minority Stockholder Approval, and the compensation committee determined that any proposal for the Potential Equity Awards would be subject to a Minority Stockholder Approval condition. The compensation committee also discussed a potential timeline for initial discussions with the Co-Founders regarding the Potential Equity Awards.
On June 18, 2021, the compensation committee held a meeting with representatives of Potter Anderson, Wilson Sonsini, and Compensia in attendance at the invitation of the compensation committee. During the meeting, the compensation committee and its advisors discussed a draft high-level summary of the compensation committee’s proposed framework for the Potential Equity Awards, including with respect to, among other things, the proposed equity vehicle of restricted stock, the size of the Potential Equity Awards, stock price targets based on a CAGR of 25%, ten-year performance period with ten equally apportioned tranches, the periods for time-based vesting, and the impact of termination of employment and transition in company leadership role. In consultation with the representatives of Potter Anderson, Wilson Sonsini, and Compensia, the compensation committee also determined the process and timing for communicating and delivering such summary to the Co-Founders.
On June 28, 2021, the compensation committee held a meeting with the Co-Founders and a representative of Wilson Sonsini in attendance at the invitation of the compensation committee. At the meeting, the compensation committee discussed a high-level summary of the compensation committee’s proposed framework for the Potential Equity Awards, which provided for the following key terms, among other things: (a) equal allocation of awards between the Co-Founders, (b) the use of restricted stock as the equity grant vehicle, (c) ten-year grants with an estimated accounting fair value of approximately $75 million per Co-Founder (with the accounting fair value estimated for these planning purposes assuming a stock price of $80.00 per share on the accounting grant date, which was the fair market value of a share on January 15, 2021, this date was in close proximity to
1 See Appendix A for certain information regarding the 45 special equity grants provided by Compensia to the compensation committee (the Precedent Grants). The Precedent Grants were reviewed by the compensation committee in lieu of the data related to the company’s compensation peer group, which is set forth on page 61 of this Proxy Statement, because the compensation peer group would have, in general, provided only data with respect to the market value of annual grants, whereas the Precedent Grants reflected special awards with multi-year structures in lieu of future awards. As the compensation committee continued its process, it also considered the estimated annualized grant date fair value of the Potential Equity Awards, in light of annual compensation granted by members of its compensation peer group to similarly situated executives.

the time these accounting fair value estimates were calculated)2, (d) stock price hurdles based on 25% per year CAGR in ten equal tranches, (e) the requirement for time-based vesting based on the Co-Founder’s continued employment with the company in his or her current role (or, with respect to Ms. Zatlyn, elevation to a CEO role) through the later of (1) 18 months from the date the tranche meets performance, (2) seven years from the grant date, and (3) the originally scheduled goal year, assuming one tranche would be associated with each year following the grant date, (f) the use of Class A common stock, (g) forfeiture of the awards upon termination of a Co-Founder’s employment, (h) the early measurement of performance, and the waiver of time-based vesting, in connection with a change in control, and (i) the condition that any proposal submitted by the compensation committee would require Minority Stockholder Approval. The compensation committee discussed with the Co-Founders that the compensation committee’s preferred process going forward is for the Co-Founders to provide their feedback regarding the foregoing framework to the compensation committee, and the compensation committee, in consultation with its advisors, would then reflect on such feedback and thereafter deliver a formal proposal to the Co-Founders. The Co-Founders indicated support of the compensation committee’s proposed process. Later on June 28, 2021, the compensation committee delivered a written high-level summary of the compensation committee’s proposed framework for the Potential Equity Awards containing the terms discussed at the meeting (the June 28 Committee Framework).
On July 27, 2021, the compensation committee held a regularly scheduled quarterly meeting, which at the invitation of the compensation committee, was attended by representatives of Wilson Sonsini and Compensia and, for a portion of the meeting, the Co-Founders. During this meeting, the compensation committee met in closed session with representatives of Wilson Sonsini and Compensia. The compensation committee discussed expected next steps regarding the Potential Equity Awards and noted that the Co-Founders were still in process of considering and engaging personal counsel.
On August 7, 2021, the Co-Founders provided the chair of the compensation committee with preliminary feedback, which the chair subsequently shared with the other members of the compensation committee, on the June 28 Committee Framework (the August 7 Co-Founder Feedback), including the Co-Founders’ desire that (1) the aggregate number of shares issuable upon full vesting of the Potential Equity Awards be increased with the initial stock price target also being increased (with corresponding increases in the later tranches), (2) the compensation committee explore using options rather than restricted stock as the equity grant vehicle, and (3) the compensation committee consider permitting role transitions for the Co-Founders within the company. The Co-Founders also indicated a desire to understand the advisability of pursuing a disinterested stockholder vote with respect to the Potential Equity Awards.
On August 10, 2021, the compensation committee held a meeting with a representative of Potter Anderson and representatives of Wilson Sonsini and Compensia in attendance at the invitation of the compensation committee. During the meeting, the compensation committee and its advisors discussed the August 7 Co-Founder Feedback and observed that the feedback was constructive and suggested a workable path to agreement on the terms of the Potential Equity Awards. The compensation committee also discussed the compensation committee’s earlier determination that any proposal for the Potential Equity Awards delivered by the compensation committee would include a condition that Minority Stockholder Approval be obtained. The compensation committee then requested that representatives of Compensia update their materials to reflect the potential impact that the August 7 Co-Founder Feedback, if accepted, would have on Compensia’s analysis of the Potential Equity Awards and that representatives of Wilson Sonsini continue their review of whether the timing of the Potential Equity Awards would have financial consequences under San Francisco’s Overpaid Executive Gross Receipts Tax (the CEO Tax), which would become effective January 1, 2022.
On August 19, 2021, the compensation committee held a meeting with a representative of Wilson Sonsini and representatives of Compensia and Infinite Equity in attendance at the invitation of the compensation committee. During the meeting, the compensation committee interviewed representatives of Infinite Equity regarding a potential engagement for Infinite Equity to provide consulting and modeling services to the compensation committee in connection with the Potential Equity Awards. The compensation committee determined to engage Infinite Equity to provide such services, subject to entering into an engagement letter. Infinite Equity subsequently entered into an engagement letter with the compensation committee, pursuant to which Infinite Equity was paid its standard hourly rates.
On August 20, 2021, members of the compensation committee held a meeting with representatives of Potter Anderson, Wilson Sonsini, and Innisfree M&A Incorporated (Innisfree) in attendance at the invitation of the compensation committee. During the
2 The fair values estimates were developed in accordance to ASC Topic 718 requirements. The methodology, modeling approach, and key assumptions were developed in a manner that is consistent with the requirements had these awards been actually issued. The design of the award necessitates the use of Monte Carlo simulation to project Cloudflare’s stock price to estimate the potential value the award recipients may receive in the future. The projection of the stock prices within the model rely on two key economic assumptions: risk-free rate and expected volatility. Additionally, an assumption for when the award holders would exercise vested options was used for the fair value estimates.

meeting, the compensation committee interviewed the representatives of Innisfree for a potential engagement to provide consulting, analytic, and proxy solicitation services to the compensation committee in connection with the Potential Equity Awards and the contemplated Minority Stockholder Approval. Following discussion, the compensation committee determined to engage Innisfree to provide such services, subject to entering into an engagement letter.
On September 8, 2021, the compensation committee held a meeting with representatives of Potter Anderson, Wilson Sonsini, Compensia, Infinite Equity, and Innisfree in attendance at the invitation of the compensation committee. During the meeting, representatives of Infinite Equity discussed the accounting fair value of the Potential Equity Awards based on the use of restricted stock or stock options under alternate stock price hurdle structures. Representatives of Innisfree then discussed the composition of the company’s stockholders and the likelihood of the company’s stockholders exclusive of the company’s officers and directors voting in favor of any Potential Equity Awards. Next, representatives of Wilson Sonsini discussed the CEO Tax and the possible impact of such tax on the Potential Equity Awards and related timing considerations. The compensation committee reviewed an illustrative analysis provided by the company's management team that indicated that, assuming the application of the CEO Tax to the Potential Equity Awards in 2022, less than $2 million of incremental taxes would be owed by the company to the city of San Francisco as a result of the Potential Equity Awards. Finally, representatives of Potter Anderson provided a summary of comparable executive equity compensation award grants from other companies and the circumstances under which a stockholder vote was or was not sought in connection with the equity award.
On September 17, 2021, the compensation committee held a meeting with representatives of Potter Anderson, Wilson Sonsini, Compensia, and Infinite Equity in attendance at the invitation of the compensation committee. During the meeting, representatives of Compensia presented an analysis of the Potential Equity Awards, which reflected the impact of changing certain features of the Potential Equity Awards set forth in the June 28 Committee Framework in light of the August 7 Co-Founder Feedback. Representatives of Compensia, Infinite Equity, Potter Anderson, and Wilson Sonsini led the compensation committee in a discussion regarding alternative design scenarios for the Potential Equity Awards and certain considerations in selecting among them, including with respect to incentivizing the Co-Founders to remain the company’s primary leaders and motivating and compensating the Co-Founders in light of their criticality to the company and its future growth, comparability to precedent significant executive equity grants, the Co-Founders’ current level of equity ownership in the company and the potential increase resulting from vesting of the Potential Equity Awards, and the estimated fair value of the Potential Equity Awards for accounting purposes. During the course of this discussion, the compensation committee determined that it would be appropriate to deliver a proposal to the Co-Founders based on the June 28 Committee Framework with modifications to reflect, among other things, the use of stock options instead of the previously contemplated restricted stock and the related increase in the number of aggregate shares issuable for the stock options and the use of four tranches of stock price targets instead of the previously contemplated ten tranches.
On September 19, 2021, the compensation committee delivered to the Co-Founders a proposal containing the terms discussed at the compensation committee meeting held on September 17, 2021 (the September 19 Committee Proposal).
On September 24, 2021, representatives of Potter Anderson and Wilson Sonsini had a telephone call with a representative of Skadden, Arps, Slate, Meagher & Flom LLP (Skadden), the Co-Founders’ personal legal counsel in connection with the Potential Equity Awards, during which the Skadden representative previewed the proposed substantive changes to the Potential Equity Awards that would be reflected in the Co-Founders’ forthcoming counter proposal.
On September 28, 2021, a representative of Skadden delivered, on behalf of the Co-Founders, to representatives of Potter Anderson and Wilson Sonsini a counter proposal for the Potential Equity Awards, which modified the terms set forth in the September 19 Committee Proposal to, among other things, use eight tranches for stock price goals, eliminate the time-based vesting requirement, add a twenty-four month post-vesting holding period, permit continued vesting of the Potential Equity Awards in the event that a Co-Founder transitions out of his or her current executive role but remains a director or obtains a C-suite position with the company (the Role Transition Provision), and add a death or disability vesting provision (such terms collectively, the September 29 Co-Founder Proposal).
On October 4, 2021, the compensation committee held a meeting with representatives of Potter Anderson, Wilson Sonsini, Compensia, and Infinite Equity in attendance at the invitation of the compensation committee. During the meeting, the compensation committee and the representatives of Potter Anderson, Wilson Sonsini, Compensia, and Infinite Equity discussed the September 29 Co-Founder Proposal. Representatives of Compensia presented an updated analysis and discussed, among other things, the economics of the Potential Equity Awards based on the September 29 Co-Founder Proposal compared to the September 19 Committee Proposal, including with respect to the potential impact on the estimated per person accounting grant date fair value based on various alternative scenarios and structures. The compensation committee and the representatives of Potter Anderson, Wilson Sonsini, Compensia, and Infinite Equity discussed how the modifications reflected in the September 29 Co-Founder Proposal could negatively impact the incentives for the Co-Founders to remain focused on growing the company and to remain in primary leadership positions with the company and discussed potential responses to the September 29 Co-Founder Proposal and how those potential responses could enhance such incentives. During the course of these discussions, the compensation committee determined to deliver a proposal to the Co-Founders that would, among other things, (a) reject the proposed transition in role provision, (b) back-weight the eight tranches, so that smaller tranches become eligible to vest at lower stock price targets, and larger tranches become eligible to vest at the higher stock price targets, (c) maintain the Co-Founder’s continued employment with the company in his or her current role (or, with respect to Ms. Zatlyn, elevation to a CEO role) as a condition to both the performance-based and time-based vesting requirements, and (d) accept the proposed two-year post-vesting holding requirement.
On October 7, 2021, representatives of Potter Anderson and Wilson Sonsini delivered, on behalf of the compensation committee, a proposal containing the terms discussed at the compensation committee meeting held on October 4, 2021 (the October 7 Committee Proposal) to a representative of Skadden.
On October 15, 2021, a representative of Skadden had a telephone call with representatives of Potter Anderson and Wilson Sonsini, during which the representative of Skadden delivered, on behalf of the Co-Founders, a revised proposal to (1) add back the Role Transition Provision, modified to provide that the change in role (other than of Ms. Zatlyn to CEO or of the Co-Founders to co-CEO) must be approved by the compensation committee or the independent members of the Board of Directors (the Renewed Role Transition Provision) and (2) change the holding period from two years to the earlier of six years from the grant date and two years from the vesting date (the October 15 Co-Founder Proposal).
On October 25, 2021, the compensation committee held a meeting with representatives of Potter Anderson, Wilson Sonsini, Compensia, and Infinite Equity in attendance at the invitation of the compensation committee. During the meeting, the compensation committee and representatives of Potter Anderson, Wilson Sonsini, Compensia, and Infinite Equity discussed the October 15 Co-Founder Proposal. With respect to the Renewed Role Transition Provision, the compensation committee and its advisors discussed possible approaches that would permit the Co-Founders’ desired flexibility for certain appropriate role transitions while furthering the compensation committee’s objective to retain and motivate the Co-Founders as engaged, forward-looking leaders of the company. The compensation committee determined it would be appropriate to accept the Renewed Role Transaction Provision subject to adding a requirement that the Co-Founders remain full-time in their current roles (or as Co-CEOs or, with respect to Ms. Zatlyn, be elevated to a CEO role) for a period of four years from the grant date and that any subsequent transition to an executive chair or another C-Suite position be in a full-time capacity, with such altered role (other than a co-CEO role or, for Ms. Zatlyn, a CEO role) confirmed as being a “C-suite” level position by the compensation committee or the independent members of the Board of Directors (the Revised Role Transition Provision). With respect to the proposed modification to the holding period reflected in the October 15 Co-Founder Proposal, a representative of Infinite Equity advised the compensation committee that any impact on the financial accounting expense of the Potential Equity Awards to the company due to this proposed change would be negligible. The estimated per person grant date fair value of the Potential Equity Awards prior to this proposed modification to the holding period was approximately $158.4 million (with the estimate assuming a stock price of $120.00 per share on the accounting grant date). Following discussion, the compensation committee determined that such change to the holding period was reasonable. The compensation committee requested that Potter Anderson and Wilson Sonsini communicate to Skadden that the compensation committee would be willing to accept the proposed change to the holding period, subject to the Co-Founders’ acceptance of the Revised Role Transition Provision (the Final Proposal).
On October 27, 2021, representatives of Potter Anderson and Wilson Sonsini had a telephone call with a representative of Skadden, during which the representatives of Potter Anderson and Wilson Sonsini delivered, on behalf of the compensation committee, the Final Proposal.
Later on October 27, 2021, the compensation committee held a regularly scheduled quarterly meeting, which included a special portion of a meeting, which at the invitation of the compensation committee, was attended by representatives of Potter Anderson and Wilson Sonsini and, for a portion of the meeting, the Co-Founders. The Co-Founders informed the compensation committee that they were prepared to proceed with the Potential Equity Awards based on the terms of the Final Proposal. The compensation committee and its legal advisors also discussed the anticipated stockholder engagement process that was expected to follow the compensation committee’s potential future approval of the Potential Equity Awards for purposes of soliciting the Minority Stockholder Approval. Following the Co-Founders’ departure from the meeting, the compensation committee discussed, among other things, providing an update regarding the Potential Equity Awards to the other independent members of the Board of Directors, and the compensation committee’s desire to complete its annual performance review process with respect to the Co-Founders prior to the compensation committee’s approval of the Potential Equity Awards.
On October 28, 2021, the compensation committee held a meeting with representatives of Potter Anderson, Wilson Sonsini, Compensia, and Innisfree in attendance at the invitation of the compensation committee. One of the two independent members of the Board of Directors (other than the members serving on the compensation committee) was also in attendance at the invitation of the compensation committee. During the meeting, the compensation committee and its advisors provided the independent director with a summary of the compensation committee’s process in considering whether to grant, and the appropriate structure for and terms of, the Potential Equity Awards and a summary of the material agreed-upon terms of the Potential Equity Awards.
On November 16, 2021, the chair of the compensation committee held a meeting with the other independent member of the Board of Directors not serving on the compensation committee that was also attended by representatives of Potter Anderson and Wilson Sonsini. The chair and representatives of Potter Anderson and Wilson Sonsini provided the independent director with an update substantially similar to the one provided during the compensation committee meeting held on October 28, 2021.
On November 17, 2021, representatives of Wilson Sonsini transmitted to a representative of Skadden a draft of the form of the Performance Stock Option Agreement.
Between November 17, 2021 and December 21, 2021, representatives of Wilson Sonsini, with the oversight of Potter Anderson and input of the compensation committee, and Skadden negotiated the form of the Performance Stock Option Agreement, with representatives of Wilson Sonsini also providing the compensation committee with periodic updates.
From October 27, 2021 through December 17, 2021, the compensation committee conducted annual performance reviews of the Co-Founders, which process included interviews with the company’s key personnel and the Co-Founders. On each of December 13, December 15 and December 16, 2021, the compensation committee held a meeting with representatives of Potter Anderson and Wilson Sonsini in attendance at the invitation of the compensation committee. During these meetings, the compensation committee and representatives of Potter Anderson and Wilson Sonsini discussed the results of the annual performance reviews of the Co-Founders, timing considerations related to granting the Potential Equity Awards and related process matters.
On December 22, 2021, the compensation committee held a meeting, which at the invitation of the compensation committee, was attended by representatives of Potter Anderson, Wilson Sonsini, and Innisfree and, for a portion of the meeting, representatives of the company’s management team, including the in-house legal team. During the meeting, representatives of the company’s management team provided the compensation committee with information relevant to the compensation committee’s discussion of the timing of the grant of the Performance Awards, including a report on the company’s expected earnings for the fourth quarter of 2021, during which discussion the representatives of the management team noted that they did not expect that the report of earnings in February 2022 would have a material impact on the company’s stock price. Following management’s departure from the meeting, representatives of Wilson Sonsini discussed the latest draft of the form of the Performance Stock Option Agreement. Following discussion, the compensation committee unanimously (a) determined that the grant of the Performance Awards is advisable, fair to, and in the best interests of the company and the Disinterested Stockholders, (b) granted the Performance Award to each Co-Founder under the Plan, with each such grant to be effective as of the Grant Date, and (c) resolved that each Performance Award would vest and become exercisable, and otherwise be subject to the terms and conditions, as set forth in the form of the Performance Stock Option Agreement, including that each Performance Award will be subject to forfeiture if the Stockholder Approval (as defined in the Performance Award Agreement) is not obtained within the timeframe required in the Performance Stock Option Agreement.
On December 27, 2021, the company issued a press release and filed a Form 8-K with the SEC announcing the grant of the Performance Awards.

EXECUTIVE OFFICERS
The following table identifies certain information about our executive officers as of March 31, 2022. Each of our executive officers is appointed by, and serves at the discretion of, our Board of Directors.

Name	Age	Position
Matthew Prince	47	Chief Executive Officer and Chair of the Board of Directors
Michelle Zatlyn	42	President, Chief Operating Officer, and Director
Thomas Seifert	58	Chief Financial Officer
Douglas Kramer	51	General Counsel and Secretary
For the biographies of Mr. Prince and Ms. Zatlyn, see the section titled "Board of Directors and Corporate Governance."
Thomas Seifert. Mr. Seifert has served as our Chief Financial Officer since June 2017. Prior to joining us, he served as Executive Vice President and Chief Financial Officer of Symantec Corporation, a provider of cybersecurity software and services, from March 2014 to November 2016 and served in an advisory capacity to Symantec from December 2016 to March 2017. From December 2012 to March 2014, Mr. Seifert served as Executive Vice President and Chief Financial Officer of Brightstar Corp., a wireless distribution and services company. From October 2009 to September 2012, he served as Senior Vice President and Chief Financial Officer at Advanced Micro Devices Inc., a semiconductor company, where he additionally served as Interim Chief Executive Officer from January 2011 to August 2011. Mr. Seifert currently serves as a member of the board of directors of IPG Photonics Corporation, a manufacturer of fiber lasers, and First Derivatives plc, an ultra-high-performance analytics software company. He previously served on the board of directors of CompuGroup Medical SE, an eHealth provider. Mr. Seifert holds a B.A. in Business Administration and an M.B.A. from Friedrich Alexander University, and an M.A. in Mathematics and Economics from Wayne State University.
Douglas Kramer. Mr. Kramer has served as our General Counsel since August 2016 and our Secretary since August 2019. Prior to joining us, he served as Deputy Administrator of the U.S. Small Business Administration from April 2015 to July 2016. From November 2013 to March 2015, Mr. Kramer served as General Counsel of the United States Agency for International Development. He served in the White House as Staff Secretary and Deputy Assistant to the President from March 2012 to November 2013, and Associate Counsel and Special Assistant to the President of the United States from September 2010 to March 2012. From July 2009 to September 2010, Mr. Kramer served as Counsel to the Assistant Attorney General for the Antitrust Division of the United States Department of Justice. From July 2006 to June 2009, he served as a Partner with the law firm of Polsinelli PC. From 2001 to 2006, Mr. Kramer was an Associate at the law firm of Covington & Burling LLP. Mr. Kramer holds a B.A. in Philosophy and English from Georgetown University, and a J.D. from the University of Chicago Law School.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Introduction
The following discussion and analysis of compensation arrangements of our named executive officers should be read together with the compensation tables and related disclosures set forth below. This discussion contains forward-looking statements that are based on our current plans, considerations, expectations, and determinations regarding future compensation programs. The actual amount and form of compensation and the compensation programs that we adopt may differ materially from currently planned programs as summarized in this discussion.
This Compensation Discussion and Analysis provides information regarding the 2021 compensation program for our principal executive officer, our principal financial officer, and each of our two other executive officers at fiscal year-end (our named executive officers). Our named executive officers for the fiscal year ended December 31, 2021 were:

Named Executive Officer	Title
Matthew Prince	Chief Executive Officer and Chair of our Board of Directors (our CEO)
Michelle Zatlyn	President, Chief Operating Officer, and Director (our President)
Thomas Seifert	Chief Financial Officer
Douglas Kramer	General Counsel and Secretary
This Compensation Discussion and Analysis describes the material elements of our executive compensation program during 2021. It also provides an overview of our executive compensation philosophy, including our principal compensation policies and practices. Finally, it analyzes how and why our Board of Directors and the compensation committee arrived at the specific compensation decisions for our named executive officers in 2021 and discusses the key factors that were considered in making these decisions.
Executive Summary
Who We Are
We are a global cloud services provider that delivers a broad range of services to businesses of all sizes and in all geographies, making them more secure, enhancing the performance of their business-critical applications, and eliminating the cost and complexity of managing individual network hardware. Our network serves as a scalable, easy-to-use, unified control plane to deliver security, performance, and reliability across on-premise, hybrid, cloud, and software-as-a-service (SaaS) applications. We serve comprehensive customer needs across security, performance, and reliability.
2021 Business Highlights
Our 2021 financial highlights included the following:
•Revenue – Total revenue of $656.4 million, representing an increase of 52% year-over-year.
•Gross Profit – GAAP gross profit was $509.3 million, or 77.6% gross margin, compared to $330.0 million, or 76.6%, in fiscal 2020. Non-GAAP gross profit was $515.9 million, or 78.6% gross margin, compared to $334.6 million, or 77.6%, in fiscal 2020.
•Operating Loss – GAAP loss from operations was $127.7 million, or 19.5% of total revenue, compared to $106.8 million, or 24.8% of total revenue, in fiscal 2020. Non-GAAP loss from operations was $7.0 million, or 1.1% of total revenue, compared to $33.9 million, or 7.9% of total revenue, in fiscal 2020.

•Net Loss – GAAP net loss was $260.3 million, compared to $119.4 million for fiscal 2020. Non-GAAP net loss was $15.1 million, compared to $35.1 million for fiscal 2020. GAAP net loss per share was $0.83, compared to $0.40 for fiscal 2020. Non-GAAP net loss per share was $0.05, compared to $0.12 for fiscal 2020.
•Cash Flow – Net cash flow from operating activities was $64.6 million, compared to negative $17.1 million for fiscal 2020. Free cash flow was negative $43.1 million, or 7% of total revenue, compared to negative $92.1 million, or 21% of total revenue, for fiscal 2020.
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we provide investors with certain non-GAAP financial measures, including non-GAAP gross profit, Non-GAAP operating loss, non-GAAP net loss, non-GAAP net loss per share, and free cash flow. For a full reconciliation for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP, please see Exhibit 99.1 to our Current Report on Form 8-K and our 2021 Annual Report filed with the SEC on February 10, 2022 and March 1, 2022, respectively.
Executive Compensation Highlights
Our Board of Directors and the compensation committee took the following actions with respect to the compensation of our named executive officers for 2021 and 2022:
•No Base Salary Increases – The annual base salaries of our named executive officers were maintained at their 2020 levels.
•No Annual Cash Bonus Program – We did have not have a cash bonus program in 2021 for our named executive officers, and historically have not maintained an annual cash bonus program for our named executive officers.
•Long-Term Incentive Compensation for Messrs. Seifert and Kramer – In February 2021, we granted to Messrs. Seifert and Kramer long-term incentive compensation opportunities in the form of restricted stock unit (RSU) awards granted under the 2019 Plan that vest over four years and may be settled for 50,156 and 31,347 shares of our Class A common stock, respectively. In February 2022, we granted to Messrs. Seifert and Kramer performance-based stock options that become eligible to vest based on the same stock price targets as the Performance Awards and are otherwise subject to similar terms as the Performance Awards. See the section titled “Proposal Four: Approval of the Performance Awards to Our Co-Founders” for additional details regarding the Performance Awards and the material differences between these performance-based stock options and the Performance Awards.
•Long-Term Incentive Compensation for Co-Founders – In December 2021, the compensation committee approved the grant under the 2019 Plan to each of Mr. Prince and Ms. Zatlyn (our CEO and our President are often referred to in this Compensation Discussion and Analysis by their titles or as the Co-Founders) of a 10-year performance-based option to purchase 3,960,000 shares of our Class A common stock (approximately 1.22% of our outstanding shares of Class A common stock and Class B common stock combined on the day prior to the grant date) that vests and becomes exercisable only if we achieve certain stock price milestones and the Co-Founder continues to remain in a primary leadership position with us through the determination of the achievement of the milestones and through certain additional time-based vesting requirements (the Performance Awards). The compensation committee believes the grant of the Performance Awards is critical for our company’s long-term growth. The Performance Awards are being submitted for the approval of the Disinterested Stockholders (as defined herein) at the Annual Meeting to which this Proxy Statement relates. The Performance Awards are described in more detail in “Compensation Elements – Long-Term Incentive Compensation – Equity Awards for Co-Founders” below and the section titled “Proposal Four: Approval of the Performance Awards to Our Co-Founders."
Pay-for-Performance
We believe our executive compensation program is reasonable and competitive, and appropriately balances the goals of attracting, motivating, rewarding, and retaining our named executive officers with the goal of aligning their interests with those of our stockholders. The annual compensation of our named executive officers typically varies from year to year in a manner that is consistent with our “pay-for-performance” philosophy. Specifically, our executive compensation program emphasizes “variable” pay in the form of equity awards over “fixed” pay in the form of base salary. As discussed below, for 2021, our Board of Directors and the compensation committee believed that it was important to supplement the then-outstanding equity awards held by our named executive officers with new equity awards, including the performance-based stock options granted to our Co-Founders, and directed the compensation committee to evaluate various alternatives and make determinations and/or recommendations on the terms and conditions of such awards.

Executive Compensation Policies and Practices
We endeavor to maintain sound governance standards consistent with our executive compensation policies and practices. The compensation committee evaluates our executive compensation program on a regular basis to ensure that it is consistent with our short-term and long-term goals given the dynamic nature of our business and the market in which we compete for executive talent. The following summarizes our executive compensation and related policies and practices that were in effect in 2021:

	What We Do		What We Don't Do

☑	Maintain an Independent Compensation Committee. The compensation committee consists solely of independent directors who establish our compensation policies and practices.	☒
Limited Perquisites. Perquisites or other personal benefits are not a material part of our compensation program for our named executive officers, and generally are only provided when they serve a legitimate business purpose.

☑
Retain an Independent Compensation Advisor. The compensation committee has engaged its own compensation consultant to provide information, analysis, and other advice on executive compensation independent of management. This consultant performed no other consulting or other services for us in 2021.
☒
Limited Tax Reimbursements. We do not provide any tax reimbursement payments (including “gross-ups”) on any perquisites or other personal benefits, except in limited circumstances to achieve specific business objectives.

☑
Annual Executive Compensation Review. The compensation committee conducts an annual review and approval of our compensation strategy, including a review and determination of our compensation peer group used for comparative purposes and a review of our compensation-related risk profile to ensure that our compensation programs do not encourage excessive or inappropriate risk-taking and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on us.
☒
No Excise Tax Payments on Future Post-Employment Compensation Arrangements. We do not provide any excise tax reimbursement payments (including “gross-ups”) on payments or benefits contingent upon a change in control of the company.

☑
Use a Pay-for-Performance Philosophy. The majority of our named executive officers’ compensation opportunities consists of a long-term incentive compensation in the form of equity awards. As a result of this emphasis on equity awards, a substantial portion of each named executive officer’s target total direct compensation is dependent upon our overall, long-term success (as measured through our stock price), thereby aligning the interests of our named executive officers and our stockholders. The granting of the Performance Awards to the Co-Founders in December 2021, and, in 2022 similar performance-based stock option awards to our other named executive officers and certain other key employees demonstrates our commitment to strongly tying compensation potential to the creation of value for our stockholders, including the Disinterested Stockholders.

☒
No Special Retirement, Health, or Welfare Benefits. We do not provide our named executive officers with any retirement, health, or welfare benefit programs, other than participation in our broad-based employee plans and programs on the same basis as our other full-time, salaried employees.

☑
Stock Ownership Guidelines. In April 2021, the compensation committee adopted a policy that requires minimum ownership of shares of our common stock by our CEO, all Senior Vice Presidents and above (which includes all executive officers who are subject to Section 16 of the Exchange Act), and the non-employee members of our Board of Directors.

☒
No Hedging or Pledging of our Securities. We prohibit, absent a waiver from our general counsel or chief financial officer, our named executive officers and the members of our Board of Directors from hedging or pledging our securities.

	☒	No “Single Trigger” Change in Control Severance Payments or Benefits. We do not provide “single trigger” change in control severance payments or benefits to our named executive officers.
Stockholder Advisory Votes on Named Executive Officer Compensation
At our 2021 annual meeting of stockholders, we conducted our first “Say-on-Pay” vote. Approximately 91% of the shares represented and entitled to vote on the matter (excluding broker non-votes) voted to approve, on an advisory basis, the compensation of our named executive officers. The compensation committee considers the result of the Say-on-Pay vote in determining, or recommending to the Board of Directors for approval, the compensation of our named executive officers. Based on the strong level of support for our executive compensation philosophy, program, and practices demonstrated by the result of last year’s Say-on-Pay vote, among other factors, our Board of Directors and the compensation committee determined to continue our implementation of our compensation philosophy and further emphasize our commitment to link pay to performance and to align the interests of our named executive officers with those of our stockholders. As a result, the only significant changes to our compensation program for our named executive officers for fiscal 2021 strengthened this pay-for-performance approach through the equity awards described elsewhere in this Compensation Discussion and Analysis.
We value the opinions of our stockholders. Our goal is to be responsive to our stockholders and ensure we understand and address their concerns and observations. The compensation committee will consider the outcome of this year’s Say-on-Pay vote (see Proposal Three in this Proxy Statement), as well as feedback received throughout the year, when making compensation decisions for our named executive officers or making recommendations to our Board of Directors regarding named executive officer compensation.
In addition, consistent with the recommendation of our Board of Directors and the preference of our stockholders as reflected in the non-binding stockholder advisory vote on the frequency of future Say-on-Pay votes held at our 2021 annual meeting of stockholders, we intend to hold future Say-on-Pay votes on an annual basis. Accordingly, following the Annual Meeting to which this Proxy Statement relates, our next Say-on-Pay vote will be conducted at our 2023 annual meeting of stockholders.
Executive Compensation Philosophy and Objectives
Our executive compensation program is designed to:
•attract, motivate, incentivize, and retain employees at the executive level who contribute to our long-term success;
•provide compensation packages to our executives that are fair and competitive and reward high performance and the achievement of our business objectives, and effectively align their interests with those of our stockholders; and
•effectively align our executives’ interests with those of our stockholders by focusing on long-term equity incentives that correlate with the growth of sustainable long-term value for our stockholders.
Generally, we structure the annual compensation of our named executive officers using two principal elements: (1) base salary and (2) long-term incentive compensation opportunities in the form of equity awards. The design of our executive compensation program is influenced by a variety of factors, with the primary goals being to align the interests of our named executive officers and stockholders and to link pay to performance.

We have not adopted policies or employed guidelines for allocating compensation between current and long-term compensation, between cash and non-cash compensation, or among different forms of non-cash compensation.
Compensation-Setting Process
Role of Compensation Committee and Board of Directors
The compensation committee discharges the responsibilities of our Board of Directors relating to the compensation of our named executive officers as set forth in its charter and reports to our Board of Directors on its discussions, decisions, recommendations, and other actions. Except as described below, the compensation committee makes recommendations to our Board of Directors regarding the compensation for each named executive officer, including our Co-Founders. Our Board of Directors generally makes all final decisions regarding the compensation of our Co-Founders and other named executive officers. However, in February 2021, our Board of Directors delegated its full power and authority to our compensation committee to review and evaluate the advisability of, and as the compensation committee deemed appropriate, negotiate and approve, special equity awards to the Co-Founders. This delegation of authority by our Board of Directors allowed for a robust and independent review process by the compensation committee, which is comprised solely of non-employee directors who are independent and disinterested in connection with evaluating special equity awards to the Co-Founders. During this process, the compensation committee members provided the other independent members of the Board of Directors with updates on this process and consulted with them from time to time as the compensation committee deemed appropriate. After a more than year-long process, this delegation of authority resulted in the grant by the compensation committee of the Performance Awards in December 2021. The process conducted by the compensation committee and our Board of Directors in connection with the Performance Awards is described in greater detail in the section of this Proxy Statement entitled “Proposal Four: Approval of the Performance Awards to Our Co-Founders.”
The compensation committee has overall responsibility for overseeing our compensation and benefits policies generally, and overseeing and evaluating the compensation plans, policies, and practices applicable to our CEO and other named executive officers. In carrying out its responsibilities, the compensation committee evaluates our compensation policies and practices with a focus on the degree to which these policies and practices reflect our executive compensation philosophy, develops strategies and makes decisions that it believes further our philosophy or align with developments in best compensation practices, and considers the performance of our named executive officers when formulating recommendations or making decisions with respect to their compensation. In late 2021, the compensation committee members conducted a formal performance review of each of our Co-Founders and considered the results of this performance review prior to making its final determinations regarding the Performance Awards.
The compensation committee retains a compensation consultant (as described below) to provide support in its review and assessment of our executive compensation program. In connection with the then-potential performance-based equity awards contemplated for the Co-Founders, the compensation committee also engaged additional independent advisors (as described below).
Setting Target Total Direct Compensation
The compensation committee reviews the annual base salary levels and long-term incentive compensation opportunities of our named executive officers at the beginning of each year, or more frequently as warranted. In 2021, the review process for long-term incentive compensation to our Co-Founders continued throughout most of the year, as discussed below.
The compensation committee does not establish a specific target for formulating its recommendations about the target total direct compensation opportunities of our named executive officers. Instead, the members of the compensation committee rely primarily on their general experience, business judgment and subjective considerations of various factors, our executive compensation program objectives, past and expected future company and individual performance, the executive officer’s role and responsibilities within the organization and expected contributions to the company, internal equity among the members of the executive team, compensation practices of our compensation peer group and/or selected broad-based compensation surveys, and the recommendations of our CEO and/or our President (other than with respect to their own compensation).
These factors provide the framework for compensation decision-making and final decisions regarding the compensation opportunity for each named executive officer. No single factor is determinative in setting compensation levels, nor is the impact of any individual factor on the determination of pay levels quantifiable.
The compensation committee does not weight these factors in any predetermined manner, nor does it apply any formulas in developing its compensation recommendations or decisions.

The compensation committee does not engage in formal benchmarking against other companies’ compensation programs or practices to establish our compensation levels or make specific compensation decisions with respect to our named executive officers. Instead, in making its determinations, the compensation committee reviews information summarizing the compensation paid at a representative group of peer companies and more broad-based compensation surveys to gain a general understanding of market compensation levels.
Consistent with the above-described approach, during fiscal 2021, the compensation committee continued its consideration, which began in late 2020, of potential special performance-based equity grants to our Co-Founders, including how to size and structure such grants to encourage the long-term retention and active leadership of the Co-Founders, whom the compensation committee believes are critical for our company’s long-term growth, and to link the compensation that could arise under such awards to significant increases in value to our stockholders, including the Disinterested Stockholders. This process culminated, in December 2021, with the grant of the Performance Awards, which are described in more detail in “Compensation Elements – Long-Term Incentive Compensation – Equity Awards for Co-Founders” below and the section of this Proxy Statement entitled “Proposal Four: Approval of the Performance Awards to Our Co-Founders.”
Role of Management
In discharging its responsibilities, the compensation committee works with members of our management, including our CEO and our President (although the CEO and President are not present for deliberations and determinations involving their own compensation). Our management assists the compensation committee by providing information on corporate and individual performance, market compensation data, and management’s perspective on compensation matters. The compensation committee solicits and reviews our CEO’s and our President’s proposals with respect to program structures, as well as their recommendations for adjustments to annual base salaries, long-term incentive compensation opportunities, and other compensation-related matters for our named executive officers (except with respect to their own compensation) based on our CEO’s and President’s evaluation of our other named executive officers’ performance for the prior year.
Our CEO and our President make their recommendations regarding annual base salaries and long-term incentive compensation opportunities for our other named executive officers based on such factors as our CEO and our President deem relevant, such as the company’s overall performance and expected trajectory, the contributions toward these results, and anticipated future contributions, the named executive officer's role and performance of his or her duties, and his or her achievement of individual goals, retention considerations, and internal equity considerations.
The compensation committee reviews and discusses our CEO’s and our President’s proposals and recommendations with them when appropriate and considers their proposals and recommendations as one factor in formulating its recommendations for the compensation of our named executive officers, including our CEO and our President. Our CEO and our President also attend meetings of our Board of Directors and the compensation committee at which executive compensation matters are addressed, except with respect to discussions involving their own compensation.
See the section titled “Proposal Four: Approval of the Performance Awards to Our Co-Founders” for more information regarding discussions with our Co-Founders regarding the Performance Awards granted to them in December 2021.
Role of Compensation Consultant
The compensation committee engages an external compensation consultant to assist it by providing information, analysis, and other advice relating to our executive compensation program on an ongoing basis. The compensation consultant reports directly to the compensation committee and its chair and serves at the discretion of the compensation committee, which reviews the engagement annually.
In fiscal 2021, the compensation committee continued to engage Compensia, a national compensation consulting firm, to serve as its compensation consultant to advise on executive compensation matters, including competitive market pay practices for our named executive officers, the data analysis and selection of our compensation peer group, and data analysis and advice with respect to the size, structure, and terms of potential performance-based equity awards to the Co-Founders.
During fiscal 2021, Compensia attended the meetings of the compensation committee (both with and without management present) as requested and provided various services, including the following:
•reviewed, researched, and updated our compensation peer group;

•analyzed competitive market data based on our compensation peer group and broad-based compensation survey data for our executive officer positions, including our named executive officers’ positions, and an evaluation of how the compensation we pay our executive officers compares both to our performance and to how the companies in our compensation peer group compensate their executives;
•reviewed and analyzed the base salary levels and long-term incentive compensation opportunities of our named executive officers, including as compared to our compensation peer group’s practices;
•reviewed and analyzed the annual cash retainers and long-term incentive compensation opportunities for our non-employee directors under our outside director compensation program;
•researched and analyzed the adequacy of outstanding executive equity awards and consideration of the need for and appropriateness of future senior executive performance-based equity awards, including consideration of our compensation peer group’s practices, retention and motivation considerations, and corporate governance considerations, and modeled and analyzed various alternatives for such awards for our Co-Founders;
•conducted a risk assessment of our executive compensation program;
•reviewed and analyzed the report on our executive compensation program published by one of the major proxy advisory firms;
•analyzed competitive market data based on our compensation peer group and broad-based compensation survey data for new hire compensation packages for top engineering, chief product officer, and chief technology officer positions;
•reviewed and analyzed competitive market arrangements for stock ownership guidelines;
•provided updates on corporate governance and regulatory issues and developments;
•consulted with the compensation committee chair, other committee members, and the other advisors to the compensation committee between compensation committee meetings; and
•provided support on other ad hoc matters throughout the year.
Compensia also coordinated with our management for data collection and job matching for our executive officers, other than with respect to the awards ultimately granted as the Performance Awards for the Co-Founders, with respect to which Compensia worked directly with the compensation committee and its advisors. In 2021, Compensia did not provide any other services to us.
In connection with the Performance Awards, in addition to independent legal counsel, Potter Anderson, the compensation committee also engaged Infinite Equity, an independent professional services firm, to provide additional modeling and analysis related to the various alternatives being considered for equity awards to the Co-Founders, and Innisfree, a proxy solicitation firm, to provide proxy solicitation advice and services to the compensation committee related to the potential Co-Founder special equity awards.
Competitive Positioning
For purposes of assessing our executive compensation against the competitive market for executive talent, the compensation committee reviews and considers the compensation levels and practices of a select group of peer companies. This compensation peer group consists of publicly-traded technology companies against which we compete for executive talent and that are similar to us in terms of revenue, market capitalization, and industry focus. The competitive data drawn from this compensation peer group is only one of several factors that the compensation committee considers, however, in formulating its recommendations for our Board of Directors with respect to the compensation of our named executive officers. As discussed below, peer group data was not informative in assessing the potential special, performance-based equity awards for the Co-Founders, and different market data was used with respect to that analysis. The compensation committee reviews our compensation peer group at least annually and makes adjustments to its composition if warranted, taking into account changes in both our business and the businesses of the companies in the peer group.
In July 2020, the compensation committee, with the assistance of Compensia, reviewed and updated our compensation peer group for use in making decisions and recommendations related to the 2021 compensation of our named executive officers. These updates reflected recent acquisitions, changes in our market capitalization, and recognized our evolving business focus. In evaluating the companies comprising the compensation peer group at that time, Compensia considered the following criteria:
•publicly-traded companies headquartered in the United States and traded on a major U.S. stock exchange;

•cloud platform software companies (primary focus) and other software companies (secondary focus);
•companies with similar revenues – within a range of approximately 0.5x to approximately 3.0x our then-current trailing four quarters revenue of approximately $317 million (approximately $158 million to approximately $950 million);
•companies with similar market capitalization – within a range of approximately 0.25x to 4.0x our then-current market capitalization of approximately $8.5 billion (approximately $2.1 billion to approximately $34.0 billion); and
•certain other factors, such as whether the company had a security-related focus, high revenue growth, and/or a high market capitalization to revenue multiple.
This compensation peer group approved by the compensation committee in July 2020 consisted of the following companies:

•Anaplan	•Five9	•Rapid7
•Box	•New Relic	•Smartsheet
•Cloudera	•Okta	•Tenable Holdings
•CrowdStrike Holdings	•Paycom Software	•Varonis Systems
•Datadog	•Paylocity Holdings	•Zendesk
•Dynatrace	•Proofpoint	•Zscaler
•Fastly	•Qualys
The compensation committee made several changes to our peer group in July 2020, removing five companies and adding six new companies. Forescout and Zuora were removed from our peer group as their market capitalizations were outside our range. Twilio and DocuSign were removed from the peer group as their revenues were outside our range. Pivotal Software was removed from the peer group as it had been acquired. Crowdstrike, Datadog, Dynatrace, Fastly, Five9, and Smartsheet were all added to the peer group on the basis of their similarity to us in size, market capitalization, and industry sector.
This compensation peer group was used by the compensation committee through the first half of 2021 as a reference for understanding the competitive market for executive positions in our industry sector.
In July 2021, the compensation committee, with the assistance of Compensia, reviewed and updated our compensation peer group for use in making decisions and recommendations related to the 2022 compensation of our named executive officers. These updates reflect recent acquisitions, changes in our market capitalization, and recognize our evolving business focus. In evaluating the companies comprising the compensation peer group at that time, Compensia considered the following criteria:
•publicly-traded companies headquartered in the United States and traded on a major U.S. stock exchange;
•cloud platform software companies (primary focus) and other software companies (secondary focus);
•companies with similar revenues – within a range of approximately 0.5x to approximately 3.0x our then-current trailing four quarters revenue of approximately $478 million (approximately $239 million to approximately $1.4 billion);
•companies with similar market capitalization – within a range of approximately 0.25x to approximately 4.0x our then-current market capitalization of approximately $32.8 billion (approximately $8.2 billion to approximately $131.1 billion); and
•certain other factors, such as whether the company had a security-related focus, high revenue growth, and/or a high market capitalization to revenue multiple.

Based on a review of the analysis prepared by Compensia, in July 2021 the compensation committee approved an updated compensation peer group consisting of the following companies:

•Anaplan	•HubSpot	•Snowflake
•Coupa Software	•MongoDB	•The Trade Desk
•CrowdStrike Holdings	•Okta	•Twilio
•Datadog	•Palantir Technologies	•UiPath
•DocuSign	•Paycom Software	•Unity Software
•Dynatrace	•Qualtrics International	•Zendesk
•Elastic N.V.	•RingCentral	•Zscaler
•Five9	•Smartsheet
The compensation committee made several changes to our peer group in July 2021, removing 10 companies and adding 13 new companies. Box, Cloudera, Fastly, New Relic, Paylocity, Qualys, Rapid7, Tenable Holdings, and Varonis were removed from our peer group as their market capitalizations were outside our range. Proofpoint was removed from the peer group because of its pending acquisition. Coupa Software, DocuSign, Elastic N.V., HubSpot, MongoDB, Palantir Technologies, Qualtrics International, RingCentral, Snowflake, The Trade Desk, Twilio, UiPath, and Unity Software were all added to the peer group on the basis of their similarity to us in size, market capitalization, and industry sector.
The compensation committee used data drawn from the companies in our compensation peer group, as well as Radford survey data drawn from a custom cut of the company’s peer companies, which were also participants in the Radford survey, to evaluate the competitive market for executive talent when determining the total direct compensation packages for our named executive officers, including base salary and long-term incentive compensation opportunities.
In assessing the potential special, performance-based equity awards for the Co-Founders, the data related to the peer group was not informative and instead, the compensation committee worked with Compensia to review the size, structure, terms and provisions of similar equity awards made to executives at other companies. As part of this review, Compensia presented data to the compensation committee on approximately 45 special equity grants made by companies of various sizes and values and across various industries to their chief executive officers and/or other executives.
Compensation Elements
In fiscal 2021, the principal elements of our executive compensation program were base salary and long-term incentive compensation in the form of equity awards.
Base Salary
Base salary represents the fixed portion of the compensation of our named executive officers and is an important element of compensation intended to attract and retain highly talented individuals. Generally, we use base salary to provide each executive officer with a specified level of cash compensation during the year with the expectation that he or she will perform his or her responsibilities to the best of his or her ability and in our best interests.
Historically, we have established the initial base salaries of our named executive officers through arm’s-length negotiation at the time we hire the individual, taking into account his or her position, qualifications, experience, prior salary level, and the base salaries of our other executive officers. Thereafter, the compensation committee reviews the base salaries of our named executive officers as part of its annual compensation review, with input from our CEO and our President (except with respect to their own base salaries), and recommends adjustments to our Board of Directors as it determines to be reasonable and necessary to reflect the scope of an executive officer’s performance, individual contributions and responsibilities, position in the case of a promotion, and market conditions.
In February 2021, the compensation committee and our Board of Directors, including the Co-Founders (except with respect to their own base salaries), reviewed the base salaries of our named executive officers and determined to maintain the annual base salaries of our named executive officers at their 2020 levels (which were the same as their 2019 base salaries) as follows:

Named Executive Officer	2020 Base Salary($)	2021 Base Salary($)	Percentage Adjustment
Matthew Prince	400,000	400,000	—
Michelle Zatlyn	400,000	400,000	—
Thomas Seifert	650,000	650,000	—
Douglas Kramer	550,000	550,000	—
The base salaries paid to our named executive officers during 2021 are set forth in the “2021 Summary Compensation Table” below.
Cash Bonuses
In 2021, as in past years, we did not maintain an annual cash bonus or other incentive plan for our named executive officers. Instead, our Board of Directors relied primarily on the long-term incentive compensation opportunities granted to our executive officers in the form of both previously granted and newly granted options to purchase shares of our common stock and/or RSU awards that may vest and be settled for shares of our common stock to incentivize them to increase the value of our common stock and create sustainable long-term value for our stockholders.
Long-Term Incentive Compensation
We view long-term incentive compensation in the form of equity awards as a critical component of our executive compensation program. The realized value of these equity awards bears a direct relationship to our stock price, and, therefore, these awards are an incentive for our named executive officers to create value for our stockholders. Equity awards also help us retain qualified executive officers in a competitive market.
Long-term incentive compensation opportunities in the form of equity awards generally are granted to our named executive officers by our Board of Directors based on the recommendations of the compensation committee. In February 2021, our Board of Directors delegated its full power and authority to the compensation committee to review and evaluate the advisability of, and as the compensation committee deemed appropriate, negotiate and approve, special equity awards to the Co-Founders, which the compensation committee granted in the form of the Performance Awards in December 2021.
Historically, we have used stock options and RSU awards to retain, motivate, and reward our named executive officers for long-term increases in the value of our common stock and, thereby, to align their interests with those of our stockholders. Because stock options provide for an economic benefit only in the event that our stock price increases over the exercise price of the option (which exercise price is equal to the fair market value of our common stock as of the date of grant), we believe stock options effectively align the interests of our executive officers with those of our stockholders and provide them with a significant incentive to manage our business from the perspective of an owner with an equity stake in the business. In addition, because they are subject to a multi-year vesting requirement, stock options serve our retention objectives since our named executive officers must remain continuously employed by us through the applicable vesting dates to have an opportunity to exercise their stock options. In particular, the Performance Awards granted to the Co-Founders in December 2021, and similar performance-based stock options granted to our other named executive officers and certain of our other key leaders in February 2022, each of which require significant increases in our stock price to fully vest, provide strong incentives to our leadership team to drive stock price performance over the long-term and create potentially tremendous value for our stockholders. By rewarding long-term, high growth stock price performance, these performance-based equity grants provide continued incentives for driving innovation over the long-term, serve as a catalyst for the achievement of our long-term strategic and financial objectives, and incentivize the continued attention and involvement of key leaders in the company over the long-term despite other opportunities.
With respect to RSU awards, because they have value even in the absence of stock price appreciation, we believe they serve to incent and retain our named executive officers using fewer shares of our common stock than would be the case with a stock option. Since their value increases with any increase in the value of the underlying shares, RSU awards serve as an incentive which aligns with the long-term interests of our named executive officers and stockholders. Unlike stock options, however, RSU awards have real economic value when they vest even if the market price of our Class A common stock declines or stays flat, thus delivering more predictable value to our named executive officers. In addition, because they are subject to a multi-year vesting requirement, RSU awards serve our retention objectives since our named executive officers must remain continuously employed by us through the applicable vesting dates to fully earn these awards.

Equity Awards for Messrs. Siefert and Kramer
In February 2021, the compensation committee recommended to our Board of Directors that Messrs. Siefert and Kramer receive RSU awards. One of the key considerations for granting these awards was the desire to continue to motivate Messrs. Siefert and Kramer to stay with us in the mid- to long-term. The 2021 RSU awards strengthened and lengthened the retention power of their compensation by providing a new, four-year vesting schedule under which no portion was scheduled to vest until approximately two years following the grants. The amount of these RSU awards was determined by the compensation committee and recommended to our Board of Directors after considering the factors described in “Compensation-Setting Process – Setting Target Total Direct Compensation” above, as well as the outstanding equity holdings of each named executive officer, the projected impact of the proposed awards on our earnings, the proportion of our total shares outstanding used for annual employee long-term incentive compensation awards (our “burn rate”) in relation to the median proportions of the companies in our compensation peer group, and the potential voting power dilution to our stockholders in relation to the median practice of the companies in our compensation peer group. The RSU awards granted to Messrs. Siefert and Kramer in 2021 were as follows:

Named Executive Officer	RSU Award (number of units)(1)	RSU Awards (approx. grant date fair market value)($)
Thomas Seifert	50,156	4,191,537
Douglas Kramer	31,347	2,619,669

_______________________
(1)The number of units was determined using the average closing price of our Class A common stock for the trailing 30-trading day period ending on February 2, 2021.
These RSU awards vest over a four-year period, with 50% of the units subject to the awards vesting on February 15, 2023, and the remaining units vesting in equal quarterly installments thereafter, contingent upon the named executive officer remaining continuously employed by or otherwise in service to us through each applicable vesting date. Each unit represents a right to receive one share of our Class A common stock for each unit that vests.
Equity Awards for Co-Founders
On December 22, 2021, after a review and analysis spanning more than 13 months, the compensation committee granted a Performance Award to each of our Co-Founders. Each Performance Award consisted of a 10-year performance-based option to purchase an aggregate of 3,960,000 shares of our Class A common stock that will vest and become exercisable only if we achieve certain stock price milestones and the Co-Founder continues to remain in a primary leadership position with us through certain time-based vesting dates.
Under the terms of the Performance Awards, the “Disinterested Stockholders” are being asked to approve the Performance Awards at the Annual Meeting of Stockholders to which this Proxy Statement relates. For purposes of this Proxy Statement, “Disinterested Stockholders” means the holders of issued and outstanding shares of the Class A common stock and the Class B common stock, as of the Record Date, excluding those holders of shares of our common stock held of record or beneficially, directly or indirectly, by: (a) members of the Excluded Group and (b) members of the Non-Founder Award Group (together the shares represented by (a) - (b), the Excluded Shares). “Excluded Group” means either Co-Founder or any of their respective Permitted Entities or Family Members, or any “group” that includes any of our Co-Founders or their Permitted Entities or Family Members. "Non-Founder Award Group" means each named executive officer and other employee that was awarded a performance-based option grant under the 2019 Plan effective as of February 14, 2022, or any of their respective Permitted Entities or Family Members. Each of Family Members and Permitted Entities have the meanings ascribed to them in our amended and restated certificate of incorporation. As set forth in our bylaws, the affirmative vote of a majority of the voting power of the shares of our common stock present virtually or by proxy during the Annual Meeting and entitled to vote on the performance equity awards (the Bylaws Standard) must vote “FOR” this proposal. In addition, we are seeking the affirmative vote of the majority of the voting power held by the Disinterested Stockholders who are entitled to vote on the Performance Awards, as of the Record Date and voting as a single class (the Majority of the Minority Standard). The Performance Awards will be immediately and automatically forfeited following the Annual Meeting if the Disinterested Stockholders vote on the Performance Awards, but a majority of the voting power held by the Disinterested Stockholders who are entitled to vote on the Performance Awards, as of the Record Date and voting as a single class, do not approve the awards. The Excluded Shares will not be included in the numerator or denominator for purposes of determining whether the Majority of the Minority Standard has been obtained. Abstentions and broker non-votes are considered shares present and entitled to vote on this proposal, and thus, will have the same effect as a vote "AGAINST" this proposal (see the section titled “Proposal Four: Approval of the Performance Awards to Our Co-Founders” for additional detail regarding the forfeiture provisions and voting requirements).
Reasons for the Performance Awards. The Performance Awards are designed to incentivize the Co-Founders’ continued leadership of the company over the long-term and to motivate them with challenging performance goals designed to incentivize their continued attention and involvement by rewarding them for providing substantial, and in some cases exponential, increases in stockholder value over a 10-year period. We are a mission-driven global cloud services provider, devoted to helping build a better Internet. We are only beginning our journey to help build a better Internet and our compensation committee believes that with the proper vision, leadership, and execution, we can become one of the world’s key technology companies, and that a carefully structured, performance-driven compensation structure for the Co-Founders will be a key component in moving toward that goal.
The compensation committee spent over a year analyzing, fine-tuning, and negotiating the size, structure, and terms of the Performance Awards, extensively consulting with its independent compensation consultant, independent legal counsel, and other advisors. The compensation committee believes that the various elements of the Performance Awards will help to move us to the next stage of our journey, and help drive us in the continued pursuit of our mission.
As an example of how the design elements will provide incentives to the Co-Founders to push toward our long-term goals, each Performance Award was structured with eight separate tranches of shares that become eligible to vest only if certain pre-established stock price targets are achieved (in order to be deemed achieved, the volume weighted average closing price over a rolling 90 calendar days generally must meet or exceed the applicable stock price goal) and certain time-based vesting requirements are satisfied, as more fully described in “Proposal Four: Approval of the Performance Awards to Our Co-Founders.” The number of shares applicable to the tranches is back weighted, so that each Co-Founder receives meaningful rewards for significant stock price performance and even greater rewards for excellent stock price performance. The compensation committee considers the stock price targets to be challenging hurdles, and particularly at the later tranches, believes they will result in the creation of extraordinary value for our stockholders, including the Disinterested Stockholders.
In addition to achievement of the stock price targets, the Performance Awards are subject to additional, time-based vesting requirements, under which 1/6th of the total shares subject to the Performance Award vest and become exercisable (assuming achievement of the applicable stock price targets) on each anniversary of the date of grant, subject to the Co-Founder’s “continued eligible service” with us, generally meaning in a primary leadership position in which they will have meaningful input into our direction and success. The compensation committee considered the continued eligible service requirements to be an important part of the Performance Awards’ structure, as these requirements help to encourage the Co-Founders’ active leadership of our company over the long-term, which the compensation committee believes will be critical to fulfilling our potential to become one of the world’s key technology companies and create and sustain extraordinary value for our stockholders, including the Disinterested Stockholders. Further, the compensation committee believed it was important that the continued eligible service definition incorporate some flexibility for the Co-Founders to shift their roles within the organization to different, full-time positions that are still integral to the success of the company, as more fully described in “Proposal Four: Approval of the Performance Awards to Our Co-Founders.” Although there is no current intention for any shift in their roles to occur, this provides flexibility as we continue to grow to potentially allow the Co-Founders to focus more of their attention where we deem it will best serve our long-term vision, growth, and profitability.
The compensation committee also designed the Performance Awards so that there is no vesting acceleration upon termination of continued eligible service, death, or disability. In other words, cessation of a Co-Founder’s continued eligible service with us will preclude that Co-Founder’s ability to earn any then-unvested portion of the Performance Award following the date of his or her cessation of continued eligible service. The exception to this is a limited window of 18 months following the Co-Founder’s cessation of continued eligible service due to death or disability, during which performance of the stock price targets may still be achieved, although the achievement of time-based vesting requirements remains measured as of the date of the Co-Founder’s termination of continued eligible service. Combined, these provisions provide strong incentives for the Co-Founders to continue to lead our company, while alleviating concerns of the Co-Founders that rewards for efforts and successes put in motion during their tenure would be forfeited as a result of their death or disability.
As a further example of how the compensation committee structured various design elements to achieve our long-term goals, the compensation committee designed the Performance Awards to motivate the Co-Founders to pursue a change in control if doing so is in the best interests of our stockholders. This was done by providing that, upon a change in control, any remaining, unmet stock price targets would be measured based on the change in control price, with linear interpolation for a change in control price between targets. This linear interpolation provides incentive to the Co-Founders to maximize the value of such a change in control. The compensation committee also provided for the waiver of the time-based vesting requirements, but not the stock price targets, upon a change in control, which allows the Co-Founders to focus on whether the change in control is in the best interests of our stockholders without concern that pursuing such a transaction would negatively impact their equity compensation should the transaction result in the termination of their leadership positions with us.
For more information on the design elements and structure, background discussions, reasons for granting, and deliberative process leading to the approval of the Performance Awards, see "Proposal Four: Approval of the Performance Awards to Our Co-Founders.” Our Board of Directors and the compensation committee believe that the Performance Awards are fully aligned with our long-term objectives and the interests of the Disinterested Stockholders.
Retirement, Health, and Welfare Benefits
Our named executive officers are eligible to receive the same employee benefits that are generally available to all employees, subject to the satisfaction of certain eligibility requirements, including participation in retirement, health, and welfare plans. These benefits include medical, dental, and vision insurance, business travel insurance, an employee assistance program, health and dependent care flexible spending accounts, basic life insurance, accidental death and dismemberment insurance, and short-term and long-term disability insurance.
We maintain a tax-qualified Section 401(k) retirement plan for all U.S. employees who satisfy certain eligibility requirements, including requirements relating to age and length of service. Under our Section 401(k) plan, employees may elect to defer up to all eligible compensation, subject to applicable annual Internal Revenue Code (the Code) limits. We intend for our Section 401(k) plan to qualify under Sections 401(a) and 501(a) of the Code so that contributions by employees to our Section 401(k) plan, and income earned on those contributions, are not taxable to employees until withdrawn from our Section 401(k) plan. The Section 401(k) plan also permits contributions to be made on a post-tax basis for those employees participating in the Roth 401(k) plan component. We have not made any matching contributions to the Section 401(k) plan to date.
We design our employee benefits programs to be affordable and competitive in relation to the market as well as compliant with applicable laws and practices. We adjust our employee benefits programs as needed based upon regular monitoring of applicable laws and practices and the competitive market.
Perquisites and Other Personal Benefits
Personal benefits currently are not a significant component of our executive compensation program. Accordingly, we do not provide significant perquisites or other personal benefits to our named executive officers, except as generally made available to our employees or in situations where we believe it is appropriate to serve a legitimate business purpose, including to assist an individual in the performance of his or her duties or to make him or her more efficient and effective, or to recruit or retain him or her. Our CEO was, however, provided with certain security services during part of fiscal 2021, in response to some particular security concerns. We provided these security services because we believe that the personal safety and security of our CEO are of utmost importance to us and our stockholders. We believe that amounts paid by us for those security services have been reasonable, necessary, appropriate, and for the benefit of us and our stockholders. During fiscal 2021, none of our named executive officers received perquisites or other personal benefits that were, in the aggregate, $10,000 or more for any individual (including the security services provided to our CEO).
We have in the past and may in the future provide perquisites or other personal benefits in circumstances in which we think it serves a legitimate business purpose to do so, including but not limited to those described in the preceding paragraph. All future practices with respect to perquisites or other personal benefits generally will be approved and subject to periodic review by the compensation committee and our Board of Directors.
Employment Agreements and Post-Employment Compensation
In August 2019, we entered into written confirmatory employment agreements with our CEO, President, and other named executive officers.
Each of these agreements provides for “at-will” employment, and sets forth the title and position of the named executive officer, including base salary as then in effect, bonus opportunity, participation in our employee benefit programs, eligibility for future equity awards, and the opportunity to participate in our Change in Control and Severance Policy (the Severance Policy) or other severance benefit program.
All of our named executive officers participate in our Severance Policy, which provides them with certain protection in the event of their termination of employment other than for “cause,” death, or “disability” (as such terms are defined in the

Severance Policy), including in the event of certain terminations of employment in connection with a change in control of the company.
These arrangements provide reasonable compensation to a named executive officer if he or she leaves our employ under certain circumstances to facilitate his or her transition to new employment. Further, in some instances we seek to mitigate any potential employer liability and avoid future disputes or litigation by requiring a departing named executive officer to sign a separation agreement and release of claims acceptable to us as a condition to receiving post-employment compensation payments or benefits. We also believe that the Severance Policy helps maintain their continued focus and dedication to their assigned duties to maximize stockholder value if there is a potential transaction that could involve a change in control of the company.
Under the Severance Policy, all payments and benefits in the event of a change in control of the company are payable only if there is a subsequent loss of employment by a named executive officer (a so-called “double-trigger” arrangement). In the case of the acceleration of vesting of outstanding equity awards, we use this double-trigger arrangement to protect against the loss of retention value following a change in control of the company and to avoid windfalls, both of which could occur if vesting of either equity or cash-based awards accelerated automatically as a result of a change in control transaction.
Prior to the adoption of the Severance Policy in August 2019, we did not have a formal plan with respect to severance benefits payable to our named executive officers and other key employees. From time to time, we granted equity awards to certain key employees, including our named executive officers, that provided for accelerated vesting of equity awards under certain circumstances following a change in control of the company, as described further under the section entitled “Potential Payments upon Termination or Change in Control.” Similar to the Severance Policy provisions triggered upon certain terminations of employment following a change in control, these double trigger provisions help protect against the loss of retention value following a change in control of the company. Any double trigger provisions applicable to equity awards granted before the adoption of the Severance Policy remain in place and were not impacted by the adoption of the Severance Policy.
The Performance Awards granted to the Co-Founders in December 2021, and the similar performance-based stock options granted in February 2022 to our other named executive officers and certain other key leadership members, are specifically excluded from coverage under the terms of the Severance Policy. Under the terms of these awards, the termination of employment will not result in the acceleration of vesting, except that the time-based vesting requirements are waived upon a change in control. These provisions foster retention before a change in control, incentivize performance before and in connection with a change in control, and encourage the recipients to maximize the value for our stockholders in a change in control transaction without losing focus or energy due to concern about their post-transaction employment.
We believe that having in place reasonable and competitive post-employment compensation arrangements, including in the event of a change in control of the company, are essential to attracting and retaining highly-qualified executive officers.
For detailed descriptions of the post-employment compensation arrangements with our named executive officers, as well as an estimate of the potential payments and benefits payable under these arrangements, see “Potential Payments upon Termination or Change in Control” below.
Other Compensation Policies
Stock Ownership Guidelines
We have adopted stock ownership guidelines to help ensure that our CEO, all Senior Vice Presidents and above (which includes all executive officers who are subject to Section 16 of the Exchange Act) (our covered executives), and the non-employee members of our Board of Directors maintain an equity stake in the company and, by doing so, appropriately link their interests with the interests of our stockholders.
The guideline for our CEO and President requires them to own and hold shares of our Class A common stock and/or Class B common stock with an aggregate value equal to at least five times his or her then-current annual base salary and our other covered executives (including our other named executive officers) to own and hold shares of our Class A common stock and/or Class B common stock with an aggregate value equal to at least one times his or her then-current annual base salary. The guideline for the non-employee members of our Board of Directors requires each director to own and hold shares of our Class A common stock and/or Class B common stock with an aggregate value equal of at least three times his or her annual cash retainer for service on our Board of Directors.

Each incumbent covered executive is required to achieve this accumulated value requirement by the last trading day of 2026 and to maintain such requirement thereafter throughout his or her service as a covered executive subject to these guidelines, while the then-incumbent non-employee members of our Board of Directors are expected to achieve their accumulated value requirement by the last trading day of 2026. New executive officers who are subject to these guidelines and new non-employee directors are required to achieve their accumulated value requirement by the last trading day after the completion of five full calendar years from the date that the person assumes his or her position or joins our Board of Directors, as the case may be.
Hedging and Pledging Prohibitions
Under our insider trading policy, absent a waiver from our general counsel or our chief financial officer, our employees (including our named executive officers) and members of our Board of Directors are prohibited from engaging in short sales, trading in derivative securities (other than stock options, RSUs, and other compensatory awards issued to such individuals by us) or engaging in hedging transactions, pledging our securities as collateral for a loan, and holding our securities in a margin account.
Tax and Accounting Considerations
The compensation committee takes the applicable tax and accounting requirements into consideration in designing and overseeing our executive compensation program.
Deductibility of Executive Compensation
Generally, Section 162(m) of the Code limits the amount we may deduct from our federal income taxes for compensation paid to our CEO and certain other current or former executive officers who are “covered employees” within the meaning of Section 162(m) of the Code to $1 million per year, per individual, subject to certain exceptions. The regulations promulgated under Section 162(m) of the Code contain a transition rule that applies to companies, such as ours, that become subject to Section 162(m) of the Code by reason of becoming publicly held prior to December 20, 2019. Under this rule, certain compensation granted during a transition period currently is not counted toward the deduction limitation of Section 162(m) of the Code if the compensation is paid under a compensation arrangement that was in existence before the effective date of the initial public offering and certain other requirements are met. While certain of our equity awards may be eligible to be excluded from the deductibility limitation of Section 162(m) of the Code under this transition rule, the compensation committee has not adopted a policy that all equity or other compensation must be deductible.
We currently expect our transition period to expire at our annual meeting of stockholders to be held in 2023, although it could expire earlier in certain circumstances. In approving the amount and form of compensation for our named executive officers in the future, the compensation committee generally considers all elements of the cost to us of providing such compensation, including the potential impact of Section 162(m) of the Code, as well as our need to maintain flexibility in compensating executive officers in a manner designed to promote our goals. The compensation committee may, in its judgment, authorize compensation payments that will or may not be deductible when it believes that such payments are appropriate to attract, retain, or motivate executive talent.
Accounting for Stock-Based Compensation
The compensation committee takes accounting considerations into account in designing compensation plans and arrangements for our executive officers and other employees. Chief among these is Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation (ASC Topic 718), the standard which governs the accounting treatment of certain stock-based compensation. Among other things, ASC Topic 718 requires us to record a compensation expense in our income statement for all equity awards granted to our executive officers and other employees. This compensation expense is based on the grant date “fair value” of the equity award and, in most cases, will be recognized ratably over the award’s requisite service period (which, generally, will correspond to the award’s vesting schedule). This compensation expense is also reported in the compensation tables below (generally other than for the Performance Awards), even though recipients may never realize any value from their equity awards. As discussed more fully in "Proposal Four: Approval of the Performance Awards to Our Co-Founders,” the Performance Awards will not have a “grant date” for accounting purposes until they are approved by a majority of the voting power of the Disinterested Stockholders, and therefore generally are not included in the above-referenced tables. The Performance Awards will appear in the Summary Compensation Table and Grant of Plan-Based Awards Table that will be included in our 2023 proxy statement. However, "Proposal Four: Approval of the Performance Awards to Our Co-Founders,” includes some illustrative discussion of the potential accounting value of the Performance Awards.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
The compensation committee of our Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis provided above. Based on its review and discussions, the compensation committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and the Annual Report on Form 10-K for our fiscal year ended December 31, 2021.
Respectfully submitted by the members of the compensation committee of the Board of Directors:

Maria Eitel (Chair)
Mark Anderson
Carl Ledbetter
Scott Sandell
This report of the compensation committee is required by the SEC and, in accordance with the SEC's rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and this report and the information contained therein will not otherwise be deemed "soliciting material" or "filed" under either the Securities Act or the Exchange Act or be subject to Regulation 14A or Regulation 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Exchange Act.

Compensation Risk Assessment
The compensation committee of our Board of Directors believes that our employee compensation policies and programs do not encourage excessive and unnecessary risk-taking and are not reasonably likely to have a material adverse effect on our company. The compensation committee oversaw the performance of a risk assessment of our compensation policies and programs as generally applicable to our employees to ascertain any potential material risks that may be created by our compensation programs. The compensation committee considered the findings of the assessment conducted by management with the assistance of Compensia, the compensation committee’s compensation consultant, and concluded that our compensation programs are designed and administered with the appropriate balance of risk and reward in relation to our overall business strategy and do not encourage employees to take unnecessary or excessive risks, and that the level of risk that they might encourage is not reasonably likely to materially harm our business or financial condition, after considering mitigating controls.

2021 Summary Compensation Table
The following table provides information regarding the compensation of our named executive officers during the years ended December 31, 2021, 2020, and 2019.

Name and Principal Position	Year	Salary ($)		Stock Awards ($)(1)		All Other Compensation ($)		Total ($)
Matthew Prince	2021	400,000		—	(2)	—		399,998
Chief Executive Officer	2020	400,000		—		34,722	(3)	434,722
	2019	400,000		—		—		400,000
Michelle Zatlyn	2021	400,000		—	(2)	—		399,998
President and Chief Operating Officer	2020	400,000		—		17,457	(3)	417,457
	2019	400,000		—		—		400,000
Thomas Seifert	2021	650,000		4,191,537		—		4,841,537
Chief Financial Officer	2020	650,000		—		—		650,000
	2019	650,000		—		—		650,000
Douglas Kramer	2021	550,000		2,619,669		—		3,169,669
General Counsel and Secretary	2020	550,000		—		—		550,000
	2019	550,000	(4)	2,636,500		—		3,186,500
_______________________
(1)The amounts reported represent the aggregate grant date fair value of the RSUs awarded under our 2010 Equity Incentive Plan (2010 Plan) or the 2019 Plan to our named executive officers, calculated in accordance with FASB ASC Topic 718. Such grant date fair value does not take into account any estimated forfeitures related to service-vesting conditions. The assumptions used in calculating the grant date fair value of the RSUs reported in this column are set forth in the Notes to our Consolidated Financial Statements included in our 2021 Annual Report. These amounts do not necessarily correspond to the actual value recognized or that may be recognized by the executive officers.
(2)No amounts are reported as, solely for accounting purposes, the grant date of the Performance Awards will be the date of the approval by the majority of the voting power held by the Disinterested Stockholders. If a majority of the voting power held by the Disinterested Stockholders do not approve the Performance Awards to Mr. Prince and Ms. Zatlyn, the awards will be immediately and automatically forfeited. For more information, see the sections titled “Proposal Four: Approval of the Performance Awards to Our Co-Founders” and “Executive Compensation—Compensation Discussion and Analysis.”
(3)The amounts disclosed consist of costs related to personal security for Mr. Prince and Ms. Zatlyn and their families.
(4)Mr. Kramer's base salary was increased to $550,000, retroactively effective as of January 1, 2019.

Grants of Plan Based Awards in 2021

The following table summarizes all plan-based awards granted to our named executive officers during the fiscal year ended December 31, 2021.

Name	Grant Date (1)	Approval Date	Estimated Future Payouts Under Equity Incentive Plan Awards (#)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/share)	Grant Date Fair Value of Stock and Option Awards ($)(4)
			Threshold	Target	Maximum
Matthew Prince	—	12/22/2021	—	—	—	—	3,960,000	136.81	—

Michelle Zatlyn	—	12/22/2021	—	—	—	—	3,960,000	136.81	—

Thomas Seifert	2/3/2021	—	—	—	—	50,156	—	—	4,191,537

Douglas Kramer	2/3/2021	—	—	—	—	31,347	—	—	2,619,669

_______________________
(1)Solely for accounting purposes, the grant date of the Performance Awards will be the date of approval by the majority of the voting power held by the Disinterested Stockholders. If a majority of the voting power held by the Disinterested Stockholders do not approve the Performance Awards to Mr. Prince and Ms. Zatlyn, the awards will be immediately and automatically forfeited. For more information, see the sections titled “Proposal Four: Approval of the Performance Awards to Our Co-Founders” and “Executive Compensation—Compensation Discussion and Analysis.”
(2)Shares reported represent awards of RSUs granted under the 2019 Plan. Each award of RSUs is subject to service-based vesting criteria described in the footnotes to the table below titled “Outstanding Equity Awards at Fiscal 2021 Year End,” except as otherwise indicated in the footnotes to this table.
(3)Shares reported represent Performance Awards to Mr. Prince and Ms. Zatlyn granted under the 2019 Plan. Each option is subject to performance and service-based vesting criteria described in the footnotes to the table below titled “Outstanding Equity Awards at Fiscal 2021 Year End.”
(4)The amounts reported represent the aggregate grant date fair value of the RSUs awarded under the 2019 Plan to our named executive officers, calculated in accordance with FASB ASC Topic 718. Such grant date fair value does not take into account any estimated forfeitures related to service-vesting conditions. The assumptions used in calculating the grant date fair value of the RSUs reported in this column are set forth in the Notes to our Consolidated Financial Statements included in our 2021 Annual Report. These amounts do not necessarily correspond to the actual value recognized or that may be recognized by the executive officers. In accordance with FASB ASC Topic 718, the Performance Awards to Mr. Prince and Ms. Zatlyn will have a grant date fair value of the date of approval by the majority of the voting power held by the Disinterested Stockholders. If the Disinterested Stockholders do not approve the Performance Awards, they will be immediately forfeited.

Outstanding Equity Awards at Fiscal 2021 Year-End
The following table sets forth information regarding outstanding equity awards held by our named executive officers as of December 31, 2021.

	Option Awards								Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options				Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested($)(1)
			Exercisable (#)		Unexercisable (#)
Matthew Prince	8/8/2017		—		—		—	—	1,750,000	(2)(3)	230,125,000
	12/22/2021	(4)	—		3,960,000	(5)	136.81	12/21/2031	—		—
Michelle Zatlyn	8/8/2017		4,000,000	(3)	—		2.04	8/7/2027	—		—
	12/22/2021	(4)	—		3,960,000	(5)	136.81	12/21/2031	—		—
Thomas Seifert	6/30/2017		274,058	(6)	—		1.95	6/29/2027	—		—
	7/26/2017		1,146,283	(3)			2.04	7/25/2027	—		—
	2/3/2021		—		—		—	—	50,156	(7)	6,595,514
Douglas Kramer	7/26/2017		175,000	(3)	—		2.04	7/25/2027	27,144	(2)(3)	3,569,436
	2/25/2019		—		—		—	—	31,250	(8)	4,109,375
	8/30/2019		—		—		—	—	65,625	(9)	8,629,688
	2/3/2021		—		—		—	—	31,347	(7)	4,122,131
_______________________
(1)The market value was calculated using the closing market price of a share of our Class A common stock as of December 31, 2021, which was $131.50.
(2)The shares of Class B common stock were acquired pursuant to an early exercise provision and remain subject to our repurchase right in accordance with the vesting schedule of the stock option. This award is subject to vesting acceleration under certain circumstances pursuant to the terms of the stock option agreement, as described in the section titled "Potential Payments upon Termination or Change in Control" below.
(3)The options were granted pursuant to our 2010 Plan and are immediately exercisable, except as otherwise noted below. To the extent a named executive officer has, or will, exercise his or her option prior to vesting, the shares of our common stock that he or she receives will remain subject to the same vesting schedule and subject to the company's right of repurchase. The shares of Class B common stock underlying this stock option vest in 48 equal monthly installments following September 13, 2019, subject to continued service to us through each such date.
(4)Represents the date of approval by the compensation committee. Solely for accounting purposes, the grant date of the Performance Awards will be the date of approval by the majority of the voting power held by the Disinterested Stockholders. If a majority of the voting power held by the Disinterested Stockholders do not approve the Performance Awards to Mr. Prince and Ms. Zatlyn, the awards will be immediately and automatically forfeited. For more information, see the sections titled “Proposal Four: Approval of the Performance Awards to Our Co-Founders” and “Executive Compensation—Compensation Discussion and Analysis.”
(5)The options were granted pursuant to our 2019 Plan and are a 10-year performance-based option to purchase 3,960,000 shares of our Class A common stock that vests and becomes exercisable only if we achieve certain stock price milestones, and are also subject to certain service-based vesting requirements. The Performance Awards are described in more detail in “Compensation Elements – Long-Term Incentive Compensation – Equity Awards for Co-Founders” below and the section of this Proxy Statement entitled “Proposal Four: Approval of the Performance Awards to Our Co-Founders.”

(6)The options were granted pursuant to our 2010 Plan and are immediately exercisable, except as otherwise noted below. To the extent a named executive officer exercises his or her option prior to vesting, the shares of our common stock that he or she will receive will remain subject to the same vesting schedule and subject to the company's right of repurchase. The shares of Class B common stock underlying this stock option vested as to 1/4th of the total shares on June 1, 2018 and the remaining shares vest in 36 equal monthly installments thereafter, subject to continued service to us through each such date. This award is subject to vesting acceleration under certain circumstances pursuant to the terms of the stock option agreement, as described in the section titled "Potential Payments upon Termination or Change in Control" below.
(7)The shares of Class A common stock underlying the RSUs vest as to 1/2 of the total shares on February 15, 2023 and the remaining shares vest in 8 quarterly installments thereafter, subject to continued service to us through each such date. This award is subject to vesting acceleration under certain circumstances pursuant to the terms of the RSU agreement, as described in the section titled "Potential Payments upon Termination or Change in Control" below.
(8)The shares of Class B common stock underlying the RSUs vest in 16 quarterly installments following February 15, 2019, subject to continued service to us through each such date. This award is subject to vesting acceleration under certain circumstances pursuant to the terms of the RSU agreement, as described in the section titled "Potential Payments upon Termination or Change in Control" below.
(9)The shares of Class B common stock underlying the RSUs vest in 16 quarterly installments following August 15, 2019, subject to continued service to us through each such date. This award is subject to vesting acceleration under certain circumstances pursuant to the terms of the RSU agreement, as described in the section titled "Potential Payments upon Termination or Change in Control" below.

Option Exercises and Stock Vested in 2021

The following table presents, for each of the named executive officers, the number of shares of our common stock acquired upon the exercise of stock options and the vesting and settlement of RSUs during 2021 and the aggregate value realized upon the exercise of stock options and the vesting and settlement of RSUs.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)

Matthew Prince	—	—	—	—
Michelle Zatlyn	—	—	—	—
Thomas Seifert	660,000	69,955,820	—	—
Douglas Kramer	—	—	62,500	7,603,125

_______________________
(1)The aggregate value realized is calculated by multiplying (i) the number of shares of common stock acquired upon exercise by (ii) the difference between the closing price of our Class A common stock on the date of exercise, as reported by the NYSE, and the applicable exercise price of the option, and does not represent actual amounts received by our named executive officers as a result of the option exercises.
(2)The aggregate value realized is calculated by multiplying (i) the number of shares of common stock acquired upon vesting of RSUs by (ii) the closing price of our Class A common stock on the vest date (or, in the event the vest date occurs on a holiday or weekend, the closing price of our Class A common stock on the immediately preceding trading day), as reported by the NYSE.

Potential Payments upon Termination or Change in Control
Prior to August 2019, we did not have a formal plan with respect to severance benefits payable to our named executive officers and other key employees. From time to time, we granted equity awards to certain key employees, including our named executive officers, that provided for accelerated vesting of equity awards under certain circumstances. Specifically, the vesting of each equity award granted to our named executive officers before the effectiveness of our Severance Policy (as defined and described below) (each, a Pre-Severance Policy Equity Agreement) will accelerate in full if, in connection with or following a “change in control” (as defined in the 2010 Plan), the named executive officer’s continuous service with us is terminated by us without “cause” (as defined in the 2010 Plan) or by the named executive officer due to “constructive termination” (as defined in the applicable equity award agreement).
In August 2019, our Board of Directors approved change in control and severance benefits for our current named executive officers and certain other key employees (collectively, participants) pursuant to a Change in Control and Severance Policy (the Severance Policy).
The Severance Policy provides that if we terminate a named executive officer’s employment outside of the period beginning three months prior to and ending 12 months after a “change in control” (as defined in the Severance Policy) (such period, the change in control period) other than for “cause” (as generally defined within the named executive officer’s participation agreement), and other than due to death or disability, the named executive officer will receive:
•a lump sum payment equal to six months of base salary; and
•a lump sum payment equal to 12 months of COBRA continuation coverage premiums.
The following table describes the potential payments that would have been provided to each of our named executive officers pursuant to the Severance Policy in the event that they were involuntarily terminated as described above outside of a change in control period, assuming such termination occurred on December 31, 2021.

Named Executive Officer	Cash Compensation($)	Health Benefits($)	Total($)
Matthew Prince	200,000	14,773	214,773
Michelle Zatlyn	200,000	21,578	221,578
Thomas Seifert	325,000	22,175	347,175
Douglas Kramer	275,000	20,679	295,679
The Severance Policy also provides that if a named executive officer’s employment is terminated during the change in control period either by us other than for cause, and other than due to death or disability, or by the named executive officer due to a “constructive termination” (as generally defined within the executive officer’s participation agreement), the named executive officer will receive:
•a lump sum payment equal to 12 months of base salary;
•a lump sum equal to a prorated target annual bonus for the year of termination;
•100% acceleration of unvested time-based equity awards granted on or after the effective date of the Severance Policy (the terms of the Performance Awards and Non-Founder Performance Awards specify that such grants will not be considered time-based equity awards for purposes of the Severance Policy and therefore will not be subject to the acceleration of vesting provisions of the Severance Policy); and
•a lump sum payment equal to 12 months of COBRA continuation coverage premiums.
In addition, our equity incentive plans contain certain provisions related to a change in control that could impact awards held by our named executive officers. Our 2019 Plan provides that in the event of a merger or “change in control,” as defined under the 2019 Plan, each outstanding award will be treated as the administrator determines, except that if a successor corporation does not continue an outstanding award (or some portion of such award), then such award will fully vest, all restrictions on such award will lapse, all performance goals or other vesting criteria applicable to such award will be deemed achieved at 100% of target levels, and such award will become fully exercisable, if applicable, for a specified period prior to the transaction. The award will then terminate upon the expiration of the specified period of time. However, the Performance Awards granted to our Co-Founders and the Non-Founder Performance Awards granted to our other named executive officers will not accelerate if not assumed or substituted for by a successor corporation. Instead, the time-based vesting requirement is waived in the event of a change in control (with the performance-based requirements measured pursuant to the award terms), and any shares subject to the Performance Awards or Non-Founder Performance Awards that have not vested as of immediately prior to a change in control will be forfeited as of immediately prior to the change in control and will not be eligible for any vesting as a result of the change in control.
Our 2010 Plan provides that, in the event of certain specified significant corporate transactions, each outstanding award each outstanding award will be treated as the administrator determines, unless otherwise provided in an award agreement or other written agreement between us and the award holder. Unless otherwise provided in an award agreement, if a 2010 Plan award is not assumed, continued or substituted for, the award will not vest and will terminate prior to the effective time of the transaction, but for awards held by individuals who have not terminated service with us prior to the corporate transaction, any reacquisition or repurchase rights held by us will lapse, contingent on the effectiveness of such transaction.
The following table describes the potential payments that would have been provided to each of our named executive officers in the event that, during a change in control period or, with respect to the equity acceleration, in connection with or following a change in control, they were involuntarily terminated as described above, assuming such termination occurred on December 31, 2021.

Named Executive Officer	Cash Compensation($)	Health Benefits($)	Equity Acceleration($)(1)	Total($)
Matthew Prince	400,000	14,773	230,125,000	230,539,773
Michelle Zatlyn	400,000	21,578	226,555,000	226,976,578
Thomas Seifert	650,000	22,175	88,511,200	89,183,375
Douglas Kramer	550,000	20,679	36,740,129	37,310,808
______________________
(1)For each named executive officer, the estimated benefit amount of unvested RSUs and unvested shares issued pursuant to the early exercise of stock options was calculated by multiplying the number of unvested RSUs or shares by the closing price of our Class A common stock on December 31, 2021, which was $131.50. The estimated benefit amount of unvested stock options was calculated by multiplying the number of unvested stock options subject to acceleration held by the applicable named executive officer by the difference between the exercise price of the option and the closing price of our Class A common stock on December 31, 2021, which was $131.50. This vesting acceleration is calculated pursuant to the named executive officer’s Pre-Severance Policy Equity Agreement and not pursuant to the Severance Policy.
The Severance Policy provides that if we discover after a participant’s receipt of payments or benefits under the Severance Policy that grounds for the termination of the participant’s employment for cause existed, then the participant will not receive any further payments or benefits under the Severance Policy and, to the extent permitted under applicable laws, will be required to repay to us any payments or benefits he or she received under the Severance Policy (and any financial gain derived from such payments or benefits).
In addition, the Severance Policy provides that if any payments or benefits received by a participant under the Severance Policy or otherwise would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code (the Code) and be subject to excise taxes imposed by Section 4999 of the Code, such amount will either be delivered in full or reduced so as not to be subject to excise taxation, whichever amount results in a greater amount received by the participant on an after-tax basis. The Severance Policy does not require us to provide any tax gross-ups.
To receive the severance described above under the Severance Policy, the participant must sign and not revoke our then-standard separation agreement and release of claims within the timeframe that is set forth in the Severance Policy.

CEO Pay Ratio

As required by SEC rules, we are providing the following information about the ratio of the total annual compensation of our "median employee" to the total annual compensation of our CEO (the CEO Pay Ratio).

For fiscal 2021, the total compensation of our CEO was $400,000 and the total compensation of our median employee was $231,472. Accordingly, the CEO Pay Ratio for fiscal 2021 is approximately 2:1. This ratio is a reasonable estimate calculated in a manner consistent with SEC rules.

In order to identify our median employee, we examined the compensation in 2021 of all our employees globally, including those employed on a full-time, part-time, seasonal or temporary basis by the company as of December 31, 2021, excluding our CEO. For employees paid other than in U.S. dollars, we converted their compensation into U.S. dollars using foreign currency exchange rates in effect as of December 31, 2021. We did not make any cost-of-living adjustments for employees outside the United States. We annualized compensation for employees who were not employed by us for the entire 2021 fiscal year. We used a consistently applied compensation measure consisting of annual base salary and sales commissions paid, if applicable, to identify our median employee for fiscal 2021, with such information based on our payroll records. We believe our methodology represents a consistently applied compensation measure because it reasonably reflects annual compensation to our employees, striking a balance in terms of administrative burden while consistently treating all the primary compensation components for our worldwide workforce and capturing a full year of each of such primary compensation components.

We calculated our median employee’s fiscal 2021 annual total compensation, including salary, stock awards, and other compensation, using the same methodology that we use for our named executive officers as set forth in the “2021 Summary Compensation Table” above. With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of the “2021 Summary Compensation Table” above.
In selecting the median employee in accordance with Item 402 of Regulation S-K under the Securities Act, reporting companies are permitted to use reasonable estimates, assumptions, and methodologies based on their own facts and circumstances. As a result, the disclosure regarding the compensation of our median employee and the CEO Pay Ratio may not be directly comparable to similar disclosure by other reporting companies.

EQUITY COMPENSATION PLAN INFORMATION
The following table summarizes our equity compensation plan information as of December 31, 2021. Information is included for equity compensation plans approved by our stockholders. All of our equity compensation plans have been approved by our stockholders.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the first Column)
Equity compensation plans approved by stockholders
2010 Equity Incentive Plan(2)	14,125,836	$2.45	—
2019 Equity Incentive Plan(3)	13,970,577	$123.68	30,760,857
2019 Employee Stock Purchase Plan(4)	—	—	8,056,292
Equity compensation plans not approved by stockholders	—	—	—
Total	28,096,413	$53.40	38,817,149
_______________________
(1)RSUs, which do not have an exercise price, are excluded in the calculation of weighted-average exercise price.
(2)As a result of our IPO and the adoption of the 2019 Plan, we no longer grant awards under the 2010 Plan; however, all outstanding awards under the 2010 Plan remain subject to the terms of the 2010 Plan. The number of shares underlying stock options or RSUs granted under the 2010 Plan that expire or terminate or are forfeited or repurchased by the company under the 2010 Plan, tendered to or withheld by the company for payment of an exercise price or for tax withholding, or repurchased by the company due to failure to vest will be automatically added to the shares of Class A common stock available for issuance under the 2019 Plan.
(3)Our 2019 Plan provides that the number of shares of Class A common stock available for issuance under the 2019 Plan will automatically increase on the first day of each fiscal year beginning with the 2021 fiscal year, in an amount equal to the least of (i) 29,335,000 shares, (ii) five percent (5%) of the outstanding shares of all classes of common stock of the company on the last day of the immediately preceding fiscal year, or (iii) such other amount as the compensation committee of the Board of Directors may determine.
(4)Our 2019 Employee Stock Purchase Plan (ESPP) provides that the number of shares of Class A common stock available for issuance under the ESPP will automatically increase on the first day of each fiscal year beginning with the 2021 fiscal year, in an amount equal to the least of (i) 5,870,000 shares, (ii) one percent (1%) of the outstanding shares of all classes of common stock of the company on the last day of the immediately preceding fiscal year, or (iii) such other amount as the compensation committee of the Board of Directors may determine.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our capital stock as of March 31, 2022 for:
•each of our named executive officers;
•each of our directors and director nominees;
•all of our executive officers and directors as a group; and
•each person known by us to be the beneficial owner of more than 5% of the outstanding shares of our Class A common stock and Class B common stock.
We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable.
We have based our calculation of percentage of beneficial ownership on 280,412,116 shares of our Class A common stock and 45,127,746 shares of our Class B common stock outstanding on March 31, 2022. We have deemed shares of our capital stock subject to stock options that are currently exercisable or exercisable within 60 days of March 31, 2022 or issuable pursuant to RSUs which are subject to vesting and settlement conditions expected to occur within 60 days of March 31, 2022 to be outstanding and to be beneficially owned by the person holding the stock option or RSU for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Cloudflare, Inc., 101 Townsend Street, San Francisco, California 94107. The information provided in the table is based on our records, information filed with the SEC and information provided to us, except where otherwise noted.

	Shares Beneficially Owned
	Class A		Class B		Total Voting %†
	Shares	%	Shares	%
Named Executive Officers, Directors and Director Nominees:
Matthew Prince(1)	—	*	33,770,052	74.8%	46.2%
Michelle Zatlyn(2)	—	*	11,586,772	23.6%	10.4%
Thomas Seifert(3)	—	*	1,837,566	4.0%	*
Douglas Kramer(4)	1,624	*	321,300	*	*
Mark Anderson(5)	6,622	*	78,375	*	*
Maria Eitel(6)	6,622	*	126,250	*	*
Mark Hawkins	—	*	—	*	*
Carl Ledbetter(7)	1,976,171	*	—	*	*
Stanley Meresman(8)	—	*	44,000	*	*
Scott Sandell(9)	417,926	*	1,873,823	4.2%	2.6%
Katrin Suder(10)	122	*	16,000	*	*
All executive officers, directors and director nominees as a group (11 persons)(11)	2,409,087	*	49,654,138	97.9%	60.5%

Greater than 5% Stockholders:
FMR LLC(12)	28,889,697	10.3%	—	*	3.9%
Baillie Gifford & Co(13)	28,372,963	10.1%	—	*	3.9%
Morgan Stanley(14)	27,877,046	9.9%	—	*	3.8%
The Vanguard Group(15)	22,809,851	8.1%	—	*	3.1%
BlackRock, Inc.(16)	14,480,397	5.2%	—	*	2.0%
______________________
* Represents less than one percent (1%).

† Percentage of total voting power represents voting power with respect to all shares of our Class A common stock and Class B common stock, as a single class. Each holder of our Class A common stock is entitled to one vote per share, and each holder of our Class B common stock is entitled to 10 votes per share on all matters submitted to our stockholders for a vote. The Class A common stock and Class B common stock vote together as a single class on all matters submitted to a vote of our stockholders, except as may otherwise be required by our amended and restated certificate of incorporation or by law.
(1)Includes (i) 17,649,579 shares of Class B common stock held of record by The Matthew Prince Revocable Trust dated October 29, 2015, for which Mr. Prince serves as a trustee, and of which 1,500,000 may be repurchased by us at the original exercise price; (ii) 491,031 shares of Class B common stock held of record by The Matthew Prince 2020 Annuity Trust dated May 20, 2020, for which Mr. Prince serves as co-trustee and investment advisor; (iii) 4,000,000 shares of Class B common stock held of record by The Matthew Prince 2021 Grantor Retained Annuity Trust #1 dated May 25, 2021, for which Mr. Prince serves as co-trustee and investment advisor; (iv) 4,000,000 shares of Class B common stock held of record by The Matthew Prince 2021 Grantor Retained Annuity Trust #2 dated August 13, 2021, for which Mr. Prince serves as co-trustee and investment advisor; (v) 6,569,442 shares of Class B common stock held of record by The Prince Family Nonexempt Irrevocable Trust dated March 29, 2016, for which Mr. Prince serves as an investment advisor; and (vi) 1,060,000 shares of Class B common stock held of record by The Prince Family Exempt Irrevocable Trust dated March 29, 2016, for which Mr. Prince serves as an investment advisor.
(2)Includes (i) 3,716,213 shares of Class B common stock held of record by The Sutherland/Zatlyn Revocable Trust dated November 17, 2016, for which Ms. Zatlyn serves as co-trustee; (ii) 1,576,284 shares of Class B common stock held of record by The SZ 2021 Irrevocable Trust dated November 6, 2021, for which Ms. Zatlyn serves as appointer; (iii) 294,275 shares of Class B common stock held of record by The SZ 2020 Irrevocable Trust dated November 25, 2020, for which Ms. Zatlyn serves as an investment advisor; (iv) 2,000,000 shares of Class B common stock held of record by The Sutherland/Zatlyn 2021 Annuity Trust dated May 22, 2021, for which Ms. Zatlyn serves as co-trustee; and (v) 4,000,000 shares of Class B common stock subject to options exercisable within 60 days of March 31, 2022, of which 2,500,000 shares are fully vested as of March 31, 2022.
(3)Includes (i) 8,925 shares of Class B common stock held of record by Mr. Seifert; (ii) 250,000 shares of Class B common stock held of record by Center Court Partners LTD, for which Mr. Seifert serves as partner; (iii) 76,100 shares of Class B common stock held of record by Center Court 2020 Trust 1 dated December 11, 2020, for which Mr. Seifert serves as trustee; (iv) 76,100 shares of Class B common stock held of record by Center Court 2020 Trust 2 dated December 11, 2020, for which Mr. Seifert serves as trustee; (v) 76,100 shares of Class B common stock held of record by Center Court 2020 Trust 3 dated December 11, 2020, for which Mr. Seifert serves as trustee; and (vi) 1,350,341 shares of Class B common stock subject to options exercisable within 60 days of March 31, 2022, of which 807,984 shares are fully vested as of March 31, 2022.
(4)Includes (i) 1,624 shares of Class A common stock and 130,675 shares of Class B common stock held of record by Mr. Kramer, of which 5,269 shares may be repurchased by us at the original exercise price; (ii) 175,000 shares of Class B common stock subject to options exercisable within 60 days of March 31, 2022, of which 49,019 shares are fully vested as of March 31, 2022; and (iii) 15,625 shares of Class B common stock issuable upon the vesting of RSUs within 60 days of March 31, 2022.
(5)Includes (i) 6,622 shares of Class A common stock and 71,250 shares of Class B common stock held of record by Mr. Anderson and (ii) 7,125 shares of Class B common stock issuable upon the vesting of RSUs within 60 days of March 31, 2022.
(6)Includes (i) 6,622 shares of Class A common stock and 125,000 shares of Class B common stock held of record by Ms. Eitel, of which 20,625 shares may be repurchased by us at the original exercise price, and (ii) 1,250 shares of Class B common stock issuable upon the vesting of RSUs within 60 days of March 31, 2022.
(7)Includes (i) 1,969,549 shares of Class A common stock held of record by the Carl S. Ledbetter Trust dated February 14, 2020, for which Dr. Ledbetter serves as trustee, and (ii) 6,622 shares of Class A common stock held of record by Dr. Ledbetter.
(8)Includes 44,000 shares of Class B common stock subject to options exercisable within 60 days of March 31, 2022, of which 11,000 are fully vested as of March 31, 2022.
(9)Includes (i) 339,926 shares of Class A common stock held of record by the SS 2022 CF GRAT, dated February 8, 2022, for which Mr. Sandell serves as trustee; (ii) 41,000 shares of Class A common stock held of record by the SS 2021 CF GRAT dated August 11, 2021, for which Mr. Sandell serves as trustee; (iii) 37,000 shares of Class A common stock held of record by the Pendleton 2020 GRAT dated December 21, 2020, for which Mr. Sandell serves as trustee; and (iv) 1,873,823 shares of Class B common stock held of record by New Enterprise Associates 13, L.P. (NEA 13). As the sole general partner of NEA 13, NEA Partners 13, L.P. (NEA Partners 13) may be deemed to beneficially own the shares. As the sole general partner of NEA Partners 13, NEA 13 GP, LTD (NEA 13 GP) likewise may be deemed to beneficially own the shares. As the individual directors of NEA 13 GP, each of Forest Baskett, Patrick J. Kerins, and Scott Sandell, one of our directors, may also be deemed to beneficially own the shares. The address for these entities is c/o New Enterprise Associates, 1954 Greenspring Drive, Suite 600, Timonium, Maryland 21093.
(10)Includes (i) 122 shares of Class A common stock and 8,500 shares of Class B common stock held of record by Dr. Suder and (ii) 7,500 shares of Class B common stock issuable upon the vesting of RSUs within 60 days of March 31, 2022.
(11)Includes (i) 2,409,087 shares of Class A common stock and 44,053,297 shares of Class B common stock beneficially owned by our executive officers and directors; (ii) 5,569,341 shares of Class B common stock subject to options exercisable within 60 days of March 31, 2022 and held by our executive officers and directors, of which 3,368,003 shares are fully vested as of March 31, 2022; and (iii) 31,500 shares of Class B common stock issuable upon the vesting of RSUs within 60 days of March 31, 2022.
(12)According to a Schedule 13G/A filed with the SEC on February 9, 2022 reporting stock ownership as of December 31, 2021, consists of 28,889,697 shares of Class A common stock held of record by FMR LLC, certain of its subsidiaries and affiliates, and other companies and over which shares FMR LLC has sole dispositive power. FMR LLC has sole voting power with respect to 10,275,806 of such shares. Abigail P. Johnson is a Director, the Chairman, and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Ms. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act of 1940 (the Fidelity Funds), advised by Fidelity Management & Research Company LLC (FMR Co), a wholly owned subsidiary of FMR LLC, which power resides in the Fidelity Funds’ Boards of Trustees. FMR Co carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The address for FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.
(13)According to a Schedule 13G/A filed with the SEC on January 12, 2022 reporting stock ownership as of December 31, 2021, consists of 28,372,963 shares of Class A common stock held of record by Baillie Gifford & Co (Baillie Gifford) and/or one or more of its investment adviser subsidiaries, which may include Baillie Gifford Overseas Limited, on behalf of investment advisor clients, which may include investment companies registered under the Investment Company Act, employee benefit plans, pension funds, or other institutional clients. Of the shares of Class A common stock beneficially owned, Baillie Gifford reported that it had sole voting power with respect to 19,319,455 shares and sole dispositive power with respect to 28,372,963 shares. The address for Baillie Gifford is Calton Square, 1 Greenside Row, Edinburgh EH1 3AN, Scotland, United Kingdom.
(14)According to a Schedule 13G/A filed with the SEC on February 9, 2022 reporting stock ownership as of December 31, 2021, consists of 27,877,046 shares of Class A common stock held of record by Morgan Stanley and/or by certain operating units of Morgan Stanley and its subsidiaries and affiliates, including Morgan Stanley Investment Management Inc. Of the shares of Class A common stock beneficially owned, Morgan Stanley reported that it had shared voting power with respect to 25,425,451 shares and shared dispositive power with respect to 27,877,046 shares, and Morgan Stanley Investment Management Inc. reported that it had shared voting power with respect to 24,873,175 shares and shared dispositive power with respect to 27,324,770 shares. The address for Morgan Stanley is 1585 Broadway, New York, New York 10036.
(15)According to a Schedule 13G/A filed with the SEC on February 9, 2022 reporting stock ownership as of December 31, 2021, consists of 22,809,851 shares of Class A common stock held of record by The Vanguard Group - 23-1945930 (The Vanguard Group). Of the shares of Class A common stock beneficially owned, The Vanguard Group reported that it had shared voting power with respect to 243,246 shares, shared dispositive power with respect to 561,858 shares, and sole dispositive power with respect to 22,247,993 shares. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.
(16)According to a Schedule 13G filed with the SEC on February 4, 2022 reporting stock ownership as of December 31, 2021, consists of 14,480,397 shares of Class A common stock held of record by BlackRock, Inc. (BlackRock), as parent holding company for certain of its subsidiaries. Of the shares of Class A common stock beneficially owned, BlackRock reported that it had sole voting power with respect to 12,928,742 shares and sole dispositive power with respect to 14,480,397 shares. The address for BlackRock is 55 East 52nd Street, New York, New York 10055.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
In addition to the compensation arrangements, including employment, termination of employment, and change in control arrangements, discussed in the section titled "Executive Compensation," the following is a description of each transaction since the beginning of our last fiscal year and each currently proposed transaction in which:
•we have been or are to be a participant;
•the amount involved exceeded or exceeds $120,000; and
•any of our directors (including director nominees), executive officers, or holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.
Amended and Restated Investors' Rights Agreement
We are party to an Amended and Restated Investors’ Rights Agreement, dated as of September 4, 2018, which provides, among other things, registration rights to certain holders of our capital stock, including entities affiliated with each of Fidelity, which beneficially owned more than 5% of our outstanding capital stock as of December 31, 2021, and NEA. Mr. Sandell, a member of our Board of Directors, is affiliated with NEA.
Limitation of Liability and Indemnification of Officers and Directors
Our amended and restated certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for the following:
•any breach of their duty of loyalty to our company or our stockholders;
•any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or
•any transaction from which they derived an improper personal benefit.
Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission, or claim that occurred or arose prior to that amendment or repeal. If the Delaware General Corporation Law is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the Delaware General Corporation Law.
In addition, our amended and restated bylaws provide that we will indemnify, to the fullest extent permitted by law, any person who is or was a party or is threatened to be made a party to any action, suit, or proceeding by reason of the fact that he or she is or was one of our directors or officers or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise. Our amended and restated bylaws provide that we may indemnify to the fullest extent permitted by law any person who is or was a party or is threatened to be made a party to any action, suit, or proceeding by reason of the fact that he or she is or was one of our employees or agents or is or was serving at our request as an employee or agent of another corporation, partnership, joint venture, trust, or other enterprise. Our amended and restated bylaws also provide that we must advance expenses incurred by or on behalf of a director or officer in advance of the final disposition of any action or proceeding, subject to limited exceptions.
Further, we have entered into indemnification agreements with each of our directors and executive officers that may be broader than the specific indemnification provisions contained in the Delaware General Corporation Law. These indemnification agreements require us, among other things, to indemnify our directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements also require us to advance all expenses incurred by the directors and executive officers in investigating or defending any such action, suit, or proceeding. We believe that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.
The limitation of liability and indemnification provisions that are included in our amended and restated certificate of incorporation, amended and restated bylaws, and in indemnification agreements that we have entered into with our directors and executive officers may discourage stockholders from bringing a lawsuit against our directors and executive officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against our directors and executive officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder's investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and executive officers as required by these indemnification provisions. At present, we are not aware of any pending litigation or proceeding involving any person who is or was one of our directors, officers, employees, or other agents or is or was serving at our request as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.
We have obtained insurance policies under which, subject to the limitations of the policies, coverage is provided to our directors and executive officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or executive officer, including claims relating to public securities matters, and to us with respect to payments that may be made by us to these directors and executive officers pursuant to our indemnification obligations or otherwise as a matter of law.
Certain of our non-employee directors may, through their relationships with their employers, be insured and/or indemnified against certain liabilities incurred in their capacity as members of our Board of Directors.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling our company pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Policies and Procedures for Related Party Transactions
Our audit committee has the primary responsibility for reviewing and approving or disapproving “related party transactions,” which are transactions between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. Our audit committee charter provides that our audit committee shall review and approve or disapprove any related party transactions.
We have adopted a formal written policy providing that our audit committee must approve or ratify any related party transaction. Our policy regarding transactions between us and related persons provides that a related person is defined as a director, executive officer, nominee for director, or greater than 5% beneficial owner of our common stock, in each case since the beginning of the most recently completed year, and any of their immediate family members. In approving or rejecting any such transaction, our audit committee is to consider the relevant facts and circumstances available and deemed relevant to our audit committee, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, whether such transaction would impair the independence of an outside director, and the extent of the related person’s interest in the transaction. Any member of the audit committee who has an interest in a potential related party transaction under discussion will abstain from voting on the approval of such transaction. If a related party transaction will be ongoing, the audit committee may establish guidelines for us to follow in our ongoing dealings with the related party.

OTHER MATTERS
2021 Annual Report and SEC Filings
Our financial statements for the year ended December 31, 2021 are included in our 2021 Annual Report, which we will make available to stockholders at the same time as this Proxy Statement. Our 2021 Annual Report and this Proxy Statement are posted on our website at https://cloudflare.NET and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our 2021 Annual Report without charge by sending a written request to Cloudflare, Inc., Attention: Investor Relations, 101 Townsend Street, San Francisco, California 94107.
*    *    *
Our Board of Directors knows of no other matters that will be presented for consideration during the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons appointed in the accompanying proxy intend to vote the shares represented thereby in accordance with their best judgment on such matters, under applicable laws.
It is important that your shares of our common stock be represented during the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the Internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

THE BOARD OF DIRECTORS
San Francisco, California
April 21, 2022

SCAN TO VIEW MATERIALS & VOTE

CLOUDFLARE, INC.
101 TOWNSEND STREET
SAN FRANCISCO, CA 94107

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 PM Eastern Time on June 1, 2022. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/NET2022**

The meeting will be a completely virtual meeting of stockholders, which will be conducted exclusively via live webcast. You may attend the meeting via the Internet and vote during the meeting. Have your proxy card in hand when you access the website and follow the instructions.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 PM Eastern Time on June 1, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D73369-P69242 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CLOUDFLARE, INC.

The Board of Directors recommends you vote FOR each of the following nominees:

	For All	Withhold All	For All Except
1. Election of Class III directors.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Mark Anderson
02) Mark Hawkins
03) Carl Ledbetter

The Board of Directors recommends you vote FOR the following proposals:

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

The company will be hosting the meeting exclusively online via live webcast. To attend the meeting, please visit www.virtualshareholdermeeting.com/NET2022 and be sure to have the information that is printed in the box marked by the arrow.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

D73370-P69242

CLOUDFLARE, INC.
Annual Meeting of Stockholders
June 2, 2022, 9:00 AM Pacific Time
This proxy is solicited by the Board of Directors

The undersigned stockholder(s) hereby appoint(s) Douglas Kramer and Thomas Seifert, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of CLOUDFLARE, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, PDT on June 2, 2022, at www.virtualshareholdermeeting.com/NET2022, and any adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. The above named proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

Continued and to be signed on reverse side

APPENDIX A
“Special” Equity Awards Summary – Grants Made Prior to 2020

Company	Grant Date	Type of Award	Metric(s)	Reported Grant Date Accounting Value ($M)	Approx. Market Cap at Grant ($M)	Award Value as % of Market Cap	Intended to Cover (Years)(1)

Tesla	8/13/2012	PSO	Market Cap. & Operational	$78	$3,286	2.37%	6

Apple(2)	6/21/2013	PSU	Relative TSR	$376	$348,753	0.11%	10

Broadcom Ltd.	9/13/2013; 1/2/2014	PSO	Stock Price	$40	$9,650	0.41%	4

Microsoft	2/4/2014	PSU	Relative TSR	$59	$301,731	0.02%	N/A

Expedia	3/31/2015	Option & PSO	Stock Price	$84	$12,007	0.70%	5

SolarCity	9/15/2015	PSO	Stock Price & Operational	$77	$4,779	1.61%	10

Charter Comm.	4/25/2016	PSO & PSU	Stock Price	$88	$23,282	0.38%	5

ServiceNow	3/6/2017	RSU, PSO & PSU	PSO: Stock Price PSU: Net New ACV	$40	$14,492	0.28%	N/A

Broadcom Ltd.	6/15/2017	PSU	Relative TSR	$98	$96,765	0.10%	4

Oracle	7/20/2017	PSO	Market Cap. & Operational	$104	$211, 509	0.05%	7

LendingTree(3)	7/26/2017; 1/2/2018	RSU, PSO & PSU	Stock Price	$91	$2, 940	3.08%	4

Uber Technologies	9/5/2017; 7/31/2018; 7/22/2019	Option, PSO & RSU	Market Cap.	Portion Pre-IPO			N/A

Dropbox	12/12/2017	PSU	Stock Price; Liquidity Event	$110	Pre-IPO		N/A

Live Nation	12/15/2017	RSU & PSU	Stock Price	$58	$8,874	0.65%	5

j2 Global	1/1/2018	Option, RSU & PSU	Stock Price	$43	$3,684	1.18%	N/A

Veeva Systems	1/10/2018	PSO	Premium Price & Stock Price	$88	$8,153	1.08%	5

Tesla	1/21/2018	PSO	Market Cap. & Operational	$2,284	$53,468	4.27%	10

Axon	2/26/2018	PSO	Market Cap., Revenue & Adj. EBITDA	$246	$1,493	16.47%	10

Palo Alto Networks	6/7/2018	PSO & RSU	Stock Price	$125	$18,437	0.68%	N/A

Discovery	7/16/2018	PSO	Premium Price	$93	$14,331	0.65%	5.5

Intel	2/1/2019	PSU & PSO	Stock Price & Operational	$46	$218,164	0.02%	N/A

AMD	8/9/2019	PSU	Stock Price	$42	$38,075	0.11%	N/A

Alphabet	12/19/2019	RSU & PSU	Relative TSR	$277	$939,188	0.03%	3
_______________________
(1)Period grants are intended to cover based on specific disclosure by each company or time period until another award was granted. Detail shown as N/A for scenarios where the executive also received annual grants, or where no specific time period/other grant has been disclosed.
A-1

(2)Apple award was granted as 100% time-based RSUs on 8/24/2011 and amended to include performance conditions on 6/21/2013.
(3)LendingTree award split over FY17 and FY18 given annual share limits in equity plan.

A-2

“Special” Equity Awards Summary – Grants Made in 2020 or 2021

Company	Grant Date	Type of Award	Metric(s)	Reported Grant Date Accounting Value ($M)(1)	Approx. Market Cap at Grant ($M)	Award Value as % of Market Cap	Intended to Cover (Years)(2)

Altice USA	6/10/2020	Option & PSU	Stock Price	$44	$15,383	0.28%	4

Sorrento Therapeutics	8/7/2020	PSO	Market Cap.	$150	$3,682	4.08%	N/A

Coinbase	8/11/2020	PSO	Stock Price	$57	Pre-IPO		N/A

GoodRx	9/11/2020	PSU & RSU	Stock Price	$267	Pre-IPO		N/A

RH	10/18/2020	PSO	Stock Price	$174	$7,519	2.31%	N/A

DoorDash	11/1/2020	PSU	Stock Price	$414	Pre-IPO		7

IAC/Interactive	11/5/2020	PSU	Stock Price	$183	$11,134	1.65%	10

DISH Network	11/6/2020	PSO	Stock Price	$92	$14,575	0.63%	10

Airbnb	11/10/2020	PSU	Stock Price	$120	Pre-IPO		10

Affirm Holdings	11/18/2020	PSU	Stock Price	TBD	Pre-IPO		5

ContextLogic (Wish)	12/7/2020	PSU	Stock Price	$78	Pre-IPO		N/A

Paycom	11/23/2020	PSU	Stock Price	$176	$24,225	0.73%	5

Opendoor	12/11/2020	PSU	Stock Price	$354	Pre-IPO		N/A

Regeneron	12/31/2020	PSU	Stock Price & Relative TSR	$130	$50,482	0.26%	5

Upwork	1/18/2021	PSO	Stock Price	TBD	$4,849	TBD	N/A

SVMK	2/16/2021	PSO	Stock Price	TBD	$3,127	TBD	N/A

Stereotaxis	2/23/2021	PSU	Market Cap.	TBD	$404	TBD	N/A

Expedia	2/25/2021	Option & RSU	—	TBD	$22,613	TBD	3

Roblox	3/2/2021	PSU	Stock Price	$234	Pre-IPO		7

TuSimple	3/3/2021	Options & PSO	Market Cap., Revenue & Operational Metrics	TBD	Pre-IPO		N/A

Oscar Health	3/5/2021	PSU	Stock Price	$152	Pre-IPO		7

View	3/8/2021	PSO	Stock Price	$147	Pre-IPO		N/A
_______________________
(1)Values shown in italics reflect reported intended value or calculated value (grant date accounting value not yet available).
(2)Period grants are intended to cover based on specific disclosure by each company or time period until another award was granted. Detail shown as N/A for scenarios where the executive also received annual grants, or where no specific time period/other grant has been disclosed.
A-3